    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 19, 1998


                                                      REGISTRATION NO. 333-59393
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                               AMENDMENT NO. 3 TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                            ------------------------

                          RHYTHMS NETCONNECTIONS INC.
             (Exact name of Registrant as specified in its charter)

                DELAWARE                                    4813                                   33-0747515
    (State or other jurisdiction of             (Primary Standard Industrial                    (I.R.S. Employer
     incorporation or organization)             Classification Code Number)                   Identification No.)

                            ------------------------

                           7337 SOUTH REVERE PARKWAY
                         ENGLEWOOD, COLORADO 80112-3931
                                 (303) 476-4200
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                         ------------------------------

                                CATHERINE HAPKA
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          RHYTHMS NETCONNECTIONS INC.
                           7337 SOUTH REVERE PARKWAY
                         ENGLEWOOD, COLORADO 80112-3931
                                 (303) 476-4200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         ------------------------------

COPIES OF ALL COMMUNICATIONS, INCLUDING ALL COMMUNICATIONS SENT TO THE AGENT FOR
                          SERVICE, SHOULD BE SENT TO:

                               JOHN A. DENNISTON
                               MARTIN C. NICHOLS
                        BROBECK, PHLEGER & HARRISON LLP
                        550 WEST "C" STREET, SUITE 1300
                          SAN DIEGO, CALIFORNIA 92101
                                 (619) 234-1966

                            ------------------------

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

                            ------------------------

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION DATED OCTOBER 19, 1998


PROSPECTUS                                                          CONFIDENTIAL

                                     [LOGO]

                          RHYTHMS NETCONNECTIONS INC.

                             OFFER TO EXCHANGE ITS
                13 1/2% SENIOR DISCOUNT NOTES DUE 2008, SERIES B
              WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT
                       FOR ANY AND ALL OF ITS OUTSTANDING
                13 1/2% SENIOR DISCOUNT NOTES DUE 2008, SERIES A

                    THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS
                  WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME
                     ON           , 1998, UNLESS EXTENDED.

                           --------------------------

    Rhythms NetConnections Inc. (the "Company") hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal" and together with this Prospectus, the "Exchange Offer"), to exchange $1,000 principal amount at maturity of its 13 1/2% Senior Discount Notes due 2008, Series B (the "New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined) of which this Prospectus is a part, for each $1,000 principal amount at maturity of its outstanding 13 1/2% Senior Discount Notes due 2008, Series A (the "Old Notes"), of which $290,000,000 principal amount at maturity is outstanding as of the date hereof. The Old Notes and the New Notes are sometimes herein referred to collectively as the "Notes."

    The Company will accept for exchange any and all validly tendered Old Notes
prior to 5:00 P.M., New York City time, on           , 1998, unless extended
(the "Expiration Date"). Old Notes may be tendered only in integral multiples of $1,000 principal amount at maturity. Tenders of Old Notes may be withdrawn at any time prior to 5:00 P.M., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions. In the event the Company terminates the Exchange Offer and does not accept for exchange any Old Notes, the Company will promptly return the Old Notes to the Holders (as defined) thereof. The Company will not receive any proceeds from the Exchange Offer. See "The Exchange Offer."

    The terms of the New Notes will be identical in all material respects to those of the Old Notes, except that the New Notes (i) shall accrue interest from the last date on which interest was paid on the Old Notes, (ii) will have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Notes, and (iii) will not be entitled to certain registration or other rights under the Registration Rights Agreement (as defined), including the provision in the Registration Rights Agreement for additional interest on the Old Notes upon failure by the Company to consummate the Exchange Offer. See "Description of the Notes--Registration Rights; Additional Interest." The New Notes will be entitled to the benefits of the Indenture (as defined) governing the Old Notes. See "Description of the Notes" and "The Exchange Offer."

    THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL ARE FIRST BEING MAILED TO
HOLDERS ON           , 1998.

    SEE "RISK FACTORS" ON PAGE 11 FOR INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH THIS OFFERING.

                           --------------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
    OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                           --------------------------

                THE DATE OF THIS PROSPECTUS IS           , 1998

                              NOTICE TO INVESTORS

    The New Notes are being offered hereunder in order to satisfy certain obligations of the Company under the Notes Registration Rights Agreement dated as of May 5, 1998 (the "Registration Rights Agreement") by and among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Donaldson, Lufkin & Jenrette Securities Corporation (the "Initial Purchasers"), a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Exchange Offer is intended to satisfy the Company's obligations under the Registration Rights Agreement to register the Old Notes under the Securities Act.

    The Old Notes were initially represented (i) in the case of Old Notes initially purchased by "qualified institutional buyers" (as such term is defined in Rule 144A under the Securities Act), by one global Old Note in fully registered form, registered in the name of a nominee of The Depository Trust Company ("DTC"), and (ii) in the case of Old Notes initially purchased by persons other than U.S. persons in reliance upon Regulation S under the Securities Act, by one global Regulation S Old Note in fully registered form, registered in the name of a nominee of DTC for the accounts of Euroclear System ("Euroclear") and Cedel Bank, societe anonyme ("Cedel Bank"). The New Notes exchanged for the Old Notes represented by the global Old Note and global Regulation S Old Note will be represented (a) in the case of "qualified institutional buyers", by one global New Note in fully registered form, registered in the name of the nominee of DTC, and (ii) one global Regulation S New Note in fully registered form registered in the name of the nominee of DTC for the accounts of Euroclear and Cedel Bank. The global New Note and global Regulation S New Note will be exchangeable for definitive New Notes in registered form, in denominations of $1,000 principal amount at maturity and integral multiples thereof. The New Notes in global form will trade in The Depository Trust Company's Same-Day Funds Settlement System, and secondary market trading activity in such New Notes will therefore settle in immediately available funds. See "The Exchange Offer--Book-Entry Transfer; Delivery and Form."

    Cash interest on the New Notes will not accrue prior to May 15, 2003, from which time cash interest on the New Notes will accrue at a rate of 13 1/2% per annum and will be payable semiannually in arrears on May 15 and November 15 of each year, commencing November 15, 2003. The New Notes will mature on May 15, 2008. The New Notes will be redeemable for cash at any time on or after May 15, 2003 at the option of the Company, in whole or in part, at the redemption prices set forth herein, together with accrued and unpaid interest, if any, and liquidated damages, if any, to the date of redemption. In addition, at any time on or prior to May 15, 2001, the Company may redeem up to 35% of the originally-issued aggregate principal amount at maturity of New Notes with the net proceeds of one or more Public Equity Offerings (as defined herein) and/or the sale of Capital Stock (as defined herein) (other than Disqualified Stock (as defined herein)) in one or more transactions to Strategic Equity Investors (as defined herein) resulting in gross cash proceeds to the Company of at least $25.0 million in the aggregate at a redemption price equal to 113 1/2% of the Accreted Value (as defined herein) thereof; provided that not less than 65% of the originally-issued aggregate principal amount at maturity of New Notes remain outstanding immediately after such redemption. Upon the occurrence of a Change of Control, or following an Asset Sale (as defined herein) in certain circumstances, the Company must offer to repurchase all or a portion of the outstanding New Notes at a purchase price in cash equal to 101% (or, in the case of an Asset Sale, 100%) of the Accreted Value thereof, together with accrued and unpaid interest, if any, and liquidated damages, if any, to the date of repurchase. See "Description of the Notes" and "Federal Income Tax Considerations."


    The New Notes will be general unsecured obligations of the Company and, as such, will rank PARI PASSU in right of payment with all existing and future unsecured and unsubordinated Indebtedness (as defined herein) of the Company. There currently is no debt subordinate to the Notes. The New Notes will be effectively subordinated in right of payment to all secured Indebtedness of the Company to the extent of the value of the assets securing such Indebtedness and to all Indebtedness of any subsidiary of the Company. As of June 30, 1998, the Company had outstanding Indebtedness of approximately $149.9 million of which approximately $3.0 million was secured Indebtedness, which effectively ranks senior in right of payment to the New Notes. See "Description of the Notes."

    The Company is making the Exchange Offer in reliance on the position of the Staff of the Division of Corporation Finance of the Securities Exchange Commission (the "SEC" or "Commission") as set forth in the Staff's Exxon Capital Holdings Corp. SEC No-Action Letter (available April 13, 1989), Morgan Stanley & Co., Inc. SEC No-Action Letter (available June 5, 1991), Shearman & Sterling SEC No-Action Letter (available July 7, 1993), and other interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter and there can be no assurance that the Staff of the Division of Corporation Finance of the SEC would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the Staff of the Division of Corporation Finance, and subject to the two immediately following sentences, the Company believes that New Notes issued pursuant to this Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a Holder thereof (other than a Holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such Holder's business and that such Holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Notes. However, any Holder of Old Notes who is an "affiliate" of the Company or who intends to participate in the Exchange Offer for the purpose of distributing New Notes, or any broker-dealer who purchased Old Notes from the Company to resell pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the Staff of the Division of Corporation Finance of the SEC set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Notes in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Notes unless such sale is made pursuant to an exemption from such requirements. See "Risk Factors--Consequences to Non-Tendering Holders of Old Notes. In addition, as described below, any broker-dealer who holds Old Notes acquired for its own account as a result of market-making activities or other trading activities (a "Participating Broker-Dealer"), and who receives New Notes for Old Notes pursuant to the Exchange Offer, may be a statutory underwriter and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes.

    Each Holder of Old Notes who wishes to exchange Old Notes for New Notes in the Exchange Offer will be required to represent that (i) it is not an "affiliate" (as defined in Rule 405 of the Securities Act) of the Company, or, if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (ii) any New Notes to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement with any person to participate in a distribution (within the meaning of the Securities Act) of such New Notes, and
(iv) if such Holder is not a broker-dealer, such Holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Notes. Each Participating Broker-Dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Notes for its own account as a result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the Staff of the Division of Corporation Finance of the SEC in the interpretive letters referred to above, the Company believes that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the New Notes received upon exchange of such Old Notes (other than Old Notes which represent an unsold allotment from the original sale of the Old Notes) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Notes. Accordingly, this Prospectus may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Company has agreed that this Prospectus may be used by a Participating Broker-Dealer in connection with resales of such New Notes for a period ending 180 days after the effective date of the Registration Statement (subject to extension under certain limited circumstances described below) or, if earlier, when such Participating Broker-Dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities. See "Plan of Distribution."

    Any Participating Broker-Dealer who is an "affiliate" of the Company may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

    In that regard, each Participating Broker-Dealer who surrenders Old Notes pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that upon receipt of notice from the Company of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Notes pursuant to this Prospectus until the Company has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company has given notice that the sale of the New Notes may be resumed, as the case may be. If the Company gives such notice to suspend the sale of the New Notes, it shall extend the 180-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of New Notes by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the New Notes or to and including the date on which the Company has given notice that the sale of New Notes may be resumed, as the case may be.

    Any Old Notes not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Indenture and the Registration Rights Agreement (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the Holders of Old Notes will continue to be subject to the existing restrictions upon transfer thereof and the Company will have fulfilled certain obligations under the terms of the Old Notes and the Registration Rights Agreement and, accordingly, the holders will have no further registration or other rights under the Registration Rights Agreement, except under certain limited circumstances. To the extent that Old Notes are tendered and accepted in the Exchange Offer, a Holder's ability to sell untendered Old Notes could be adversely affected. See "Summary--Certain Consequences of a Failure to Exchange Old Notes."

    THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD NOTES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD NOTES PURSUANT TO THE EXCHANGE OFFER.

    Prior to this Exchange Offer, there has been no public market for the Old Notes or New Notes. The Company does not intend to list the New Notes on a national securities exchange or to seek approval for quotation through any automated quotation system. As the Old Notes were issued and the New Notes are being issued to a limited number of institutions who typically hold similar securities for investments, the Company does not expect that an active public market for the New Notes will develop. In addition, resales by certain Holders of any outstanding Old Notes and the New Notes of a substantial percentage of the aggregate principal amount at maturity of such New Notes could constrain the ability of any market maker to develop or maintain a market for the New Notes. To the extent that a market for the New Notes should develop, the market value of the New Notes will depend on prevailing interest rates, the market for similar securities and other factors, including the financial condition, performance and prospects of the Company. Such factors might cause the New Notes to trade at a discount from face value. See "Risk Factors-- Absence of Public Market for the New Notes; Restrictions on Transfer." The Company has agreed to pay the expenses of the Exchange Offer.

    The Company will not receive any cash proceeds from the issuance of the New Notes offered hereby. No dealer-manager is being used in connection with the Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

                           FORWARD-LOOKING STATEMENTS

    THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS, WHICH GENERALLY CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "BELIEVES," "EXPECTS," "MAY," "WILL," "SHOULD" OR "ANTICIPATES" OR THE NEGATIVE THEREOF OR OTHER VARIATIONS THEREON OR COMPARABLE TERMINOLOGY, OR BY DISCUSSION OF STRATEGY THAT INVOLVES RISKS AND UNCERTAINTIES. MANAGEMENT WISHES TO CAUTION THE READER THAT THESE FORWARD-LOOKING STATEMENTS, SUCH AS WITH RESPECT TO THE COMPANY'S ROLL-OUT PLANS AND STRATEGIES, AND STATEMENTS REGARDING THE DEVELOPMENT OF THE COMPANY'S BUSINESS, THE MARKETS FOR THE COMPANY'S SERVICES AND PRODUCTS, THE COMPANY'S ANTICIPATED CAPITAL EXPENDITURES, POSSIBLE CHANGES IN REGULATORY REQUIREMENTS AND OTHER STATEMENTS CONTAINED HEREIN REGARDING MATTERS THAT ARE NOT HISTORICAL FACTS, ARE ONLY PREDICTIONS AND ESTIMATES REGARDING FUTURE EVENTS AND CIRCUMSTANCES. ANY FORWARD-LOOKING STATEMENTS CONTAINED HEREIN ARE SUBJECT TO MATERIAL RISKS AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND THE CONTROL OF THE COMPANY. MARKET CONDITIONS AND THE COMPANY'S ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE MARKET CONDITIONS AND RESULTS DISCUSSED IN THESE STATEMENTS. FACTORS THAT MIGHT CAUSE SUCH A DIFFERENCE INCLUDE, WITHOUT LIMITATION, THOSE DISCUSSED IN "RISK FACTORS," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND THOSE DISCUSSED ELSEWHERE IN THIS PROSPECTUS.

                            ------------------------

    Market data and certain industry forecasts used throughout this Prospectus were obtained from internal surveys, market research, publicly available information and industry publications. Industry publications generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Similarly, internal surveys and market research, while believed to be reliable, have not been independently verified, and none of the Company or the Initial Purchasers makes any representation as to the accuracy of such information.

    ACI-TM-, ACCELERATED CONNECTIONS-TM-, HOME.RHYTHMS-TM-, LOOP.RHYTHMS-TM-, NET.RHYTHMS-TM-, NETRHYTHMS-TM-, RHYTHM WORKS-TM-, RHYTHMS-TM-, RHYTHMS COGNITIVE NETWORK-TM-, RHYTHMS NETCONNECTIONS-TM-, RING.RHYTHMS-TM- and WORK.RHYTHMS-TM- are trademarks of the Company. The Company has filed applications for federal registration of these trademarks. This Prospectus also makes reference to trade names and trademarks of other companies which are the property of their respective holders.

                             AVAILABLE INFORMATION

    The Company is not currently subject to the periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company has agreed that, whether or not it is required to do so by the rules and regulations of the SEC, for so long as any of the Old Notes and New Notes remain outstanding, it will furnish to the Holders of the Old Notes and New Notes and file with the Trustee and file with the SEC audited financial statements of the Company, including (if permitted by SEC practice and applicable law and regulations) (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Results of Operations and Financial Condition" and, with respect to the annual information only, a report thereon by the Company's independent auditors and (ii) all reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case, within the time periods set forth in the rules and regulations of the SEC. In addition, for so long as any of the Old Notes and New Notes remain outstanding, the Company has agreed to make available to the Holders of the Old Notes and New Notes, securities analysts, prospective purchasers of the Old Notes and New Notes or beneficial owners of the Old Notes and New Notes in connection with any sale thereof, the information required by Rule 144A(d)(4) under the Securities Act.

                             ADDITIONAL INFORMATION

    This Prospectus constitutes a part of a registration statement on Form S-4 (together with all amendments thereto, the "Registration Statement") filed by the Company with the SEC under the Securities Act. This Prospectus, which forms a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC. Reference is hereby made to the Registration Statement and related exhibits and schedules filed therewith for further information with respect to the Company and the New Notes offered hereby. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed by the Company with the SEC and each such statement is qualified in its entirety by such reference. The Registration Statement and the exhibits and schedules thereto may be inspected and copied at the public reference facilities maintained by the SEC: New York Regional Office, Seven World Trade Center, New York, New York 10048, and Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Copies of the Registration Statement may be obtained from the SEC's Internet address at http://www.sec.gov.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION, INCLUDING THE COMPANY'S FINANCIAL STATEMENTS AND NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. REFERENCES HEREIN TO "RHYTHMS" OR THE "COMPANY" ARE TO RHYTHMS NETCONNECTIONS INC. (A DELAWARE CORPORATION) AND ITS WHOLLY OWNED SUBSIDIARIES, ACI CORP. (A DELAWARE CORPORATION) AND ACI CORP. - VIRGINIA (A VIRGINIA PUBLIC SERVICE CORPORATION), EXCEPT AS OTHERWISE DESCRIBED IN "DESCRIPTION OF THE NOTES" AND WHERE THE CONTEXT OTHERWISE REQUIRES. CAPITALIZED TERMS USED IN THIS PROSPECTUS, WHICH ARE NOT OTHERWISE DEFINED HEREIN, HAVE THE RESPECTIVE MEANINGS ASCRIBED TO THEM IN "GLOSSARY OF TERMS" BEGINNING ON PAGE A-1.

                                  THE COMPANY

    Rhythms is a comprehensive networking solutions company that provides high-speed data communications services on an end-to-end basis to Service Providers (as defined herein) and end users. Rhythms combines high-speed local access through the deployment of digital subscriber line ("DSL") technology with capacity balanced local and wide area networks to provide low cost networking solutions (the "Rhythms Network"). The Rhythms Network is intended to be national in scope and to provide national and regional ISPs, IXCs, CLECs, network and systems integrators, value-added resellers (collectively, "Service Providers") and end users with a secure, reliable, high throughput solution to the key shortcomings of today's networks. Rhythms will offer turnkey end-to-end data communications solutions that can be integrated with Service Providers' existing service offerings to provide a comprehensive package to end users. The Company believes the Rhythms solution will be attractive due to the Company's ability to provide a complete networking solutions platform including (i) low cost, high-speed local access; (ii) local and wide area balanced capacity; and
(iii) end-to-end network management.

    Rhythms is positioned to capitalize on the increasing importance and rapid growth in data networking. Rhythms' initial target markets include private line replacement, remote LAN connectivity and Internet access. According to industry sources, the total U.S. private line market (low-speed analog and digital private lines and frame relay DS-0 circuits) was approximately $11.3 billion in 1997 and is expected to grow to $22.7 billion by 2000. In addition, the remote Internet and LAN access market was approximately $5.9 billion in 1997, and is expected to grow to $11.7 billion by 2000, representing a projected compound annual growth rate of 26%. Based on industry sources regarding the number of LANs in the United States, the Company believes it will be able to address 28% of all LANs in the United States with the buildout of its initial 11 markets, expected to be completed by the first half of 1999. The Company intends to expand into a total of 30 markets across the country by the end of the year 2000; accordingly, it has signed interconnection agreements with four ILECs, has obtained CLEC authority in ten states, and expects to receive authority in an additional 14 states by December 31, 1998. While facilitating this expansion, the Company expects its operating losses and capital expenditures to increase substantially.


    Since its inception in February 1997, Rhythms has made substantial progress in developing a scalable platform designed to be rapidly rolled out on a nationwide basis. The Company has signed interconnection agreements with Pacific Bell, Bell Atlantic, U S WEST and Ameritech, has obtained CLEC authority in California, Florida, Illinois, Maryland, Massachusetts, Michigan, New Jersey, New York, Oregon, Virginia, Washington and Wisconsin, is permitted to operate as a CLEC in Pennsylvania, and is currently in negotiations to interconnect with five other ILECs. The Company began service trials in the greater San Diego metropolitan area in December 1997 and began offering commercial services in San Diego on April 1, 1998 and in San Francisco on June 1, 1998. The Company believes that the net proceeds from the issuance of the Old Notes ("Old Note Issuance"), together with its existing cash, lease line proceeds and future revenue generated from operations, will be sufficient to fund the Company's operating losses, capital expenditures and working capital requirements for the next 24 months associated with the rollout and subsequent operation of its initial 11 markets. The Company intends to subsequently build out in other markets across the country, as discussed above.

    The Company has assembled a management team with substantial experience in the development, growth and operation of data networking businesses. The Company's Chief Executive Officer and President, Catherine Hapka, previously served as President and Chief Operating Officer of !NTERPRISE Networking Services, U S WEST's data networking business. Under her leadership, !NTERPRISE grew from a start-up to $500 million in annual contract sales. James Greenberg, the Company's Chief Network Officer, directed the design, planning, operation and construction of Sprint's data networks, during which time Sprint's data networking business grew from a multi-million to a multi-billion dollar business. Rhythms' sponsors have invested $30.4 million in equity to date, and include Kleiner Perkins Caufield & Byers, a leading investor in technology and telecommunications companies, and Enron Communications Group, Inc., a subsidiary of Enron Corporation, one of the world's largest energy producers, distributors and marketers. Other investors include Brentwood Venture Capital, The Sprout Group and Enterprise Partners.

                            ------------------------

    The Company's principal executive office is located at 7337 South Revere Parkway, Englewood, Colorado 80112-3931, and its telephone number is (303) 476-4200.

RISK FACTORS

    Prospective investors should carefully consider the matters set forth under "Risk Factors," beginning on page 11, in evaluating an investment in the New Notes. These risks include without limitation the Company's limited operating history and early stage of development, its unproven business strategy and uncertainty of market acceptance, its historical and anticipated future losses, the high leverage of the Company and its ability to service indebtedness, the Company's significant capital requirements, the Company's dependence on ILECs, government regulation, competition and the Company's dependence on key personnel.

                               THE EXCHANGE OFFER

The Exchange Offer................  $1,000 principal amount at maturity of the New Notes in exchange for each $1,000 principal amount at maturity of
                                    the Old Notes. As of June 30, 1998, $290,000,000 in
                                    aggregate principal amount at maturity of Old Notes were
                                    outstanding. The Company will issue the New Notes to
                                    Holders on or promptly after the Expiration Date.

                                    Based on an interpretation by the Staff of the SEC set
                                    forth in the Staff's Exxon Capital Holdings Corp. SEC
                                    No-Action Letter (available April 13, 1989), Morgan
                                    Stanley & Co., Inc. SEC No-Action Letter (available June
                                    5, 1991), Shearman & Sterling SEC No-Action Letter
                                    (available July 7, 1993), and other no-action letters
                                    issued to third parties, the Company believes that New
                                    Notes issued pursuant to the Exchange Offer in exchange
                                    for Old Notes may be offered for resale, resold and
                                    otherwise transferred by Holders thereof without
                                    compliance with the registration and prospectus delivery
                                    provisions of the Securities Act. However, any Holder
                                    who is an "affiliate" of the Company or who intends to
                                    participate in the Exchange Offer for the purpose of
                                    distributing the New Notes, or any broker-dealer who
                                    purchased Old Notes from the Company to resell pursuant
                                    to Rule 144A or any other available exemption under the
                                    Securities Act (i) cannot rely on the interpretation by
                                    the Staff of the SEC set forth in the above referenced
                                    no-action letters, (ii) cannot tender its Old Notes in
                                    the Exchange Offer and (iii) must comply with the
                                    registration and prospectus delivery requirements of the
                                    Securities Act in connection with any sale or transfer
                                    of the Old Notes, unless such sale or transfer is made
                                    pursuant to an exemption from such requirements. See
                                    "Risk Factors--Consequences to Non-Tendering Holders of
                                    Old Notes."

                                    Each Participating Broker-Dealer that receives New Notes
                                    for its own account pursuant to the Exchange Offer must
                                    acknowledge that it will deliver a prospectus in
                                    connection with any resale of such New Notes. The Letter
                                    of Transmittal states that by so acknowledging and by
                                    delivering a prospectus, a Participating Broker-Dealer
                                    will not be deemed to admit that it is an "underwriter"
                                    within the meaning of the Securities Act. This
                                    Prospectus may be used by a Participating Broker-Dealer
                                    in connection with resales of New Notes received in
                                    exchange for Old Notes where such Old Notes were
                                    acquired by such Participating Broker-Dealer as a result
                                    of market-making activities or other trading activities
                                    and not acquired directly from the Company. The Company
                                    has agreed that for a period of 180 days after the
                                    effective date of the Registration Statement, it will
                                    make this Prospectus available to any Participating
                                    Broker-Dealer for use in connection with any such
                                    resale. See "Plan of Distribution."

Expiration Date...................  , 1998, unless the Exchange Offer is extended, in which case the term "Expiration Date" means the latest date
                                    and time to which the Exchange Offer is extended.

Accretion of the New Notes and the
  Old Notes.......................  No cash interest will accrue or be payable in respect of the New Notes prior to May 15, 2003. Thereafter,
                                    interest will accrue at the rate of 13.5% per annum,
                                    payable semiannually in arrears on each May 15 and
                                    November 15, commencing November 15, 2003. The Old Notes
                                    accepted for exchange will continue to accrete in
                                    principal amount at the rate of 13.5% per annum to, but
                                    excluding, the issuance date of the New Notes and will
                                    cease to accrete in principal amount upon cancellation
                                    of the Old Notes and issuance of the New Notes. Any Old
                                    Notes not tendered or accepted for exchange will
                                    continue to accrete in principal amount at the rate of
                                    13.5% per annum in accordance with its terms. The
                                    Accreted Value of the New Notes upon issuance will equal
                                    the Accreted Value of the Old Notes accepted for
                                    exchange immediately prior to issuance of the New Notes.

Conditions to the Exchange
  Offer...........................  The Exchange Offer is subject to certain customary conditions. The conditions are limited and relate in
                                    general to proceedings which have been instituted or
                                    laws which have been adopted that might impair the
                                    ability of the Company to proceed with the Exchange
                                    Offer. As of the date hereof, none of these events had
                                    occurred, and the Company believes their occurrence to
                                    be unlikely. If any such conditions do exist prior to
                                    the Expiration Date, the Company may (i) refuse to
                                    accept any Old Notes and return all previously tendered
                                    Old Notes, (ii) extend the Exchange Offer or (iii) waive
                                    such conditions. See "The Exchange Offer--Conditions."

Procedures for Tendering Old
  Notes...........................  Each beneficial owner owning interests in Old Notes
                                    ("Beneficial Owner") through a DTC Participant (as
                                    defined) must instruct such DTC Participant to cause Old
                                    Notes to be tendered in accordance with the procedures
                                    set forth in this Prospectus and in the applicable
                                    Letter of Transmittal. See "The Exchange
                                    Offer--Book-Entry Transfer; Delivery and Form."

                                    Each participant (a "DTC Participant") in the Depository
                                    Trust Company ("DTC") holding Old Notes through DTC must
                                    (i) electronically transmit its acceptance to DTC
                                    through the DTC Automated Tender Offer Program ("ATOP"),
                                    for which the transaction will be eligible, and DTC will
                                    then verify the acceptance, execute a book-entry
                                    delivery to the Exchange Agent's (as defined herein)
                                    account at DTC and send an Agent's Message (as defined
                                    herein) to the Exchange Agent for its acceptance, or
                                    (ii) comply with the guaranteed delivery procedures set
                                    forth in this Prospectus and in the Letter of
                                    Transmittal. By tendering through ATOP, DTC Participants
                                    will expressly acknowledge receipt of the accompanying
                                    Letter of Transmittal and agree to be bound by its terms
                                    and the Company will be able to enforce such agreement
                                    against such DTC Participants. See "The Exchange
                                    Offer--Procedures for Tendering--Book-Entry Transfer;
                                    Delivery and Form" and "-- Guaranteed Delivery
                                    Procedures--Old Notes held through DTC."

                                    Each Holder of Old Notes wishing to accept the Exchange
                                    Offer must complete, sign and date the Letter of
                                    Transmittal, or a facsimile thereof, in accordance with
                                    the instructions contained herein and therein, and mail
                                    or otherwise deliver such Letter of Transmittal, or such
                                    facsimile, together with such Old Notes to be exchanged
                                    and any other required documentation to State Street
                                    Bank and Trust Company of California, N.A., as Exchange
                                    Agent (the "Exchange Agent"), at the address set forth
                                    herein and therein or effect a tender of such Old Notes
                                    pursuant to the procedures for book-entry transfer as
                                    provided for herein. By executing the Letter of
                                    Transmittal or effecting a book-entry transfer, each
                                    Holder will represent to the Company that, among other
                                    things, the New Notes acquired pursuant to the Exchange
                                    Offer are being obtained in the ordinary course of
                                    business of the person receiving such New Notes, whether
                                    or not such person is the Holder, that neither the
                                    Holder nor any such other person has an arrangement or
                                    understanding with any person to participate in the
                                    distribution of such New Notes and that neither the
                                    Holder nor any such person is an "affiliate," as defined
                                    in Rule 405 under the Securities Act, of the Company.
                                    Each Participating Broker-Dealer that receives New Notes
                                    not acquired directly from the Company must acknowledge
                                    that it will deliver a copy of this Prospectus in
                                    connection with any resale of such New Notes. See "The
                                    Exchange Offer-- Procedures for Tendering" and "Plan of
                                    Distribution."

Special Procedures for Beneficial
  Owners..........................  Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust
                                    company or other nominee and who wishes to tender such
                                    Old Notes in the Exchange Offer should contact such
                                    registered Holder promptly and instruct such registered
                                    Holder to tender such Old Notes on such beneficial
                                    owner's behalf. If such beneficial owner wishes to
                                    tender on such beneficial owner's own behalf, such owner
                                    must, prior to completing and executing the Letter of
                                    Transmittal and delivering its Old Notes, either make
                                    appropriate arrangements to register ownership of the
                                    Old Notes in such beneficial owner's name or obtain a
                                    properly completed bond power from the registered
                                    Holder. The transfer of registered ownership may take
                                    considerable time and may not be able to be completed
                                    prior to the Expiration Date. See "The Exchange Offer--
                                    Procedures for Tendering."

Guaranteed Delivery Procedures....  Holders of Old Notes who wish to tender their Old Notes and whose Old Notes are not immediately available or who
                                    cannot deliver their Old Notes, the Letter of
                                    Transmittal or any other documents required by the
                                    Letter of Transmittal to the Exchange Agent, or cannot
                                    complete the procedure for book-entry transfer, prior to
                                    the Expiration Date must tender their Old Notes
                                    according to the guaranteed delivery procedures set
                                    forth in "The Exchange Offer--Guaranteed Delivery
                                    Procedures."

Withdrawal Rights.................  Tenders may be withdrawn at any time prior to 5:00 p.m.,
                                    New York City time, on the Expiration Date by delivering
                                    a written notice of such withdrawal to the Exchange
                                    Agent in conformity with certain procedures set forth
                                    under "The Exchange Offer-- Withdrawal of Tenders."

Acceptance of Old Notes and
  Delivery of New Notes...........  The Company will accept for exchange any and all Old
                                    Notes which are properly tendered in the Exchange Offer
                                    prior to 5:00 p.m., New York City time, on the
                                    Expiration Date. The New Notes issued pursuant to the
                                    Exchange Offer will be delivered promptly following the
                                    Expiration Date. Any Old Notes not accepted for exchange
                                    will be returned without expense to the tendering Holder
                                    thereof as promptly as practicable after the expiration
                                    or termination of the Exchange Offer. See "The Exchange
                                    Offer--Terms of the Exchange Offer."

Certain Tax Considerations........  The exchange pursuant to the Exchange Offer should not be a taxable event for federal income tax purposes. See
                                    "Federal Income Tax Considerations."

Exchange Agent....................  State Street Bank and Trust Company of California, N.A.

                               TERMS OF NEW NOTES

    The Exchange Offer applies to up to $290,000,000 aggregate principal amount at maturity of the Company's Old Notes. The New Notes will be obligations of the Company evidencing the same indebtedness as the Old Notes and will be entitled to the benefits of the same Indenture. See "Description of the New Notes." The form and terms of the New Notes are the same as the form and terms of the Old Notes in all material respects except that the New Notes have been registered under the Securities Act and hence do not include certain rights to registration thereunder, do not contain transfer restrictions or terms with respect to additional interest payments applicable to the Old Notes and interest on the New Notes shall accrue from the last date on which interest was paid on the Old Notes. See "Description of the New Notes."

New Notes Offered.................  $290,000,000 aggregate principal amount at maturity of
                                    13 1/2% Senior Discount Notes due 2008, Series B.
                                    Maturity May 15, 2008.

Yield and Interest................  13 1/2% per annum (computed on a semiannual bond equivalent basis calculated from May 5, 1998). Cash
                                    interest will not accrue on the New Notes prior to May
                                    15, 2003. Thereafter, cash interest on the New Notes
                                    will accrue at a rate of 13 1/2% per annum and will be
                                    payable semi-annually in arrears on May 15 and November
                                    15 of each year, commencing November 15, 2003.

Original Issue Discount...........  Each New Note is being offered with original issue discount for United States Federal income tax purposes.
                                    Thus, although cash interest will not begin to accrue on
                                    the New Notes until May 15, 2003, and there will be no
                                    periodic payments of interest on the New Notes prior to
                                    November 15, 2003, the total amount of original issue
                                    discount (i.e., the difference between the stated
                                    redemption price at maturity of the New Notes and the
                                    amount of the issue price of the Units allocated to the
                                    New Notes) will start to accrue from the issue date and
                                    will be includible as interest income periodically in a
                                    holder's gross income for federal income tax purposes in
                                    advance of receipt of the cash payments to which the
                                    income is attributable. See "Federal Income Tax
                                    Considerations."

Optional Redemption...............  The New Notes will be redeemable at the option of the
                                    Company, in whole or in part, at any time on or after
                                    May 15, 2003 at the redemption prices set forth herein,
                                    plus accrued and unpaid interest, if any, and liquidated
                                    damages, if any, to the date of redemption.

                                    In addition, on or prior to May 15, 2001, the Company
                                    may redeem up to 35% of the originally-issued aggregate
                                    principal amount at maturity of the New Notes, other
                                    than in any circumstance resulting in a Change of
                                    Control, at a redemption price equal to 113 1/2% of the
                                    Accreted Value of the New Notes so redeemed, plus
                                    liquidated damages, if any, as of the date of
                                    redemption, with the net cash proceeds of (a) one or
                                    more Public Equity Offerings and/or (b) the sale of
                                    Capital Stock (other than Disqualified Stock) in one or
                                    more transactions to Strategic Equity Investors,
                                    resulting in gross cash proceeds to the Company of at
                                    least $25.0 million in the aggregate; PROVIDED that not
                                    less than 65% of the originally-issued aggregate
                                    principal amount at maturity of New Notes is outstanding
                                    immediately following such redemption. See "Description
                                    of the Notes--Redemption--OPTIONAL REDEMPTION."

Change of Control.................  Upon the occurrence of a Change of Control, the Company shall make an offer to purchase all outstanding New
                                    Notes at a purchase price equal to 101% of the Accreted
                                    Value thereof, plus accrued and unpaid interest, if any,
                                    and liquidated damages, if any, to the date of purchase.
                                    See "Description of the Notes-- Certain
                                    Covenants--CHANGE OF CONTROL."

Ranking...........................  The New Notes will be general unsecured obligations of the Company and, as such, will rank PARI PASSU in right
                                    of payment with all existing and future unsecured and
                                    unsubordinated Indebtedness of the Company. The New
                                    Notes will be effectively subordinated to all secured
                                    Indebtedness of the Company to the extent of the value
                                    of the assets securing such Indebtedness and will be
                                    structurally subordinated to all existing and future
                                    Indebtedness of any subsidiary of the Company. As of
                                    June 30, 1998, the Company had outstanding Indebtedness
                                    of approximately $149.9 million of which approximately
                                    $3.0 million is secured Indebtedness (consisting of bank
                                    and lease line Indebtedness), which effectively ranks
                                    senior in right of payment to the New Notes. As of June
                                    30, 1998, after giving effect to the creation and
                                    capitalization of the Company's existing subsidiaries,
                                    such subsidiaries had no outstanding Indebtedness.
                                    Although the Indenture (as defined herein) contains
                                    limitations on the amount of additional Indebtedness
                                    that the Company and its Restricted Subsidiaries may
                                    incur, under certain circumstances the amount of such
                                    Indebtedness could be substantial. See "Description of
                                    the Notes--Ranking."

Asset Sale Offer..................  The Company, subject to certain conditions, will be obligated to make an offer to purchase New Notes with
                                    the net cash proceeds of certain Asset Sales at a
                                    purchase price equal to 100% of the Accreted Value
                                    thereof, plus accrued and unpaid interest thereon, if
                                    any, and liquidated damages, if any, to the date of
                                    purchase. See "Description of the Notes--Certain
                                    Covenants--DISPOSITION OF PROCEEDS OF ASSET SALES."

Certain Covenants.................  The Indenture contains certain covenants, including, among others, covenants with respect to the following
                                    matters: (i) limitation on additional Indebtedness; (ii)
                                    limitation on restricted payments; (iii) limitation on
                                    liens securing certain Indebtedness; (iv) Change of
                                    Control; (v) limitation on dividends and other payment
                                    restrictions affecting Restricted Subsidiaries; (vi)
                                    disposition of proceeds of Asset Sales; (vii) limitation
                                    on issuances and sales of capital stock of Restricted
                                    Subsidiaries; (viii) limitation on transactions with
                                    affiliates; (ix) business activities; (x) limitation on
                                    issuances of guarantees by Restricted Subsidiaries; (xi)
                                    limitation on sale/leaseback transactions; (xii)
                                    reports; (xiii) limitation on designations of
                                    Unrestricted Subsidiaries; (xiv) limitation on status as
                                    investment company; and (xv) consolidation, merger, sale
                                    of assets, etc. These covenants are subject to important
                                    exceptions and qualifications. See "Description of the
                                    Notes--Certain Covenants" and "--Consolidation, Merger,
                                    Sale of Assets, Etc."

Exchange Rights...................  Holders of New Notes will not be entitled to any exchange or registration rights with respect to the New
                                    Notes. Holders of Old Notes are entitled to certain
                                    exchange rights pursuant to the Registration Rights
                                    Agreement. Under the Registration Rights Agreement, the
                                    Company is required to offer to exchange the Old Notes
                                    for New Notes having substantially identical terms which
                                    have been registered under the Securities Act. This
                                    Exchange Offer is intended to satisfy such obligation.
                                    Once the Exchange Offer is consummated, the Company will
                                    have no further obligations to register any Old Notes
                                    not tendered by the Holders thereof for exchange. See
                                    "Risk Factors-- Consequences to Non-Tendering Holders of
                                    Old Notes."

Form of New Notes.................  The New Notes will be represented by one or more permanent global Notes in definitive, fully registered
                                    form, to be deposited with State Street Bank and Trust
                                    Company of California, N.A., as the Trustee (the
                                    "Trustee") under the Indenture, as custodian for, and
                                    registered in the name of, a nominee of DTC. The New
                                    Notes sold in offshore transactions in reliance on
                                    Regulation S under the Securities Act will be
                                    represented by one or more permanent global Notes in
                                    definitive, fully registered form deposited with the
                                    Trustee as custodian for, and registered in the name of,
                                    a nominee of DTC for the accounts of Cedel Bank and
                                    Morgan Guaranty Trust Company of New York, Brussels
                                    office, as operator of Euroclear. See "The Exchange
                                    Offer--Book-Entry Transfer; Delivery and Form."

Use of Proceeds...................  The Company will not receive any proceeds from, and the
                                    Company has agreed to bear the expenses of, the Exchange
                                    Offer.

CERTAIN CONSEQUENCES OF A FAILURE TO EXCHANGE OLD NOTES

    The Old Notes have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions, including the Company's and the Trustee's right in certain cases to require the delivery of opinions of counsel, certifications and other information prior to any such transfer. Old Notes which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, Holders of Old Notes which remain outstanding will not be entitled to any rights to have such Old Notes registered under the Securities Act or to any similar rights under the Registration Rights Agreement. The Company currently does not intend to register under the Securities Act any Old Notes which remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable).

    To the extent that Old Notes are tendered and accepted in the Exchange Offer any trading market for Old Notes which remain outstanding after the Exchange Offer could be adversely affected.

    The New Notes and any Old Notes which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether Holders of the requisite percentage in outstanding principal amount at maturity thereof have taken certain actions or exercised certain rights under the Indenture. See "Description of the Notes."

    The Registration Rights Agreement provides that, if the Exchange Offer were not consummated within the time period specified therein, additional interest will accrue on the Old Notes at a rate of 0.50% per annum over the rate at which interest is then accruing or, as applicable, principal is then accreting, during the 90-day period immediately following the occurrence of any Registration Default (as defined) and shall increase by 0.50% per annum at the end of each subsequent 90-day period until such Registration Default has been cured, but in no event would such additional interest exceed 1.5% per annum. See "Description of the Old Notes--Registration Rights; Additional Interest." Following consummation of the Exchange Offer, neither the Old Notes nor the New Notes will be entitled to any such additional interest.

                                  RISK FACTORS

    PRIOR TO TENDERING THEIR OLD NOTES FOR NEW NOTES, PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS.

LIMITED OPERATING HISTORY; EARLY STAGE OF DEVELOPMENT

    The Company was incorporated in February 1997, entered into its first interconnection agreement with an ILEC in July 1997, began to offer trial services in San Diego, California in December 1997 and began offering commercial services in San Diego on April 1, 1998 and in San Francisco on June 1, 1998. The Company has a limited operating history, has limited commercial operations and its primary activities to date have consisted of the procurement of required governmental authorizations, the negotiation and execution of interconnection agreements with four ILECs, the identification of collocation space and locations for the Company's Connection Points, Metro Service Centers and business offices, the acquisition and deployment of equipment and facilities, the hiring of management and other personnel, the raising of capital and the development and integration of its operational support system ("OSS") and other back office systems. As of June 30, 1998, the Company had recognized insignificant revenues. As a result of its limited operating history, the Company does not have historical financial data for any period other than 1997 or operations upon which an evaluation of the Company or its prospects can be based. In addition, the Company's senior management team and other employees of the Company have worked together at the Company for less than one year.

    The Company's prospects must be considered in light of the risks, expenses and difficulties encountered by new companies competing in rapidly evolving markets. To address these risks, the Company must, among other things, rapidly expand the geographic coverage of its network services; enter into interconnection agreements with additional ILECs, some of which are competitors or potential competitors of the Company; deploy network infrastructure; attract and retain customers; accurately assess potential markets; continue to develop and integrate its OSS and other back office systems; obtain any required governmental authorizations; comply with evolving governmental regulatory requirements; raise additional capital; increase awareness of the Company's services; respond to competitive developments; continue to attract, retain and motivate qualified personnel and continue to upgrade its technologies and commercialize its network services incorporating such technologies. There can be no assurance that the Company will be successful in addressing these and other risks, and failure to do so would have a material adverse effect on the Company's business, prospects, operating results, financial condition and its ability to make principal and interest payments on its indebtedness, including the New Notes.

UNPROVEN BUSINESS STRATEGY; UNCERTAINTY OF MARKET ACCEPTANCE

    The Company's business strategy is unproven and, to be successful, the Company must, among other things, develop and market network services that are widely accepted by businesses and its Channel Partners at prices that will yield a profit. The Company began to offer trial services in San Diego, California in December 1997 and began offering commercial services in San Diego on April 1, 1998 and in San Francisco on June 1, 1998. There can be no assurance that the services offered in San Diego, San Francisco or in any other geographic markets in the future will achieve commercial acceptance. The prices the Company charges for its services are in some cases higher than those charged for some competing services, and there can be no assurance that sufficient numbers of customers will be willing to pay the prices charged by the Company for its services. Accordingly, the Company cannot predict whether its prices will prove to be commercially acceptable, whether demand for the Company's services will materialize at the prices it desires to charge or whether current or future pricing levels will be sustainable. Because of the foregoing factors, among others, the Company cannot forecast its revenues or the rate at which it will add new customers with any degree of accuracy. There can be no assurance that the Company will ever achieve favorable operating results or profitability, or generate sufficient positive cash flow to service or repay its indebtedness, including the New Notes. The failure to achieve or sustain desired pricing levels or to achieve or sustain broad market acceptance would result in a material adverse effect on the Company's business, prospects, operating results, financial condition and its ability to make principal and interest payments on its indebtedness, including the New Notes.

HISTORICAL LOSSES AND ANTICIPATED FUTURE LOSSES; FLUCTUATIONS IN OPERATING
  RESULTS


    The Company has incurred net losses and experienced negative operating cash flow each month since its inception (February 1997). As of June 30, 1998, the Company had an accumulated deficit of approximately $11.6 million. The Company currently intends to rapidly and substantially increase its capital expenditures and operating expenses in an effort to expand its network services and to increase sales, marketing and general and administrative activities. As a result, the Company expects to incur substantial additional operating and net losses and substantial negative cash flow for at least the next several years. To the extent that increased expenses are not accompanied by significant revenues, the Company would experience a material adverse effect on its business, prospects, operating results, financial condition and its ability to make principal and interest payments on its indebtedness, including the New Notes. There can be no assurance that the Company's services will ever provide a revenue base adequate to achieve or sustain profitability or to generate positive cash flow.


    The Company's annual and quarterly operating results may fluctuate significantly in the future as a result of numerous factors, many of which are outside the Company's control. Factors that may affect the Company's operating results include the rate at which customers subscribe to the Company's services and the prices the customers are willing to pay for such services, the amount and timing of capital expenditures and other costs relating to the expansion of the Company's services and infrastructure, the introduction of new services by the Company or its competitors, price competition by competitors, technical difficulties or network downtime, general economic conditions and economic conditions specific to the telecommunications services industry. In addition, the Company believes its financial performance will depend to a great extent on attracting and retaining customers and reducing levels of customer churn, which can result from a variety of sources, including employee turnover within the Company's customers. Many providers of telecommunications services experience high rates of customer churn, and there can be no assurance that Rhythms will not experience substantial customer churn.

SUBSTANTIAL LEVERAGE; ABILITY TO SERVICE INDEBTEDNESS


    As a result of the Old Note Issuance, the Company is highly leveraged. As of June 30, 1998, on an as adjusted basis after giving effect to the Old Notes Issuance, the Company had approximately $147.9 million of outstanding indebtedness, the Company's total debt as a percentage of capitalization was 88% and the Company had a deficiency of earnings to fixed charges of $9.1 million for the six months ended June 30, 1998. See "Capitalization." In addition, the Indenture permits, and the Company seeks to structure its future credit facilities, lease facilities and vendor credit facilities so that they are expected to permit, the incurrence of certain additional indebtedness. In addition, in May 1998, the Company entered into a financing arrangement with Sun Financial Group, Inc. for up to $24.5 million of additional equipment lease financing. In that regard, the Company intends to seek substantial additional indebtedness (including secured indebtedness as permitted under the Indenture) following this Offering for, among other things, the construction and expansion of its network infrastructure, including the purchase and leasing of equipment, the introduction of new service offerings, to obtain access to collocation space in ILEC central offices ("COs"), the development and implementation of its OSS and the funding of its operating losses. See "--Significant Capital Requirements; Need for and Uncertainty of Additional Financing."


    The degree to which the Company is leveraged could have important consequences to the holders of the New Notes, including, but not limited to, the following: (i) the ability of the Company to pay interest and liquidated damages, if any, on, and the redemption price of or the principal amount at maturity of, the Notes when due may be materially limited or impaired; (ii) the Company's ability to obtain additional financing or refinancing in the future for capital expenditures, repayment of outstanding indebtedness, working capital, acquisitions, general corporate or other purposes may be materially limited or impaired; (iii) the Company's cash flow, if any, may be unavailable for building the Company's business, as a substantial portion of such cash flow may be dedicated to the payment of principal and interest on its indebtedness, including the Notes, and the failure of the Company to generate sufficient cash flow to service such indebtedness could result in a default under such indebtedness; (iv) the terms of future permitted indebtedness may limit the Company's ability to redeem the Notes in the event of a Change of Control; (v) the Company's high degree of leverage may make it more vulnerable to economic downturns, may limit its ability to withstand competitive pressures and may reduce its flexibility in responding to changing business and economic conditions; and (vi) the Company may be more highly leveraged than many of its competitors, which may place it at a competitive disadvantage.

    The Company's ability to make principal and interest payments on the New Notes will depend upon, among other things, (i) the Company's ability to achieve significant and sustained growth in cash flow; (ii) the rate of and successful commercial deployment of its network services; (iii) the market acceptance, customer demand, rate of utilization and pricing of the Company's services; (iv) the future operating performance of the Company; (v) the Company's ability to successfully complete development, upgrades and enhancements of its network services; (vi) the level of Company expenses; (vii) the Company's ability to secure additional financings, as necessary; (viii) the Company's ability to complete the rollout of its network services on a timely basis; and (ix) economic, financial, competitive and regulatory conditions and other factors. Many of the foregoing matters are beyond the Company's control. There can be no assurance that the Company will have adequate sources of liquidity to make required payments of principal and interest on its indebtedness (including the New Notes), whether at or prior to maturity, to finance anticipated capital expenditures or to fund working capital requirements. If the Company does not have sufficient available resources to repay its outstanding indebtedness when it becomes due and payable, the Company may find it necessary to reduce the scope of and/or delay the rollout of its network services, and/or attempt to restructure or refinance its indebtedness. There can be no assurance that such refinancing will be available, or available on reasonable terms, in light of the Company's high leverage following the Old Notes Issuance and other factors. If the Company were unable to obtain refinancing on satisfactory terms in order to meet its debt service obligations, it would have to consider various other options, such as the sale of equity or other options available to it under law, and there can be no assurance that the Company will be able to sell equity or take advantage of other options in a manner sufficient to meet its debt service obligations.

RESTRICTIVE COVENANTS

    The Indenture imposes and will impose significant operating and financial restrictions on the Company and any future subsidiaries. These restrictions affect, and in certain cases significantly limit or prohibit, among other things, the ability of the Company to incur certain additional indebtedness, pay dividends and make certain other restricted payments, create liens securing certain Indebtedness, to permit Restricted Subsidiaries to pay dividends or make other payments, dispose of proceeds of Asset Sales, issue and sell capital stock of Restricted Subsidiaries, enter into transactions with affiliates, engage in certain business activities, permit any Restricted Subsidiary to guarantee the payment of any other Indebtedness of the Company, engage in certain sale/leaseback transactions or consolidate, merge or transfer all or substantially all of its assets. There can be no assurance that such covenants will not adversely affect the Company's ability to finance its future operations or capital needs or to engage in other business activities. Further, there can be no assurance that the Company will have available, or will be able acquire from alternative sources of financing, funds sufficient to repurchase the Notes in the event of a Change of Control. See "Description of the Notes."

    In addition, any future senior indebtedness incurred by the Company is likely to impose similar restrictions on the Company. Failure by the Company or its subsidiaries to comply with these restrictions could lead to a default under the terms of such indebtedness and the Notes notwithstanding the ability of the Company to meet its debt service obligations. In the event of such a default, the holders of such indebtedness could elect to declare all such indebtedness to be due and payable, together with accrued and unpaid interest. In such event, a significant portion of the Company's indebtedness (including the Notes) may become immediately due and payable, and there can be no assurance that the Company would be able to make such payments or borrow sufficient funds from alternative sources to make any such payment. Even if additional financing could be obtained, there can be no assurance that it would be on terms that are acceptable to the Company.

SIGNIFICANT CAPITAL REQUIREMENTS; NEED FOR AND UNCERTAINTY OF ADDITIONAL
  FINANCING

    The expansion and development of the Company's business will require significant capital to fund its capital expenditures, working capital and operating losses. The Company's principal capital expenditures and lease payments include the purchase, lease and installation of network equipment such as routers and multiplexers, collocation space and customer premise equipment ("CPE") such as digital "modems." The Company's working capital is primarily comprised of accounts receivable, accounts payable and accrued expenses. The Company will need to secure additional financing beyond the net proceeds of the Old Notes Issuance to enter markets beyond those included in its initial rollout plan. In addition, there can be no assurance that the Company will be able to finance the rollout strategy in a timely fashion, or at all. If demand for the Company's services or its cash flow from operations is less than expected, however, the Company may require additional financing prior to the completion of its initial rollout. The actual amount and timing of the Company's future capital requirements may differ materially from its estimates as a result of regulatory, technological, competitive (including additional market developments and new opportunities) and other developments in its industry. The Company also expects that it will require additional financing (or require financing sooner than anticipated) if the Company's development plans or projections change or prove to be inaccurate. Due to the uncertainty of these factors, actual revenues and costs may vary from expected amounts, possibly to a material degree, and such variations are likely to affect the Company's future capital requirements.

    There can be no assurance that any future equity or debt financing will be available to the Company on favorable terms or at all. In addition, the Indenture contains certain covenants restricting the Company's ability to incur further indebtedness, and future borrowing instruments such as credit facilities and lease agreements are likely to contain similar or more restrictive covenants and will likely require the Company to pledge assets as security for borrowings thereunder. In the event that the Company is unable to obtain such additional capital or is required to obtain it on unsatisfactory terms, the Company will be required to delay the deployment of its network services or take or forego actions that could materially adversely affect the Company's business, prospects, operating results, financial condition and its ability to make principal and interest payments on its indebtedness, including the New Notes. In the event that the Company is unable to generate sufficient cash flow and is otherwise unable to obtain funds necessary to meet required payments on its indebtedness, the Company would be in default under the terms of the agreements governing its indebtedness, including the New Notes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources."

EXPANSION RISKS; POSSIBLE INABILITY TO MANAGE GROWTH

    The Company's planned rapid expansion of its operations will place a significant strain on its management, financial controls, operations systems, personnel and other resources. The Company's ability to manage future growth, should it occur, will depend in large part upon its ability to monitor its operations, control costs, maintain regulatory compliance, maintain effective quality controls, significantly expand its internal management and financial control systems, streamline its customer qualification and provisioning functions, acquire a significant amount of equipment to support its network systems and attract, assimilate and retain qualified personnel. If the Company is successful in implementing its marketing strategy, the Company also expects the demands on its network infrastructure and the need for technical support resources to grow rapidly, and it may experience difficulties responding to customer demand for its services and providing technical support in a timely manner and in accordance with its customers' expectations. These demands are expected to require not only the addition of new management personnel, but also the development of additional expertise by existing management personnel and the establishment of long term relationships with third-party service vendors. There can be no assurance that the Company will be able to keep pace with any growth, successfully implement and maintain its operational and financial systems or successfully obtain, integrate and utilize the employees, facilities, third-party vendors and equipment, and management, operational and financial resources necessary to manage a developing and expanding business in an evolving, highly regulated and increasingly competitive industry. If the Company is unable to manage growth effectively, its business, prospects, operating results, financial condition and its ability to make principal and interest payments on its indebtedness, including the New Notes, will be materially adversely affected. Failure of the Company to manage its future growth effectively could also adversely affect the expansion of the Company's customer base and service offerings.

TECHNOLOGICAL CHANGE; UNPROVEN NETWORK PERFORMANCE AND SCALABILITY

    The telecommunications industry is subject to rapid and significant changes in technology, and the effect of technological changes on the business of the Company, such as continuing developments in DSL technology and alternative technologies for providing high speed data communications, cannot be predicted. The Company will be relying in part on third parties (including certain of its competitors and potential competitors) for the development of and access to communications and networking technology. The effect of technological changes on the business of the Company cannot be predicted. The Company believes its future success will depend, in part, on its ability to anticipate or adapt to such changes and to offer, on a timely basis, services that meet customer demands and evolving industry standards. There can be no assurance that the Company will obtain access to new technology on a timely basis or on satisfactory terms or that the Company will be able to adapt to such technological changes, offer such services on a timely basis or establish or maintain a competitive position. Any technological change, obsolescence or failure to obtain access to important technologies could have a material adverse effect on the Company's business, prospects, operating results, financial condition and its ability to make principal and interest payments on its indebtedness, including the New Notes. The Company expects that new products and technologies will emerge in the future that will be applicable to the market in which the Company competes. Such new products and technologies may be superior to and/or render obsolete the products and technologies used by the Company. In addition, there can be no assurance that these various products and technologies will interoperate successfully or in a manner sufficient for the Company to execute its business plan in a timely fashion. The Company believes that it will be important for industry standards to be set in its markets in order to allow for the compatibility of the various products and technologies. There can be no assurance that standards will be set on a timely basis or at all.

    Many of the products and technologies that the Company intends to use in its network services are relatively new and unproven. There can be no assurance that those products and technologies will be reliable on a consistent basis. In addition, due to the limited deployment of the Company's services, the ability of the Company's network to connect and manage a substantial number of end users at high transmission speeds is still unknown, and the Company faces risks related to its ability to scale its network to service significant end users while achieving high performance. There can be no assurance that the Company's network will be able to achieve and maintain competitive digital transmission speeds. The Company's failure to achieve or maintain high speed reliable digital transmissions would significantly reduce demand for its services and have a material adverse effect on its business, prospects, operating results, financial condition and its ability to make principal and interest payments on its indebtedness, including the New Notes.

DEPENDENCE ON ILECS

    The Company is dependent on the ILECs for (i) the provision of DSL-capable copper loops; (ii) collocation space in ILEC COs; and (iii) in many cases the provision of other ILEC services, such as facilities to connect the Rhythms Connection Points with the Rhythms Metro Service Centers. In each of these areas, the Company faces risks that the ILECs will not have sufficient inventory to supply the Company's needs, that the ILECs will delay provisioning or that the prices paid by the Company will exceed the ILECs' costs of providing the elements and services.

    In order to provide DSL connections to customers, the Company must use copper loops controlled by the ILECs. In some ILEC COs, there may be an actual shortage of DSL-capable copper loops, or the ILECs may claim such a shortage. In some cases, the Company may not have alternative means of providing service to end users. The Company will also be dependent on the ILECs to maintain on an ongoing basis the quality of the copper loops the Company uses for its DSL-based services. There can be no assurance that the Company will be able to successfully address these issues through business and regulatory processes or otherwise. The prices paid by the Company to ILECs for DSL-capable copper loops will vary by ILEC and may vary by state. Those rates are established by state regulatory commissions in ongoing public hearings, based on rate proposals and cost studies submitted by the ILECs and, in some cases, by other parties as well and until now, they have been based on FCC pricing rules which have been overturned by the federal appeals court for the Eighth Circuit and will be reviewed by the U.S. Supreme Court. See "--Government Regulation." ILECs may from time to time propose new rates, which will also be decided by the state commissions in public hearings. Participating in such hearings is expected to involve significant management time and expense. The outcomes of such hearings and rulings may have a material adverse effect on the Company. In addition, the Company has not established a history of ordering and obtaining the provisioning and repair of large volumes of DSL-capable copper loops from ILECs. There can be no assurance that either the Company's or the ILECs' OSS will be capable of handling a large volume of orders, or that the Company will be successful in ordering and provisioning on a large scale.

    The Company is dependent on the ILECs to make space available in their COs so that the Company can physically collocate its own equipment which connects to the ILEC copper loops and is used in providing the Company's DSL services. In some COs, there may be an actual shortage of such collocation space, or the ILECs may claim such a shortage. In some of these cases, the Company may not have alternative means of connecting its DSL equipment with the ILECs' copper loops. In some COs, the Company's applications for physical collocation have been rejected on the grounds that no such space is available. There can be no assurance that additional applications will not be rejected in the future. The availability of physical collocation space will also be affected by the number of other CLECs requesting collocation. To the extent the Company is unable to obtain physical collocation in its targeted ILEC COs, the Company may face delays and additional cost in serving certain users, or may not be able to offer services in certain locations.

    The price, terms and conditions under which collocation space is made available are determined, depending on the state in which the collocation space is located, by state tariffs, State Public Utility Commission, and/or interconnection agreements with the ILEC. Interconnection agreements also determine the terms and conditions of access to unbundled copper loops (and other UNEs), although many of those terms and conditions, including price, have been or may be established by the state public utility commissions. There can be no assurance that the terms and conditions of interconnection agreements that can be negotiated, or that are determined by state commissions, will be satisfactory to the Company. The interconnection agreements are generally short term, and there can be no assurance that the agreements will be renewed on favorable terms or at all. In addition, interconnection arrangements and agreements are subject to varying degrees of oversight by the state commissions, the FCC and the courts. There can be no assurance that these government entities will not modify the terms or prices of the Company's interconnection arrangements in ways that would have a material adverse effect on the Company. Delays in obtaining interconnection agreements would delay the Company's entry into certain markets, which could have a material adverse effect on the Company.

    The Company will also seek to purchase additional services from ILECs, such as transport services, although these services are generally also available from other providers. There can be no assurance that the Company will be able to obtain the services it requires from the ILECs, or to do so at rates, terms and conditions, including timelines, that are satisfactory to the Company. An inability to obtain access to copper loops, collocation space or services from ILECs could have a material adverse effect on the Company's business, prospects, operating results, financial condition, and its ability to make principal and interest payments on its indebtedness, including the New Notes. There can be no assurance that disputes will not arise between the Company and the ILECs with respect to interconnection agreements or that any such disputes will be resolved in favor of the Company.

UNCERTAIN QUALITY AND AVAILABILITY OF COPPER LOOPS

    In order to provide service to its customers, the Company must interconnect its network with the copper telecommunications loops within the control of the ILEC that connect to the end user. In order for DSL connections to function properly, these copper loops must be within certain physical parameters, including length, minimization of loading coils, minimum numbers of bridge taps and general physical condition. The Company's ability to provide DSL-based service to potential customers is highly dependent upon the quality, physical condition and availability of these copper loops, as well as the maintenance by the ILECs of the copper loops. The Company believes that the current condition of copper loops in many cases will be inadequate to permit the Company to fully implement its network services. See "--Government Regulation." There can be no assurance that the copper loops will be of sufficient quality, or that the copper loops will always be maintained in such a condition, to allow the Company to fully implement its network services. The inability of the Company to implement its network effectively or broadly due to the availability, quality or physical condition of copper loops would have a material adverse effect on the Company's business, prospects, operating results, financial condition and its ability to make principal and interest payments on its indebtedness, including the New Notes. See "--Competition."

GOVERNMENT REGULATION

    Some of the services offered by the Company, particularly by its wholly-owned ACI Corp. and ACI Corp. - Virginia subsidiaries, may be subject to regulation at the federal, state, and/or local levels. There can be no assurance that current or future federal or state regulations or legislation would not be less favorable to the Company than current regulation and legislation and therefore have a material adverse impact on the Company's business prospects, operating results, financial condition, and ability to make payments on its indebtedness, including the New Notes. In addition, participation in proceedings setting rules at either the federal or state level could consume significant financial and managerial resources, with no assurance of an outcome favorable to the Company.

    The Federal Communications Commission ("FCC") prescribes rules applicable to interstate communications, including rules implementing the 1996 Telecommunications Act (the "1996 Act"), a responsibility it shares with the state regulatory commissions. The 1996 Act removed many of the remaining barriers to local competition, and the FCC's initial rules interpreting the Act (the "FCC Order") were generally encouraging to increased local competition. A federal appeals court for the 8th Circuit reviewed the FCC Order, and overruled some of its provisions, including some rules on pricing and nondiscrimination. That ruling is itself to be reviewed by the U.S. Supreme Court. In December, 1997 a federal court in Texas ruled unconstitutional the 1996 Act's requirement that former Bell System ILECs cannot provide interLATA services until they meet certain requirements. This could reduce the incentives of those ILECs to cooperate in opening their markets to competition. The FCC and other parties have asked the U.S. Supreme Court to review this ruling. In May, 1998 a federal court in Washington, D.C. ruled that other 1996 Act limitations on Bell System ILECs are not unconstitutional. These contrasting rulings may be resolved by the U.S. Supreme Court at some point. There can be no assurance that the final outcome of these reviews will not have a material adverse impact on the Company. In addition, four of the Regional Bell Companies have petitioned the FCC to be relieved of certain regulatory requirements in connection with their own DSL services, including obligations to unbundle DSL-equipped loops (but not the obligation to unbundle the loops Rhythms purchases for its DSL services). There can be no assurance that the final outcome of these petitions or other proceedings interpreting the requirements of the 1996 Act will not have a material adverse impact on the Company.

    State regulatory commissions prescribe rules applicable to intrastate communications, and also set prices for wholesale services and unbundled network elements, as well as for other terms and conditions under the 1996 Act. Rules and prices vary from state to state, and there can be no assurance that the rules in the states in which the Company operates will not have a material adverse impact on the Company's business. Municipalities and other local entities have the authority, where appropriate, to impose zoning and franchise requirements, which would become applicable only if and when the Company constructs its own facilities in public rights of way. In such an event, there could be no assurance that the requirement would not have a materially adverse effect on the Company. See "Business--Government Regulation."

DEPENDENCE ON CHANNEL PARTNERS

    The Company's strategy relies, in large part, upon the distribution of its products and services through Channel Partners. Accordingly, the performance of the Company depends substantially on the ability of the Company to establish favorable relationships with a large number of key Channel Partners, and the performance of the Company's Channel Partners. To date, the Company has established relationships with only a limited number of Channel Partners. There can be no assurance that the Company will be able to establish favorable relationships with Channel Partners or that the performance of its Channel Partners will be satisfactory to the Company and its customers. The performance of its Channel Partners will be beyond the control of the Company. The failure of the Company to establish favorable relationships with a large number of key Channel Partners or the unsatisfactory performance of its Channel Partners would have a material adverse effect on the Company's business, prospects, operating results, financial condition and its ability to make principal and interest payments on its indebtedness, including the New Notes.

COMPETITION

    Rhythms will face competition from many competitors with significantly greater financial resources, well-established brand names, and large, existing installed customer bases. Moreover, the Company expects the level of competition to intensify in the future. The Company expects significant competition from ILECs, traditional and new IXCs, CAPs, CLECs, cable modem service providers, ISPs and wireless and satellite data service providers. ILECs have existing metropolitan area networks and circuit switched local access networks. In addition, most ILECs are establishing their own ISP businesses and are in some stage of market trials of DSL-based access services. Many of the leading traditional IXCs, including MCI Telecommunications Corporation (with WorldCom, Inc./MFS Communications Company, Inc./UUNet Technologies, Inc.), AT&T Corporation (with Teleport Internet Services/TCG CERFnet, Inc. and its announced TCI merger) and Sprint Corporation (with EarthLink Network Inc.) are expanding their capabilities to support high-speed, end-to-end networking services. The newer IXCs, including Williams Companies Inc. ("Williams"), Qwest Communications International, Inc. ("Qwest") and Level 3 Communications, Inc., are building and managing high bandwidth, nationwide IP-based packet networks and partnering with ISPs to offer services directly to the public (Williams/Concentric; IXC Communications, Inc./PSINet Inc.; Qwest/Supernet, Inc.). Cable modem service providers, like @Home (with its cable partners) are offering or preparing to offer high speed Internet access over hybrid fiber networks to consumers, and @Work is positioned to do the same for businesses. Several new companies, including WinStar Communications, Inc., Teligent, Inc., Teledesic LLC, Hughes Space Communications and Iridium

World Communications Ltd. are emerging as wireless, including satellite-based, data service providers over a variety of frequency allocations ranging from 2 GHz to 38 GHz. ISPs, including some with significant and even nationwide presences, such as Concentric Network Corporation ("Concentric"), Mindspring Enterprises, Inc. and PSINet Inc. provide Internet access to residential and business customers, generally over the ILECs' circuit switched networks, although some, including HarvardNet, Inc. in Massachusetts, have begun offering DSL-based access. Certain CLECs, including Covad Communications Company ("Covad") and NorthPoint Communications, Inc. ("NorthPoint"), have begun offering DSL-based access services, and others are likely to do so in the future.

    Many of these competitors are offering (or may soon offer) technologies and services that will directly compete with some or all of the Company's service offerings. Such technologies include ISDN, DSL, wireless data and cable modems. Some of the competitive factors in the Company's markets include transmission speed, reliability of service, breadth of service availability, price performance, network security, ease of access and use, content bundling, customer support, brand recognition, operating experience, capital availability and exclusive contracts. The Company believes that it compares unfavorably with its competitors with regard to, among other things, brand recognition, existing relationships with end users, available pricing discounts, ILEC CO access, capital availability and exclusive contracts. Substantially all of the Company's competitors and potential competitors have substantially greater resources than the Company. There can be no assurance that the Company will be able to compete effectively in its target markets. A failure by the Company to compete effectively would have a material adverse effect on the Company's business, prospects, operating results, financial condition and its ability to make principal and interest payments on its indebtedness, including the New Notes. See "Business--Competition."

UNCERTAIN FEDERAL AND STATE TAX AND OTHER SURCHARGES ON THE COMPANY'S SERVICES

    Telecommunications providers are subject to a variety of federal and state surcharges and fees on their gross revenues from interstate and intrastate services, including regulatory fees, and surcharges related to the support of universal service. These surcharges and fees are revised from time to time. To the extent that the Company is subject to these surcharges and fees, there can be no assurance that such revisions would not have a material adverse effect on the Company.

DIGITAL COMMUNICATIONS SIGNAL COMPATIBILITY AND POTENTIAL NETWORK INTERFERENCE

    Digital services provided over copper loops can, under some circumstances, pose the potential for interference with each other, including communications services provided by ILECs and CLECs. Interference, if present, could cause degradation of performance of the Company's services or render the Company unable to offer its services on selected copper loops. Interference can be difficult to detect. The procedures to resolve interference issues between CLECs and ILECs are still being developed, and there is no assurance that these procedures will be effective. There can be no assurance that the Company will successfully negotiate interference resolution procedures with ILECs, or that ILECs will not make claims regarding interference nor unilaterally take action to resolve interference issues to the detriment of the Company's services. Further, interference, if widespread, would have a material adverse effect on the Company's reputation, brand image, service quality and customer satisfaction and retention, which would have a material adverse effect on the Company's business, prospects, operating results, financial condition and its ability to make principal and interest payments on its indebtedness, including the New Notes.

DEPENDENCE ON KEY PERSONNEL

    The Company's performance is dependent on the performance of its officers and key employees, especially its Chief Executive Officer. Members of the Company's senior management team have worked together for only a short period of time. The Company does not have "key person" life insurance policies on any of its employees. The Company does not have employment agreements for fixed terms with any of its employees. Any of the Company's employees, including its senior management team members, may terminate his or her employment with the Company at any time. Given the Company's early stage of development, the Company is dependent upon its ability to retain and motivate high quality personnel, especially its management. The Company's future success also depends on its continuing ability to identify, hire, train and retain highly qualified technical, sales, marketing and customer service personnel. Moreover, the industry in which the Company competes is characterized by a high level of employee mobility and aggressive recruiting of skilled personnel. There can be no assurance that key personnel will continue to be employed by the Company or that the Company will be able to attract and retain qualified personnel in the future. Competition for such qualified personnel is intense, particularly in software development, network engineering and product management. The inability to attract and retain key managerial, technical, sales, marketing and managerial personnel would have a material adverse effect upon the Company's business, prospects, operating results, financial condition and its ability to make principal and interest payments on its indebtedness, including the New Notes. See "Business--Employees" and "Management."

DEPENDENCE ON EQUIPMENT SUPPLIERS, INSTALLERS AND FIELD SERVICE PROVIDERS

    The Company currently plans to purchase all of its equipment from many different vendors and outsource the installation and field service of its networks to third parties. Any reduction or interruption in supply from any of its suppliers or interruption in service from any significant installer or field service provider could have a disruptive effect on the Company. Although multiple manufacturers currently produce or are developing equipment that will meet the Company's current and anticipated requirements, there can be no assurance that the Company's suppliers will be able to manufacture and deliver the amount of equipment ordered or that such supply will be sufficient to meet demand. In addition, the pricing of the equipment purchased by the Company may substantially increase over time (increasing the costs paid in the future by the Company) or decrease over time (providing later market entrants with a cost advantage over the Company). The availability and pricing of the equipment purchased and technology licensed by the Company may be adversely affected if its suppliers or licensors enter into competition with it, or if its competitors enter into exclusive or restrictive arrangements with the suppliers or licensors. Any shortages in supply of equipment or personnel, or quality issues relating to any of these third parties would have a material adverse effect on the Company's business, prospects, operating results, financial condition and its ability to make principal and interest payments on its indebtedness, including the New Notes.

DEPENDENCE ON LEASED TRANSPORT FACILITIES

    The Company seeks to lease from third parties transport capacity to connect its network facilities, and is dependent upon the availability of fiber optic transmission facilities owned by IXCs, ILECs, CLECs and other fiber optic transport providers who lease their fiber optic networks to service providers, such as the Company. Many of these entities are, or may become, competitors of the Company. See "--Competition." The risks inherent in this approach include, but are not limited to, the possible inability to negotiate and renew favorable supply agreements and dependence on the timeliness of the IXCs, ILECs, CLECs or other fiber optic transport providers in processing the Company's orders for customers who seek to use the Company's services. Moreover, there can be no assurance that fiber optic transport providers whose networks are being leased by the Company will be able to maintain existing permits and rights-of-way or to obtain and maintain the other permits and rights-of-way needed to develop and operate existing and future networks.

INTELLECTUAL PROPERTY PROTECTION

    The Company relies upon a combination of licenses, confidentiality agreements and other contractual covenants to establish and protect its technology and other intellectual property rights. The Company has applied for trademarks and servicemarks on certain terms and symbols that it believes are important for its business. The Company currently has no patents or patent applications pending. There can be no assurance that the steps taken by the Company will be adequate to prevent misappropriation of its technology or other intellectual property, or that the Company's competitors will not independently develop technologies that are substantially equivalent or superior to the Company's technology. There can be no assurance that third parties will not assert infringement claims against the Company and that, in the event of an unfavorable ruling on any such claim, a license or similar agreement to utilize technology relied upon by the Company in the conduct of its business will be available to the Company on reasonable terms or at all. The loss of such rights or failure to obtain any necessary licenses or agreements may have a material adverse effect on the Company's business, prospects, financial condition and results of operations and its ability to make principal and interest payments on its indebtedness, including the New Notes. The Company also relies on unpatented trade secrets and know-how to maintain its competitive positions, which it seeks to protect, in part, by confidentiality agreements with employees, consultants and others. There can be no assurance that these agreements will not be breached or terminated, that the Company will have adequate remedies for any breach, or that the Company's trade secrets will not otherwise become known or be independently discovered by competitors. The Company's management personnel were previously employed by other telecommunications companies. In many cases, these individuals are conducting activities for the Company in areas similar to those in which they were involved prior to joining the Company. As a result, the Company, as well as these individuals, could be subject to allegations of violation of trade secrets and other similar claims.

CONCENTRATION OF OWNERSHIP; VOTING AGREEMENT; POTENTIAL CONFLICTS OF INTEREST

    The Company's executive officers and directors, together with the Brentwood Entities, the KPCB Entities, the Enterprise Entities, the Sprout Entities and Enron together beneficially own over 97.6% of the outstanding Common Stock of the Company (assuming conversion of all outstanding Preferred Stock into Common Stock and without giving effect to the exercise of the Warrants). Accordingly, these stockholders are able to determine the composition of the Company's Board of Directors, retain the voting power to approve all matters requiring stockholder approval and continue to have significant influence over the affairs of the Company. This concentration of ownership could have the effect of delaying or preventing a change in control of the Company. See "Management," "Principal Stockholders" and "Description of Capital Stock."

    Certain decisions concerning the operations or financial structure of the Company may present conflicts of interest between these investors and the holders of the New Notes. For example, if the Company encounters financial difficulties or is unable to pay its debts as they mature, the interest of these investors may conflict with those of the holders of New Notes. In addition, these investors may have an interest in pursuing acquisitions, divestitures, financings or other transactions and business strategies that, in their judgment, could enhance their equity investment in the Company, even though such transactions might involve increased risk to the holders of the New Notes.

EFFECTIVE SUBORDINATION OF NEW NOTES TO SECURED INDEBTEDNESS AND INDEBTEDNESS OF
  THE COMPANY'S SUBSIDIARIES

    The New Notes will be unsecured, senior obligations of the Company and will rank pari passu in right of payment with all other existing and future senior unsecured indebtedness of the Company and senior in right of payment to any existing and future subordinated indebtedness of the Company. The New Notes will not be secured by any assets of the Company, its current subsidiaries or any future subsidiaries. The Indenture permits the Company and its subsidiaries to incur certain secured indebtedness in the future, and such secured indebtedness would have a prior claim over the New Notes to the extent of the assets that secure such indebtedness. In the event that a default were to occur with respect to any of the Company's or its subsidiaries' current or future secured indebtedness and were the holders thereof to foreclose on the collateral securing such indebtedness, or in the event of a bankruptcy, liquidation or reorganization of the Company or its current or future subsidiaries, the holders of such indebtedness would be entitled to payment out of the proceeds of their collateral prior to any payout to the holders of general unsecured indebtedness, including the New Notes, notwithstanding the existence of an event of default with respect to the New Notes. Moreover, the New Notes will not be guaranteed by the Company's current subsidiaries or any future subsidiaries, and, consequently, the New Notes will be structurally subordinated in right of payment to all indebtedness and other liabilities of the Company's subsidiaries, including subordinated indebtedness and trade payables. See "Description of Notes--Certain Covenants--LIMITATIONS ON LIENS SECURING CERTAIN INDEBTEDNESS." The Indenture will permit the Company's subsidiaries to incur additional indebtedness, subject to certain limitations. See "Description of the Notes-- Certain Covenants--LIMITATION ON ADDITIONAL INDEBTEDNESS."

RISK OF SYSTEM FAILURE; NETWORK SECURITY RISK

    The Company's operations are dependent upon its ability to avoid damages from fires, earthquakes, floods, power losses, telecommunications failures, network software flaws, transmission cable cuts and similar events. The occurrence of a natural disaster or other unanticipated problem at the Company's owned or leased facilities could cause interruptions in the services provided by the Company. Additionally, failure of an ILEC or other service provider, such as a CLEC, to provide communications capacity required by the Company, as a result of a natural disaster, operational disruption or any other reason, could cause interruptions in the services provided by the Company. Any damage or failure that causes interruptions in the Company's operations could have a material adverse effect on the Company's business, prospects, operating results, financial condition and its ability to make principal and interest payments on its indebtedness, including the New Notes.

    Despite the implementation of security measures, the Company's network may be vulnerable to unauthorized access, computer viruses and other disruptive problems. Corporate networks and ISPs have in the past experienced, and may in the future experience, interruptions in service as a result of accidental or intentional actions of Internet users, current and former employees and others. Unauthorized access could also potentially jeopardize the security of confidential information stored in the computer systems of the Company's customers, which might result in liability of the Company to its customers, and also might deter potential customers. Although the Company intends to implement security measures that are standard within the telecommunications industry, there can be no assurance that it will implement such measures in a timely manner or to the degree that may be compatible with its customers' expectations, or that, if and when implemented, such measures will not be circumvented. Eliminating computer viruses and alleviating other security problems may require interruptions, delays or cessation of service to the Company's customers and such customers' end users. Any of the foregoing factors relating to network security could have a material adverse effect on the Company's business, prospects, operating results, financial condition and its ability to make principal and interest payments on its indebtedness, including the New Notes.

CONSEQUENCES TO NON-TENDERING HOLDERS OF OLD NOTES

    Upon consummation of the Exchange Offer, the Company will have no further obligation to register the Old Notes. Thereafter, any Holder of Old Notes who does not tender its Old Notes in the Exchange Offer, including any Holder which is an "affiliate" (as that term is defined in Rule 405 of the Securities Act) of the Company which cannot tender its Old Notes in the Exchange Offer, will continue to hold restricted securities which may not be offered, sold or otherwise transferred, pledged or hypothecated except pursuant to Rule 144 and Rule 144A under the Securities Act or pursuant to any other exemption from registration under the Securities Act relating to the disposition of securities, provided that an opinion of counsel is furnished to the Company that such an exemption is available. These restrictions may limit the trading market and price for the Old Notes.

ABSENCE OF A PUBLIC MARKET FOR THE NEW NOTES; RESTRICTIONS ON TRANSFER

    The New Notes are being offered to the Holders of the Old Notes. Prior to this Exchange Offer, there was no existing trading market for the Old Notes and there were no existing New Notes. The Company does not intend to apply for listing of the New Notes on any securities exchange or on the Nasdaq National Market. Although the New Notes will be eligible for trading in the PORTAL Market, the New Notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities, the Company's performance and other factors. In connection with the Old Note Issuance, the Company was advised by the Initial Purchasers that they intended to make a market in the Old Notes following the Old Note Issuance; however, the Initial Purchasers are not obligated to do so and any such market-making activities may be discontinued at any time without notice. Therefore, there can be no assurance that an active market for the New Notes will develop, either prior to or after performance of the Company's obligations under the Registration Rights Agreements. See "Description of the Notes-- Note Registration Rights" and "Plan of Distribution."

FRAUDULENT CONVEYANCE CONSIDERATIONS

    Under applicable provisions of federal bankruptcy law or comparable provisions of state fraudulent transfer laws, if, among other things, the Company at the time it incurred the indebtedness evidenced by the New Notes (i)
(a) was or is insolvent or rendered insolvent by reason of such occurrence or
(b) was or is engaged in a business or transaction for which the assets remaining with the Company constituted unreasonably small capital or (c) intended or intends to incur, or believed or believes that it would incur, debts beyond its ability to pay such debts as they mature; and (ii) the Company received or receives less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness, then the New Notes could be voided or, under applicable case law, claims in respect of the New Notes could be subordinated to all other debts of the Company, as the case may be. In addition, the payment of interest and principal by the Company pursuant to the New Notes could be voided and required to be returned to or on behalf of the Company. The measures of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any proceeding with respect to the foregoing. Generally, however, the Company would be considered insolvent if (i) the sums of its debts, including contingent liabilities, were greater than the value of all of its assets at a fair valuation; (ii) the present fair saleable value of its assets were less than the amount that would be required to pay its probable liabilities on its existing debts, including contingent liabilities, as they become absolute and mature; or (iii) it generally is not paying its debts as they become due. The Company believes that it (i) is solvent and will continue to be solvent after issuing the New Notes, because the Company believes the fair value of the Company's assets exceeds and will exceed its probable liabilities;
(ii) will have sufficient capital for carrying on the business it intends to conduct after such issuance; and (iii) will be able to pay its debts as they mature. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources." There can be no assurance, however, that a court would concur with such beliefs and positions. In rendering its opinion on the validity of the Notes, counsel for each of the Company and the Initial Purchasers will express no opinion as to federal or state laws relating to fraudulent transfers.

PAYMENT UPON A CHANGE OF CONTROL

    The Indenture provides that, upon the occurrence of a Change of Control, the Company will be required to make an offer to repurchase all of the New Notes issued and then outstanding under the Indenture at a purchase price in cash equal to 101% of the Accreted Value thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of repurchase. See "Description of the Notes--Certain Covenants--Change of Control." If a Change of Control were to occur, there can be no assurance that the Company would be able to repay all of its obligations under the New Notes and any other indebtedness that may become payable in such event. In addition, the ability of the Company to repurchase New Notes upon a Change of Control may be restricted by the terms of other indebtedness of the Company. There can be no assurance that the Company would be able to refinance on commercially reasonable terms, if at all, any of such obligations, and consequently no assurance can be given that the Company would be able to repurchase any of the New Notes upon a Change of Control.

    The Warrant Agreement provides that, upon the occurrence of a "Repurchase Event" (as defined in the Warrant Agreement), the Company must make an offer to repurchase for cash all outstanding Warrants (a "Repurchase Offer"). In such event, properly surrendered Warrants are to be repurchased by the Company at a price in cash equal to the value on the Valuation Date (as defined in the Warrant Agreement) relating thereto of the Warrant Shares (and other securities issuable upon exercise of the Warrants), had the Warrants then been exercised, less the Exercise Price therefor. See "Description of the Warrants--Certain Terms--REPURCHASE." The requirement that the Company make a Repurchase Offer will, unless appropriate consents or waivers are obtained, require the Company to repay all indebtedness of the Company then outstanding which by its terms would prohibit such Repurchase Offer. There can be no assurance that the Company will have sufficient funds available at the time of any Repurchase Event to repurchase the Warrants and repay any such indebtedness, as well as to repurchase any other securities of the Company that by their terms require the Company to repurchase such securities upon the occurrence of such an event. The triggering of such payment requirements by the Company upon the occurrence of a Repurchase Event could have a material adverse effect on the Company's ability to make principal and interest payments on its indebtedness, including the New Notes.

INVESTMENT COMPANY ACT CONSIDERATIONS

    After giving effect to the Old Notes Issuance, the Company has substantial cash, cash equivalents and short-term investments. The Company intends to invest the proceeds of the Old Notes Issuance so as to preserve capital (for use in the rollout of the Company's network) by investing it in short-term instruments consistent with prudent cash management and not primarily for the purpose of achieving investment returns. See "Use of Proceeds." Investment in securities primarily for the purpose of achieving investment returns could result in the Company being treated as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act"). The 1940 Act requires the registration of, and imposes various substantive restrictions on, certain companies that are, or hold themselves out as being, engaged primarily, or propose to engage primarily, in the business of investing, reinvesting or trading in securities, or that fail certain statistical tests regarding composition of assets and sources of income and are not primarily engaged in businesses other than investing, reinvesting, owning, holding or trading securities.

    The Company believes that it is primarily engaged in a business other than investing, reinvesting, owning, holding or trading securities and, therefore, is not an investment company within the meaning of the 1940 Act. If the Company were required to register as an investment company under the 1940 Act, it would become subject to substantial regulation with respect to its capital structure, management, operations, transactions with affiliated persons (as defined in the 1940 Act) and other matters. Application of the provisions of the 1940 Act to the Company would have a material adverse effect on the Company's business, prospects, financial condition, results of operations and its ability to make principal and interest payments on its indebtedness, including the New Notes.

RISK REGARDING FORWARD-LOOKING STATEMENTS

    This Prospectus contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should" or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussion of strategy, that involve risks and uncertainties. Management wishes to caution the reader that these forward-looking statements, such as the Company's network rollout plans and strategies and statements regarding the development of the Company's business, the markets for the Company's services and products, the Company's anticipated capital expenditures, possible changes in regulatory requirements and other statements contained herein regarding matters that are not historical facts, are only predictions and estimates regarding future events and circumstances. Any forward-looking statements contained herein are subject to material risks and uncertainties, many of which are beyond the control of the Company. Market conditions and the Company's actual results may differ materially from the market conditions and results discussed in these statements. Factors that might cause such a difference include, without limitation, those discussed in "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and those discussed elsewhere in this Prospectus.

ORIGINAL ISSUE DISCOUNT

    The New Notes will be issued with substantial original issue discount for U.S. federal income tax purposes. Consequently, purchasers of the New Notes generally will be required to include amounts in gross income for U.S. federal income tax purposes in advance of receipt of the cash payments to which the income is attributable. Furthermore, the New Notes may be subject to the high yield discount obligation rules, which will defer and may, in part, eliminate the Company's ability to deduct for U.S. federal income tax purposes the original issue discount attributable to the New Notes. Accordingly, the Company's after-tax cash flow might be less than if the original issue discount on the New Notes was deductible when it accrued. See "Federal Income Tax Considerations" for a more detailed discussion of the U.S. federal income tax consequences for the Company and the beneficial owners of the New Notes resulting from their purchase, ownership and disposition of the New Notes. If a bankruptcy case were commenced by or against the Company under the Bankruptcy Code of 1978, as amended (the "Bankruptcy Code"), after the issuance of the New Notes, the claim of a holder with respect to the principal amount thereof may be limited to an amount equal the sum of (i) the initial offering price and (ii) that portion of the original issue discount that is not deemed to constitute "unmatured interest" for purposes of the Bankruptcy Code. Any original issue discount that was not amortized as of the date of any such bankruptcy filing would constitute "unmatured interest."

BROAD DISCRETION IN USE OF PROCEEDS BY MANAGEMENT

    The net proceeds raised in the Old Notes Issuance are anticipated to be used to fund the Company's capital expenditures, working capital requirements and operating losses expected to be incurred in connection with its initial market rollout. The Company's management will have broad discretion over the use of such proceeds, and holders of the New Notes must rely on the judgment of management in the application of such proceeds. See "Use of Proceeds."

IMPACT OF THE YEAR 2000 ISSUE

    The Year 2000 ("Y2K") issue is the result of computer programs that were written using two digits, rather than four, to define the applicable year. Any computer programs that contain date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000, which could result in system failures or miscalculations causing disruptions of operations, including, among other things, the Company's ability to process customer orders, monitor its network, complete and record financial transactions, produce invoices, pay vendors, or engage in similar normal business activities, which could have a material adverse effect on the Company.

    The Company's detailed plan (the "Y2K Plan") to address possible Y2K compliance issues takes into consideration internally developed and externally developed software, as well as products, systems and services of the Company's vendors and other business relations. The Company is currently in the process of implementing its Y2K Plan and expects to be Y2K compliant by December 31, 1998, or, if not compliant, expects to identify any areas of non-compliance and to develop appropriate solutions. Solutions to non-compliance may include reselection of vendors or changes in products or services used.

    Due to the progress to date in implementing its Y2K Plan, including the selection of business partners and relationships that have represented to be Y2K compliant, and the fact that the Company's short length of time in business precludes it from having legacy systems, the cost impact of becoming Y2K compliant is expected to be minimal.

                                USE OF PROCEEDS

    This Exchange Offer is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement. The Company will not receive any cash proceeds from the issuance of the New Notes offered in the Exchange Offer. In consideration for issuing the New Notes as contemplated in this Prospectus, the Company will receive in exchange Old Notes in like principal amount at maturity, the form and terms of which are the same in all material respects as the form and terms of the New Notes except that the New Notes (i) will have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Notes and (ii) will not be entitled to certain registration or other rights under the Registration Rights Agreement, including the provision in the Registration Rights Agreement for additional interest of up to 1.5% per annum upon failure by the Company to consummate the Exchange Offer. The Old Notes surrendered in exchange for New Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the New Notes will not result in any increase in the indebtedness of the Company.

    The net proceeds to the Company from the Old Note Issuance were approximately $144.3 million, net of the Initial Purchasers' discount and other estimated Old Note Issuance expenses payable by the Company. The net proceeds from the Old Note Issuance, together with existing cash, lease line proceeds and future revenue generated from operations, are expected to be used by the Company to fund the capital expenditures, working capital and operating losses expected to be incurred in connection with the Company's initial market rollout. The amounts actually expended by the Company for these purposes will vary significantly depending upon a number of factors, however, including future revenue growth, if any, volume pricing discounts, competition, regulatory factors, the amount of cash generated by the Company's operations and other factors, many of which are beyond the Company's control. Additionally, if the Company determines it would be in its best interest, the Company may modify the number, selection and timing of its entry of any or all of the targeted markets. Accordingly, the Company's management will retain broad discretion in the allocation of such net proceeds. Although the Company may use a portion of the net proceeds to pursue possible acquisitions of, or enter into joint ventures with respect to, complementary businesses, technologies or products in the future, there are no present understandings, commitments or agreements with respect to any such acquisitions or joint ventures. Pending use of such net proceeds for the above purposes, the Company intends to invest such funds in short-term, investment grade securities to the extent permitted by the Indenture and any statistical asset tests imposed by the 1940 Act. See "Risk Factors-- Limited Operating History; Early Stage of Development," "--Unproven Business Strategy; Uncertainty of Market Acceptance," "--Historical Losses and Anticipated Future Losses; Fluctuations in Operating Results," "--Significant Capital Requirements; Need for and Uncertainty of Additional Financing" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                   DIVIDENDS

    The Company has not paid any dividends since its inception and does not intend to pay cash dividends on its capital stock in the foreseeable future. The Company anticipates that it will retain all future earnings, if any, for use in its operations and expansion of its business. In addition, the terms of the Indenture restrict the Company's ability to pay dividends on, or make distributions in respect of, its capital stock. See "Description of the Notes Certain Covenants."

                                 CAPITALIZATION

    The following unaudited table sets forth the capitalization of the Company as of June 30, 1998. This table should be read in conjunction with the Company's Financial Statements and the related Notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.


                                                                                  AS OF JUNE
                                                                                   30, 1998
                                                                                 -------------
                                                                                  (DOLLARS IN
                                                                                   THOUSANDS)
Cash and cash equivalents......................................................   $   163,368
                                                                                 -------------
                                                                                 -------------
Debt:
      Bank Note................................................................   $       944
      Senior Discount Notes (1)................................................       146,940
                                                                                 -------------
        Total debt.............................................................       147,884
                                                                                 -------------
Warrants offered in Old Notes Issuance (1)(2)..................................         6,567
                                                                                 -------------

Stockholders' equity:
      Series A Convertible Preferred Stock, $0.001 par value; 12,900,000 shares
        authorized; 12,855,094 shares issued and outstanding...................            13
      Series B Convertible Preferred Stock, $0.001 par value; 4,044,943 shares
        authorized; 4,044,943 shares issued and outstanding....................             4
      Common Stock, $0.001 par value; 24,881,650 shares authorized; 3,322,804
        shares issued (3) and outstanding......................................             3
Additional paid-in capital.....................................................        33,590
Deferred compensation..........................................................        (2,083)
Accumulated deficit............................................................       (11,571)
                                                                                 -------------
  Total stockholders' equity...................................................        19,956
                                                                                 -------------
    Total capitalization.......................................................   $   174,407
                                                                                 -------------
                                                                                 -------------


------------------------

(1) Reflects the issuance of the Old Notes and accompanying Warrants. The net proceeds from the issuance was allocated between the Notes and the Warrants. The Notes will accrete in value through May 15, 2003 at a rate of 13.5% per annum, compounded semi-annually. No cash interest will be payable on the Notes prior to that date. The value ascribed to the Warrants results in additional debt discount, which is amortized to interest expense using the effective interest method over the period that the Notes are outstanding.

(2) The Warrants may be required to be repurchased by the Company for cash upon the occurrence of a Repurchase Event, as defined in the provisions of the Warrant Agreement.

(3) Excludes 438,300 shares of Common Stock reserved for issuance upon exercise of outstanding options as of June 30, 1998.

                            SELECTED FINANCIAL DATA

    The following statement of operations data for the periods from February 27, 1997 (inception) to December 31, 1997 (audited), February 27, 1997 (inception) to June 30, 1997 (unaudited), and for the six months ended June 30, 1998 (unaudited), and the balance sheet data as of December 31, 1997 (audited) and June 30, 1998 (unaudited), have been derived from the Company's Financial Statements and the related Notes thereto. The following selected financial data should be read in conjunction with the Company's Financial Statements and the related Notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere herein.


                                                                            FEBRUARY 27, 1997    FEBRUARY 27, 1997    SIX MONTHS
                                                                             (INCEPTION) TO       (INCEPTION) TO         ENDED
                                                                            DECEMBER 31, 1997      JUNE 30, 1997     JUNE 30, 1998
                                                                           -------------------  -------------------  -------------
                                                                                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS:
  Revenue................................................................       $  --                $  --             $      82
  Operating expenses:
    Network and service costs............................................          --                   --                   668
    Selling, general and administrative..................................           2,534                  104             6,981
    Depreciation and amortization........................................               1               --                    35
                                                                                  -------               ------       -------------
      Total operating expenses...........................................           2,535                  104             7,684
                                                                                  -------               ------       -------------
  Loss from operations...................................................          (2,535)                (104)           (7,602)
                                                                                  -------               ------       -------------
  Interest income (expense):
    Interest income......................................................             114               --                 1,674
    Interest expense (including amortized debt discount and costs).......              (1)              --                (3,221)
                                                                                  -------               ------       -------------
  Net interest...........................................................             113               --                (1,547)
                                                                                  -------               ------       -------------
  Net loss...............................................................       $  (2,422)           $    (104)        $  (9,149)
                                                                                  -------               ------       -------------
                                                                                  -------               ------       -------------
Net loss per share (basic and diluted)...................................       $   (2.69)           $   (0.12)        $   (9.66)
                                                                                  -------               ------       -------------
                                                                                  -------               ------       -------------



                                                                                                      AS OF          AS OF JUNE
                                                                                                DECEMBER 31, 1997     30, 1998
                                                                                               -------------------  -------------
                                                                                                     (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
  Cash and cash equivalents..................................................................       $  10,166         $ 163,368
  Net equipment and furniture................................................................           1,621             5,639
  Total assets...............................................................................          12,241           178,869
  Total debt (3).............................................................................             568           147,884
  Mandatorily redeemable Common Stock warrants (3)(4)........................................          --                 6,567
  Total stockholders' equity.................................................................          10,346            19,956



                                                                            FEBRUARY 27, 1997    FEBRUARY 27, 1997    SIX MONTHS
                                                                             (INCEPTION) TO       (INCEPTION) TO         ENDED
                                                                            DECEMBER 31, 1997      JUNE 30, 1997     JUNE 30, 1998
                                                                           -------------------  -------------------  -------------
                                                                                           (DOLLARS IN THOUSANDS)
OTHER DATA:
  EBITDA (1).............................................................       $  (2,342)           $     (85)        $  (7,329)
  Net cash used for operating activities.................................          (1,560)                 (71)           (5,529)
  Net cash used for investing activities.................................          (1,345)              --                (6,485)
  Net cash provided by financing activities..............................          13,071                  300           165,216
  Deficiency of earnings to cover fixed charges (2)......................          (2,422)                (104)           (9,149)


------------------------


(1) EBITDA consists of net loss excluding net interest and depreciation and amortization of capital assets and deferred compensation. EBITDA is presented to enhance an understanding of the Company's operating results and is not intended to represent cash flow or results of operations in accordance with generally accepted accounting principles for the period indicated and may be calculated differently than EBITDA for other companies.


(2) The deficiency of earnings to cover fixed charges represents the dollar amount of earnings required to attain a one-to-one ratio to fixed charges, which includes interest on debt and the interest component of operating leases.

(3) Reflects the issuance of the Old Notes and accompanying Warrants. The net proceeds from the issuance was allocated between the Notes and the Warrants. The Notes will accrete in value through May 15, 2003 at a rate of 13.5% per annum, compounded semi-annually. No cash interest will be payable on the Notes prior to that date. The value ascribed to the Warrants results in additional debt discount, which is amortized to interest expense using the effective interest method over the period that the Notes are outstanding.

(4) The Warrants may be required to be repurchased by the Company for cash upon the occurrence of a Repurchase Event, as defined in the provisions of the Warrant Agreement.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

    THE FOLLOWING DISCUSSION AND ANALYSIS IS BASED ON THE FINANCIAL STATEMENTS OF THE COMPANY AND THE NOTES THERETO AND SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND THE RELATED NOTES THERETO INCLUDED ELSEWHERE IN THIS PROSPECTUS. CERTAIN STATEMENTS SET FORTH BELOW CONSTITUTE "FORWARD-LOOKING STATEMENTS." SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY, OR INDUSTRY RESULTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. GIVEN THESE UNCERTAINTIES, PROSPECTIVE INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON SUCH FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED IN "RISK FACTORS" AND "BUSINESS." THE COMPANY DISCLAIMS ANY OBLIGATION TO UPDATE INFORMATION CONTAINED IN ANY FORWARD-LOOKING STATEMENT.

OVERVIEW

    Rhythms believes it is well positioned to capitalize on the explosive demand for data communications services. The Rhythms Network is intended to be nationwide and to provide Service Providers and other end users with a secure, reliable, high-speed solution to the inherent shortcomings of today's legacy networks. Rhythms will offer a turnkey solution that can be integrated with Service Providers' existing service offerings in order to provide a comprehensive package to end users. The Company believes its solution will be attractive due to the Company's ability to provide (i) low cost, high-speed local access; (ii) local and wide area balanced capacity; and (iii) end-to-end network management. The Company is led by a management team with extensive experience in data communications from such companies as !NTERPRISE, Sprint and CompuServe.


    Since inception in February 1997, the Company's primary activities have consisted of the procurement of required governmental authorizations, the negotiation and execution of interconnection agreements with four ILECs, the identification of collocation space and locations for the Company's Connection Points, Metro Service Centers and business offices, the acquisition and deployment of equipment and facilities, the launching of service trials, the hiring of management and other personnel, the raising of capital and the development and integration of its OSS and other back office systems. The Company has signed interconnection agreements with Ameritech, Bell Atlantic, Pacific Bell and U S WEST, has obtained CLEC authority in 12 states, and expects to receive authority in an additional 11 states by December 31, 1998. The Company began service trials in the greater San Diego metropolitan area in December 1997, and began offering commercial services in the area on April 1, 1998 and in San Francisco on June 1, 1998. Rhythms launched its services in the East Bay and San Jose in July 1998 and in Los Angeles and Orange County in September 1998. Rhythms is also currently in active negotiations to interconnect with five other ILECs. The Company's initial rollout of 11 markets is expected to be completed by the first half of 1999, with expansion into 30 markets expected to be completed by the end of year 2000.



    The Company has incurred operating losses, net losses and negative operating cash flow each month since its inception. As of June 30, 1998, the Company had an accumulated deficit of $11.6 million. The Company currently intends to substantially increase its operating expenses and capital expenditures in order to rapidly expand its infrastructure and network services to achieve the expansion into the 30 markets and to support additional expected customers in the new markets. The Company expects to incur substantial operating losses, net losses and negative cash flow during the network build out and initial penetration of each new market it enters. These losses are expected to continue for at least the next several years, until the Company's installed base of customers and resulting operating profits are large enough to absorb losses from new or recently entered markets. The Company believes that the net proceeds from the Old Notes Issuance, together with its existing cash, lease line proceeds and future revenue generated from operations, will be sufficient to fund the Company's capital expenditures, working capital requirements and operating losses associated with the rollout and subsequent operation of its initial 11 markets. The Company expects additional financing will be needed to build out in other markets across the country.

FACTORS AFFECTING FUTURE OPERATIONS

    NET REVENUES

    SERVICE OFFERING. Rhythms initially intends to derive the majority of its revenues from DSL and other high-speed access services and WAN connectivity, including corporate and ISP connections to the Rhythms Network.

    TARGET MARKET AND PENETRATION. The Company's target market consists of the LANs in each market, which the Company believes is the best indication of data intensive business density, as well as related remote users. According to a leading data communications industry source, the total number of business LANs in the United States is approximately 1.5 million, with an average of 40 users per LAN. The Company believes that it will be able to address 28% of all LANs in the United States with the build out of its initial 11 markets. The Company's goal is to address 50% of the LANs in the United States, which it believes is achievable by building out a total of 30 markets. Based on other market data, the Company estimates that 20% of LAN users require remote access. Accordingly, the Company's total market opportunity in its target markets includes 431,000 LANs and 3.5 million remote users. The Company's addressable market opportunity may then be derived by taking into consideration the estimated reach of DSL and the Company's estimated coverage of the businesses and residences served from ILEC COs. Initially, DSL is expected to reach over 65% of the businesses and residences served from the ILEC COs. Within each metropolitan area, the Company expects to collocate in the appropriate number of ILEC COs to cover 75% of the total market opportunity.

    PRICING. For both local access and WAN connectivity, the Company intends to bill its end users for monthly recurring charges based on the bit rate chosen for networking services, ranging from 384 Kbps to 7.0 Mbps downstream and 384 Kbps to 1.0 Mbps upstream. The Company plans to offer both flat rate plans and usage-based plans for its services. In addition to monthly service fees, the Company plans to bill users for nonrecurring service activation and installation charges. The Company also intends to charge both monthly and nonrecurring charges to ISPs for the high-speed egress connection between the Rhythms Metro Service Center and the ISP router.

    To encourage business customers to adopt the Company's services, the Company may offer the first month(s) of DSL local service at a reduced price. The Company believes that its services are competitively priced versus alternative services at comparable bit rates. In order to preserve its price performance for customers, the Company expects to offer higher bit rates without necessarily increasing its prices. The Company expects that as a result of competitive forces, its prices will decline over time.

    CHURN. Similar to other telecommunications providers, the Company expects to encounter customer churn as its customer base grows. The Company expects to maintain a monthly churn rate not higher than 2% as a result of (i) the complexity and inconvenience associated with switching data communications service providers; (ii) the switching costs associated with disconnecting service; and (iii) the economic impact of paying a new service activation and installation charge.

    UNBILLABLES AND BAD DEBTS. Based on historical industry experience, approximately 4.5% of gross revenue is expected by the Company to be either unbillable or uncollectible.

    NETWORK AND SERVICE COSTS

    The Company's network and service costs are comprised of the following: installation, monthly recurring and nonrecurring line and service charges, network facilities operating expenses, the cost of transport and backbone circuits, the cost of CPE, equipment operating lease expenses, line repair and support costs. Over time, the Company's network and service costs are expected to be predominantly variable with the number of subscribers.

    INSTALLATION. In each market, the Company will require a number of field service technicians to install CPE at end user locations. The Company currently outsources most of this function.

    MONTHLY RECURRING AND NONRECURRING LINE AND SERVICE CHARGES. The Company pays ILECs a one-time installation and activation fee and a monthly service fee for each copper loop. The Company also pays IXCs a one-time installation and activation fee and a monthly service fee for WAN connections over a frame relay or ATM network. Initially, the Company leases these services from IXCs. Over time, as traffic volume grows, the Company expects its WAN costs to improve through discounts based on volume commitments and migration towards a partial facilities oriented approach (potentially including long-term indefeasible rights of use).

    NETWORK FACILITIES OPERATING EXPENSES. The Company will incur various recurring costs at its network and business locations.

    TRANSPORT AND BACKBONE CHARGES. The Company incurs charges for transport between the Company's Connection Points and its Metro Service Centers and incurs charges for the backbone circuits connecting the Metro Service Centers to the Rhythms Network Operating Center ("RNOC") in Denver.

    COST OF CPE. As part of its DSL local access plans, the Company will provide the CPE and will expense the cost of CPE for each customer line.

    EQUIPMENT LEASING. The Company is initially taking advantage of short-term operating leases to finance the acquisition of most of its network equipment, including DSL multiplexers, ATM switches, routers and network "modems." Depending on its tax position, the Company may decide to purchase and to capitalize a portion or all of this equipment in the future.

    LINE REPAIR AND SUPPORT COSTS. Similar to other telecommunications providers, the Company estimates that a small percentage of its lines may require repair or support. Such costs will be comprised of field dispatch labor and a portion of RNOC costs.

SELLING, GENERAL AND ADMINISTRATIVE COSTS

    The Company incurs selling, general and administrative expenses common to all telecommunications providers, including customer service and technical support, information systems, billing and collections, general management and overhead, and administrative functions. Headcount in functional areas, such as customer service, engineering and operations, is expected to increase gradually as the number of customers and network locations increases. Other areas, particularly information and billing systems, may require significant upfront capital expenditures to the extent that the Company purchases or builds its own infrastructure. Since the Company does not have any legacy systems, it believes it has an opportunity to develop systems that provide greater functionality and flexibility than many existing systems.

    GENERAL AND ADMINISTRATIVE COSTS. The Company's experienced management team has demonstrated past success in building and managing operational functions. The Company's management is currently hiring and developing the necessary staff for all of its departments. As the Company commercializes its markets and its customer base grows, the number of market-specific employees is expected to grow. Management anticipates that certain functions, such as customer service, network operations, billing and site planning, are likely to remain centralized in order to achieve economies of scale; as such, these components will decrease as a percentage of the Company's overall operating expenses over time.

    SALES AND MARKETING COSTS. Rhythms' sales efforts are focused on attracting and retaining Channel Partners, including national and regional ISPs, national and regional systems and network integrators, VARs, CLECs and IXCs. The Company utilizes a direct sales organization to acquire enterprise customers. The Company also has a group of employees focused on product development of network services and network applications.

DEPRECIATION AND AMORTIZATION

    Depreciation expense arising from the network equipment will be minimal since leased equipment expenses will reflect most of the cost and financing of this equipment. Collocation fees are capitalized and amortized over an estimated useful life of 10 years.

CAPITAL EXPENDITURES

    The development and expansion of the Company's business requires significant capital expenditures. The principal capital expenditure incurred during the buildout phase of any market involves the procurement, design and construction of the Company's Connection Points and expenditures for other elements of the Company's network design, which include a Metro Service Center in each market. The Company is also in the process of building an RNOC in San Diego to supplement the RNOC which is currently operational in Denver. The number of targeted COs in a market varies, as does the average capital cost to build the Company's Connection Points in a given market.

IMPACT OF THE YEAR 2000 ISSUE

    The Year 2000 ("Y2K") issue is the result of computer programs that were written using two digits, rather than four, to define the applicable year. Any computer programs that contain date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000, which could result in system failures or miscalculations causing disruptions of operations, including, among other things, the Company's ability to process customer orders, monitor its network, complete and record financial transactions, produce invoices, pay vendors, or engage in similar normal business activities, which could have a material adverse effect on the Company.

    The Company's detailed plan (the "Y2K Plan") to address possible Y2K compliance issues takes into consideration internally developed and externally developed software, as well as products, systems and services of the Company's vendors and other business relations. The Company is currently in the process of implementing its Y2K Plan and expects to be Y2K compliant by December 31, 1998, or, if not compliant, expects to identify any areas of non-compliance and to develop appropriate solutions. Solutions to non-compliance may include reselection of vendors or changes in products or services used.

    Due to the progress to date in implementing its Y2K Plan, including the selection of business partners and relationships that have represented to be Y2K compliant, and the fact that the Company's short length of time in business precludes it from having legacy systems, the cost impact of becoming Y2K compliant is expected to be minimal.

RESULTS OF OPERATIONS

    Since its inception in February 1997, the Company has engaged principally in the development of its business operations. Accordingly, the Company's historical results of operations are not indicative of, and should not be relied upon as an indicator of, the future performance of the Company.

    PERIOD ENDED DECEMBER 31, 1997

    REVENUES AND NETWORK AND SERVICE COSTS. The Company did not offer commercial service in 1997 and, as a result, no revenues or network and service costs were recorded in 1997. Revenues and network and service costs are expected to be recorded in 1998 as the Company introduces commercial services under its initial market rollout.


    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Total selling, general and administrative expenses for the period were approximately $2.5 million and consisted primarily of salaries and legal and consulting fees incurred to establish a management team and develop the Company's business. Selling, general and administrative expenses are expected to significantly increase as the Company expands its business.


    INTEREST INCOME AND EXPENSE. Interest income in 1997 of $114,000 consisted of interest earned on the Company's invested cash balances, principally the proceeds raised in the Company's Series A Preferred Stock financing. Interest expense in 1997 totaled $1,000 since borrowings under its note payable were not drawn until December 30, 1997. Interest income in the future will consist of interest earned from investing current cash balances and the proceeds from this Offering in short-term instruments, consistent with any statistical asset tests imposed by the 1940 Act, until such funds are used for operating expenses and capital expenditures. Because of restrictions imposed by the 1940 Act on the Company's short-term investments, the Company may earn less interest income than it might have earned in the absence of these restrictions. As a result of completing this Offering, future interest expense will increase significantly and will consist primarily of interest on the Company's debt and accretion of the original issue discount.

    INCOME TAXES. The Company recognized no provision for income taxes in 1997. As of December 31, 1997, the Company had generated net operating loss ("NOL") carryforwards of approximately $2.1 million, which are available to offset future taxable income through 2016 for federal taxes and 2005 for state taxes, subject to the limitations of Internal Revenue Code Section 382 relating to changes in ownership of the Company. The net deferred tax asset arising from the NOL carryforwards has been fully offset by a valuation allowance since it is more likely than not that it will not be realized. The Company expects to generate significant tax losses for the foreseeable future, which would create additional NOL carryforwards that may be subject to Section 382 use limitations. In addition, income taxes may be payable during this time due to generation of taxable income in certain tax jurisdictions. Once the Company achieves operating profits and its NOL carryforwards have been exhausted or have expired, the Company may experience significant tax expense.

    SIX MONTHS ENDED JUNE 30, 1998

    During the first half of fiscal year 1998, the Company continued the development of its business operations. Commercial service commenced April 1, 1998 in the San Diego market and June 1, 1998 in San Francisco. Build-outs and development of additional markets continued in accordance with the Company's intial rollout of 11 markets expected to be completed during the first half of 1999.

    Insignificant revenues and network and service costs were recorded during the first quarter of fiscal year 1998 as a result of alpha and beta customer tests, while second quarter revenues and network and service costs reflect penetration of the San Diego and San Francisco markets. Results of the first quarter tests were positive and allowed the Company to determine, among other things, that its platform worked, its service performed as expected, its systems to perform billing and customer service functioned adequately and that the Company could commence to commercial service on April 1, 1998 as planned. Revenues comprise primarily DSL service and installation charges, net of discounts given to customers upon service establishment. Network and service costs include customer installation costs, line and backbone expenses, the cost of customer premise equipment, equipment operating leases, and repair and support costs.


    Selling, general and administrative expenses for the first half were $7.0 million and reflect a continued increase in staffing levels, increased marketing efforts coinciding with the launch of commercial services, and increased legal fees associated with development of additional markets.

    Interest income of $1.7 million through June 30, 1998 was generated from the Company's invested cash balances, which included the proceeds from the issuance of debt and warrants on May 5, 1998 in the net amount of $144.3 million. The Company recorded $3.2 million in amortized debt discount and costs during the quarter, a direct result of the debt issuance. The debt issuance discount of $139.6 million is being amortized using the effective interest method through May 15, 2003. The value ascribed to warrants of $6.6 million and debt issuance costs of approximately $6.1 million are being amortized using the effective interest method over the period the Notes are outstanding (ten years).


    The Company continues to be in a NOL tax position through June 30, 1998; consequently, no provision for income taxes was recorded in the first half of 1998.

LIQUIDITY AND CAPITAL RESOURCES


    On May 5, 1998, the Company issued 13.5% senior discount notes due 2008 in the principal amount of $290.0 million at maturity, combined with warrants to purchase an aggregate 1,972,000 shares of Common Stock, for net proceeds of $144.3 million (after issuance costs). Also during May 1998, the Company entered into a 36-month lease line that provides for $24.5 million in equipment. Prior to May 1998, the Company financed its operations primarily through private placements of equity totaling $30.5 million, utilization of operating equipment leases totaling $2.0 million and borrowings under a note payable from its primary bank, Silicon Valley Bank, of $1.0 million, which is being repaid over a 36-month period beginning June 1, 1998. As of June 30, 1998, the Company had an accumulated deficit of $11.6 million and cash and cash equivalents of $163.4 million.



    During the first half of 1998, the net cash used in the Company's operating activities of approximately $5.5 million primarily related to selling, general and administrative expenses. Cash used by the Company for collocation fees was $2.7 million. Net cash provided by financing activities, including the senior discount notes issuance, was $165.2 million. The cash provided by financing activities also included $18.3 million from the issuance of Preferred Stock in March 1998 and payment of $6.1 million in debt issuance costs.


    The 13.5% senior notes were issued at a discount; cash proceeds from the issuance were $150.4 million and the Company incurred approximately $6.1 million in debt issue costs for net proceeds of $144.3 million. The notes accrete in value through May 15, 2003 at a rate of 13.5% per annum, compounded semi-annually; no cash interest will be payable prior to that date. The debt issue costs are being amortized using the effective interest method over the ten-year life of the Notes.


    The Warrants issued in connection with the Notes become exercisable upon certain events, which will occur no later than November 1, 1998, at an exercise price of $0.01 per share. The Warrants expire May 15, 2008. The Warrants may be required to be repurchased by the Company for cash upon the occurrence of a Repurchase Event, such as a consolidation, merger or sale of assets to another entity, as defined in the provisions of the Warrant Agreement, at a price to be determined by an independent financial expert selected by the Company. The value ascribed to the Warrants of $6.6 million results in additional debt discount, which is being amortized using the effective interest method over the ten-year life of the Notes.


    Through December 31, 1997, the Company had issued $12.6 million in Common and Series A Preferred Stock. During the first quarter of 1998, the Company received proceeds of $18.0 million upon the issuance of Series B Preferred Stock, and received approximately $0.5 million from other Common and Series A Preferred Stock issuances.

    In November 1997, the Company entered into a 36-month Master Equipment Lease with Sun Financial Group, Inc. ("SFG") to finance $2.0 million of the Company's network equipment and network installation and deployment. All related tax benefits will accrue to the account of SFG. The Company utilized the full $2.0 million in leasing and in May 1998, entered into another financing arrangement with

SFG for up to $24.5 million of additional lease financing. In connection with this additional financing, the Company issued 239,325 warrants to SFG to purchase Common Stock at a price of $4.45 per share.

    The Note payable to Silicon Valley Bank bears interest at the bank's prime rate plus 0.25%, is secured by assets of the Company, and is being amortized over a 36-month repayment period.

    ACI Corp. ("ACI") and ACI Corp.-Virginia ("ACI-Virginia"), the Company's wholly-owned subsidiaries formed in 1998, each operate as a CLEC. ACI and ACI-Virginia each procure, construct and operate network facilities and provide the underlying DSL connections for Rhythms services. A portion of the network equipment held under operating leases is for the benefit of ACI or ACI-Virginia as lessee, as applicable.

    The Company believes that the net proceeds from the Old Notes Issuance, together with its existing cash, lease line proceeds and future revenue generated from operations will be sufficient to fund the Company's operating losses, capital expenditures, lease payments and working capital requirements for the next 24 months associated with the operation of its initial 11 markets. The Company intends to expand into 30 markets across the country by the end of year 2000; accordingly, it has signed interconnection agreements with four ILECs, has obtained CLEC authority in ten states, and expects to receive authority in an additional 14 states by December 31, 1998. To facilitate this expansion, the Company expects its operating losses and capital expenditures to increase substantially. The Company expects that additional financing will be required following the initial 11 market rollout; this may include commercial bank borrowings, leasing, vendor financing or the private or public sale of equity or debt securities. Actual capital requirements may vary based upon the timing and success of the Company's rollout. The Company's capital requirements may change as a result of regulatory, technological and competitive developments or if (i) demand for the Company's services or its anticipated cash flow from operations is less or more than expected; (ii) the Company's development plans or projections change or prove to be inaccurate; (iii) the Company engages in any acquisitions; or (iv) the Company accelerates deployment of its network services or otherwise alters the schedule or targets of its rollout plan. Other than the lease financing, the Company has no present commitments or arrangements assuring it of any future equity or debt financing, and there can be no assurance that any such equity or debt financing will be available to the Company on favorable terms or at all. In the event other additional financing alternatives are not completed, the Company believes that its existing cash resources are adequate to continue expansion of its operations on a reduced scale. See "Risk Factors--Significant Capital Requirements; Need For and Uncertainty of Additional Financing."

                                    BUSINESS

THE COMPANY

    Rhythms is a comprehensive networking solutions company that provides high-speed data communications services on an end-to-end basis to Service Providers (as defined herein) and end users. Rhythms combines high-speed local access through the deployment of DSL technology with capacity balanced local and wide area networks to provide low cost networking solutions (the "Rhythms Network"). The Rhythms Network is intended to be national in scope and to provide national and regional ISPs, IXCs, CLECs, network and systems integrators, value-added resellers (collectively, "Service Providers") and end users with a secure, reliable, high throughput solution to the key shortcomings of today's networks. Rhythms will offer turnkey end-to-end data communications solutions that can be integrated with Service Providers' existing service offerings to provide a comprehensive package to end users. The Company believes the Rhythms solution will be attractive due to the Company's ability to provide a complete networking solutions platform including (i) low cost, high-speed local access; (ii) local and wide area balanced capacity; and (iii) end-to-end network management.

    Rhythms is positioned to capitalize on the increasing importance and rapid growth in data networking. Rhythms' initial target markets include private line replacement, remote LAN connectivity and Internet access. According to industry sources, the total U.S. private line market (low-speed analog and digital private lines and frame relay DS-0 circuits) was approximately $11.3 billion in 1997 and is expected to grow to $22.7 billion by 2000. In addition, the remote Internet and LAN access market was approximately $5.9 billion in 1997, and is expected to grow to $11.7 billion by 2000, representing a projected compound annual growth rate of 26%. Based on industry sources regarding the number of LANs in the United States, the Company believes it will be able to address 28% of all LANs in the United States with the buildout of its initial 11 markets, expected to be completed by the first half of 1999. The Company intends to expand into a total of 30 markets across the country by the end of the year 2000; accordingly, it has signed interconnection agreements with four ILECs, has obtained CLEC authority in ten states, and expects to receive authority in an additional 14 states by December 31, 1998. While facilitating this expansion, the Company expects its operating losses and capital expenditures to increase substantially.


    Since its inception in February 1997, Rhythms has made substantial progress in developing a scalable platform designed to be rapidly rolled out on a nationwide basis. The Company has signed interconnection agreements with Pacific Bell, Bell Atlantic, U S WEST and Ameritech, has obtained CLEC authority in California, Florida, Illinois, Maryland, Massachusetts, Michigan, New Jersey, New York, Oregon, Virginia, Washington and Wisconsin, is permitted to operate as a CLEC in Pennsylvania, and is currently in negotiations to interconnect with five other ILECs. The Company began service trials in the greater San Diego metropolitan area in December 1997 and began offering commercial services in San Diego on April 1, 1998 and in San Francisco on June 1, 1998. The Company believes that the net proceeds from the Old Notes Issuance, together with its existing cash, lease line proceeds and future revenue generated from operations, will be sufficient to fund the Company's operating losses, capital expenditures and working capital requirements for the next 24 months associated with the rollout and subsequent operation of its initial 11 markets. The Company intends to subsequently build out in other markets across the country, as discussed above.


    The Company has assembled a management team with substantial experience in the development, growth and operation of data networking businesses. The Company's Chief Executive Officer and President, Catherine Hapka, previously served as President and Chief Operating Officer of !NTERPRISE Networking Services, U S WEST's data networking business. Under her leadership, !NTERPRISE grew from a start-up to $500 million in annual contract sales. James Greenberg, the Company's Chief Network Officer, directed the design, planning, operation and construction of Sprint's data networks, during which time Sprint's data networking business grew from a multi-million to a multi-billion dollar business. Rhythms' sponsors have invested $30.4 million in equity to date, and include Kleiner Perkins Caufield &

Byers, a leading investor in technology and telecommunications companies, and Enron Communications Group, Inc., a subsidiary of Enron Corporation, one of the world's largest energy producers, distributors and marketers. Other investors include Brentwood Venture Capital, The Sprout Group and Enterprise Partners.

MARKET OPPORTUNITY

    Data communications is the fastest growing segment of the telecommunications industry. Industry sources indicate that data traffic is growing seven times faster than voice traffic, and that by the end of 2000 data communications will represent nearly 77% of enterprise network traffic. Much of the growth in data traffic will be driven by the widespread adoption of bandwidth intensive data networking applications, such as intranets, collaborative workflow, e-commerce and data warehousing. The growing use of such bandwidth-intensive applications is creating a number of challenges for the existing Public Switched Telephone Network ("PSTN"), public data networks and private networks. These challenges affect the entire architecture of the existing telecommunications network and limit the ability of business users to optimally leverage the benefits of new information technologies. The Company believes that the key shortcomings of today's networks include:

    LOW-SPEED, UNRELIABLE LOCAL ACCESS. The current local access network represents the greatest bottleneck to high performance data networking. In the vast majority of cases, distributed workers and remote business locations must rely on low-speed, unreliable dial-up modems or ISDN connections over the traditional circuit-switched telephone network to gain access to their corporate LAN or the public Internet. Industry sources predict that the number of teleworkers/employees who spend some portion of their workday at other than company locations will grow to approximately 66 million by 2002. Industry sources also estimate that over 95% of teleworkers currently gain access to their corporate LAN or the public Internet through dial-up modems, which generally provide sub-optimal performance due to lowspeed, dropped connections and busy signals. In addition, industry sources indicate that 88% of businesses with intracompany networks currently use dial-up connections for site-to-site connectivity.

    INEFFICIENT NETWORK ARCHITECTURE. Current network architecture is a result of regulatory restrictions and outdated network design. For example, prior to deregulation brought about by the passage of the Telecommunications Act of 1996, local and long distance networks remained separate and distinct. This architecture results in a number of network inefficiencies, including local traffic often traversing the long distance network to reach the same local destination, wasting increasingly valuable wide area backbone bandwidth and reducing overall network reliability and speed.

    INCREASING NETWORK CONGESTION. Networks are becoming increasingly congested due to the rapid growth in data traffic and the imbalance in capacity between local and wide area networks. While high-speed local access technologies such as DSL will be deployed to help solve the local access bottleneck, other bottlenecks throughout the existing networks, including the PSTN, will likely become exposed, making it necessary to redesign the existing networks.

    LIMITED DISTRIBUTED STORAGE CAPACITY. Little if any distributed storage capacity currently exists in either private or public networks. As a result, when user volume exceeds network capacity, data transmission is either slowed or information is lost. Today, each time a user accesses a high usage company database or web site, the data must traverse the entire local and wide area network, wasting capacity and decreasing user performance.

    LACK OF AN INTEGRATED SOLUTION. Today, Service Providers and end users are forced to integrate telecommunications services with offerings from multiple vendors to create a complete network solution. This requires frequent interactions with many representatives within the ILECs and other suppliers resulting in a complex, time-consuming process and limited ability to proactively monitor and manage the overall performance of customer networks.

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
THE RHYTHMS NETWORK SOLUTION

    The Rhythms Network has been designed to meet the requirements of broadband, highly reliable end-to-end data communications and solve the performance problems of today's networks. The Company's solution offers business customers an affordable network with the performance, reliability and security of high performance private networks. The Rhythms Network solution consists of:

    HIGH-SPEED, DEDICATED LOCAL ACCESS. Rhythms has constructed a high-speed, "always on" (i.e., dedicated) local access network in the greater San Diego metropolitan area using DSL technology over standard copper telephone lines to give users access speeds of up to 7.0 Mbps downstream and 1.0 Mbps upstream--substantially greater speeds than a standard 56 Kbps (0.056 Mbps) modem. The Company believes this technology will offer substantially greater price performance as compared to conventional network alternatives.

    OPTIMIZED LOCAL AND WIDE AREA TRAFFIC MANAGEMENT. Rhythms' network architecture is designed to switch and route traffic within each metropolitan area, keeping local traffic local and sending only remote traffic over the wide area network, thereby increasing overall network capacity and reliability.

    END-TO-END BALANCED CAPACITY. In order to provide balanced local and wide area networks, Rhythms plans to connect its high-speed local access networks to leased backbone facilities at equivalent or greater speeds to provide uniform throughput.

    PACKAGED NETWORKING SOLUTIONS. Rhythms believes that its solutions can offer its Channel Partners and end users national, fully integrated, local and wide area business networking and proactive network management and monitoring.

    DISTRIBUTED STORAGE. The Company plans to build storage capacity in the network to improve network performance. This distributed storage capacity is designed to (i) increase overall network performance by placing dense content, software and applications close to the end user; (ii) reduce network volume by sending high usage content over the wide area network only once, thereby reducing the number of times that data is transmitted; and (iii) increase overall throughput by reducing traffic levels across the wide area network.

    SECURITY. The Rhythms Network is designed to provide secure communications on an end-to-end basis by implementing both IP virtual private networks and ATM permanent virtual circuits (PVCs) to ensure a single, secure path among customer endpoints.

BUSINESS STRATEGY

    The key elements of the Company's business strategy are as follows:

    LEVERAGE EXPERIENCED MANAGEMENT TEAM. The Company believes that its ability to combine and draw upon the diverse and extensive talent of its senior management gives it a competitive advantage in providing data networking solutions. The senior management team has come from industry leaders such as Sprint, U S WEST and CompuServe. On average, each member of the senior management team has over 15 years of experience in the data networking and telecommunications industries.

    LEAD WITH DSL LOCAL ACCESS NETWORKS. Rhythms intends to capitalize on the attractive economic, performance and deployment characteristics of DSL to offer users local access at speeds many times faster than conventional dial-up modems and with a favorable performance to price ratio relative to existing alternatives. High-speed local access bandwidth will improve the ability of customers to better utilize bandwidth intensive applications. Over time, Rhythms plans to offer a portfolio of high-speed local access technologies to meet customer needs.

    RAPIDLY ESTABLISH A NATIONAL FOOTPRINT. Rhythms' initial goal is to rapidly establish a nationwide footprint capable of serving 50% of all LANs in the United States. As part of its initial deployment in California, Rhythms has developed a scalable implementation plan which it believes can be replicated in metropolitan areas nationwide. The Company believes this rollout plan will allow it to establish early brand awareness, gain valuable market share and achieve economies of scale.

    PROVIDE BROAD MARKET COVERAGE. Rhythms intends to provide widespread, broadband local access in each of its markets. The Rhythms Network will achieve this coverage through collocation in ILEC central offices, which allows the Company to offer high-speed local access to a majority of businesses and their distributed locations and workers within a given target market. This broad collocation strategy will enable Rhythms to significantly increase the reach of its customers' data networks. Rhythms believes that broad deployment of its local access services is critical in serving its Channel Partners' connectivity needs by providing complete coverage of their customers' communities of interest.

    MINIMIZE UPFRONT CAPITAL INVESTMENT. The Company believes that the Rhythms DSL network architecture requires lower initial and incremental capital investment than many other currently available local access architectures, such as cable modems and wireless alternatives. Rhythms has designed a business model in which a significant portion of the capital deployed will be directly linked to the success of acquiring customers.

    CREATE STRATEGIC PARTNERSHIPS WITH SERVICE PROVIDERS. Rhythms intends to develop strategic relationships with Service Providers in order to accelerate the distribution of its service offerings. By selling its services through these Channel Partners, Rhythms believes it will minimize its direct sales costs, gain access to a wide audience of business customers, accelerate subscriber penetration and, over time, speed the acceptance of new services. Rhythms believes that its solution significantly enhances the competitiveness of its Channel Partners by enabling them to quickly offer a national, integrated networking services solution, without the time, expense and effort required to integrate telecommunications services and hardware components.

TARGET MARKET OVERVIEW

    Rhythms has identified three primary market segments as the focus of its initial marketing activities: Edge Networks, Reach Networks and Legacy Networks. In each of these segments, the Company believes that the Rhythms Network will be capable of capturing as well as creating new demand as a result of its attractive price performance and ease of implementation.

    EDGE NETWORKS: CONNECTING DISTRIBUTED WORKERS. The number of distributed workers is large and growing rapidly. According to industry sources, distributed workers (teleworkers, at-home workers and self-employed professionals) account for approximately one-third of all workers in the United States. Based on industry sources, the Company estimates that the number of teleworkers alone will exceed 66 million by 2002. Industry sources indicate that 90% of all businesses have employees who work from home at least some of the time. In the vast majority of cases, these distributed workers must rely on low-speed, unreliable dial-up modems or ISDN connections over the traditional circuit-switched telephone network to gain access to their private network or to the public Internet.

    REACH NETWORKS: CONNECTING INTRACOMPANY AND INTERCOMPANY SITES. The large and growing need for reliable, secure, high-speed connections to a business' remote offices, customers and business partners is a significant opportunity. Industry sources indicate that 88% of intracompany communications (e.g., business site-to-site connections) currently depend on dial-up access either to a private network or to the Internet. In addition, businesses have an increasing need to be electronically linked to each other to collaborate. Intercompany communication is largely based on dial-up connections to the Internet. Industry sources indicate that intercompany communication is projected to grow at a much faster rate than intracompany communication, and that by 2000 intercompany traffic will approximately equal intracompany traffic.

    LEGACY NETWORKS: REPLACING AND UPGRADING CORPORATE NETWORKS. Upgrading and replacing slow, expensive circuits in legacy enterprise networks represents an additional opportunity. Over the years, large businesses have built enterprise networks to connect multiple intracompany sites through some combination of low-speed, dial-up, private line and frame relay connections. In many cases, these conventional networks provide lower relative price performance than DSL networks. According to industry sources, the total U.S. private line market (low-speed analog and digital private lines and frame relay DS-0 circuits) was approximately $11.3 billion in 1997 and is expected to grow to $22.7 billion by 2000, representing a projected compound annual growth rate of 26%.

PRODUCTS AND SERVICES

    Rhythms' initial products and services will consist of (i) Power-Internet solutions for high-speed Internet access; (ii) MetroLAN solutions for secure intranets and extranets; (iii) Enterprise Telework solutions for remote access to corporate applications; (iv) Legacy Network Integration solutions for private line and frame relay networks; and (v) Distributed Storage solutions for access to corporate software and applications. Many of these services will be sold to or marketed through Channel Partners under co-marketing or resale types of arrangements pursuant to which such Channel Partners will package the Company's services with products and/or services of their own to provide end-users an integrated solution.

    POWER-INTERNET SOLUTIONS. Together with its ISP Channel Partners, Rhythms offers Internet access at speeds ranging from 384 Kbps to 7.0 Mbps. The Company intends to offer its customers a choice of speeds depending on the length and quality of the copper loop. Unlike dial-up access or ISDN, this high bandwidth Internet solution is always on, significantly reducing latency. The Power-Internet solution is designed to serve customers' throughput needs with scalable bandwidth and to protect their sites with ISP or campus firewalls. Rhythms' existing ISP Channel Partners integrate the Rhythms Network with their own Internet services (e.g., DNS registration, e-mail, FTP and Usenet) and consulting/help desk services to create fully functional turnkey Internet solutions for small, medium and large business customers. The Company intends to sell the Power-Internet solution into the Edge and Reach Network markets. See "-- Target Market Overview."

    METROLAN SOLUTIONS. The Company's MetroLAN solution offers dedicated network connectivity for intranets and extranets. The MetroLAN solution can be connected to existing private networks, leveraging the investment in existing network access devices and routers. MetroLAN is designed to provide secure private local connectivity and access to the Internet through a secure gateway. The Rhythms Network enables firewall capabilities, including source address routing, packet filtering and physical address binding to ensure traffic is delivered to subscriber destinations. The Company intends to sell the MetroLAN solution into the Edge, Reach and Legacy Network markets.

    ENTERPRISE TELEWORK SOLUTIONS. Rhythms intends to work with network and systems integrators to configure corporate teleworker access to the Internet and the corporate backbone, and to provide high-speed web access, e-mail and file transfer protocol ("FTP") connectivity. This solution is designed to deliver highly effective distributed networking, for example, for high-tech professionals such as corporate systems administrators or network managers or for groups of remote customer service agents located in a home office setting. In certain cases, Rhythms will work with information technology departments to integrate applications at the teleworker's home desktop, or in other cases, host the end-user's corporate applications on the Rhythms Network. The Company intends to sell the Enterprise Telework solution into the Edge Network market.

    LEGACY NETWORK INTEGRATION SOLUTIONS. Rhythms intends to offer a comprehensive network solution to upgrade or replace legacy private line networks and low-speed frame relay networks. For businesses with legacy private line networks supporting systems network architecture ("SNA") traffic or delay sensitive traffic, Rhythms intends to provide a more reliable, cost effective data network. For existing low-speed frame relay networks, Rhythms plans to re-engineer multi-carrier interfaces to enable frame relay over

DSL and private connections to end user sites, improving network carrying capacity and security. The Company intends to sell the Legacy Network Integration solution into the Legacy Network market.

    DISTRIBUTED STORAGE SOLUTIONS. The Distributed Storage solution is designed to provide cost effective, reliable and secure distributed storage of content rich data files (e.g., software upgrades, catalogs and customer databases) for remote business locations and distributed workers. Businesses can store their data intensive files on servers that reside in each Rhythms Metro Service Center, giving users more rapid response to their requests for downloads by reducing the distance the data must travel. In addition, contention among users simultaneously attempting to access a single host computer will be reduced by distributing the access load among multiple hosts, each located in a Rhythms Metro Service Center. The Company intends to sell the Distributed Storage solution into the Edge and Reach Network markets.

SALES AND MARKETING

    As of June 1998, the Company employed a sales and technical support force of approximately 15 persons in California. The Company will increase the size of its sales and technical support force to recruit and support new Channel Partners and to sell and support end users as it enters new markets.

    Rhythms' sales strategy will focus on entering into partner relationships with a variety of indirect channels, including Service Providers, to sell its solutions to end users. The Company believes that distribution arrangements with such Service Providers will give it access to their large customer bases. Rhythms intends to strategically partner with those companies that offer services to information-intensive businesses with multiple locations and distributed workers and that provide superior customer service. These Channel Partners relationships will include distribution and resale arrangements pursuant to which Rhythms' services will be sold to Service Providers who will then package Rhythms' services with services and/or products of their own to provide end-users an integrated solution.

    Marketing support services include training, proposal development, channel support materials, web promotion, joint participation in national and regional customer events, trade shows and press announcements. Rhythms intends to bring to its Channel Partners a fully integrated network solution. The Company intends to relieve its Channel Partners of the burden of acting as a network integrator by qualifying potential customers, ordering connections, installing and turning up network services, installing equipment on the customer premises, monitoring the network, trouble shooting, making repairs and providing a single bill.

    To date, the Company has primarily offered its services through ISPs in San Diego. Rhythms has entered into commercial arrangements with 10 ISPs in San Diego and five ISPs in San Francisco. The Company is also seeking to sell its solutions directly to select enterprise customers that have large numbers of distributed locations and workers currently using hundreds or thousands of ISDN or dial-up connections. Rhythms has entered into a trial agreement with Cisco Systems, Inc. and a commercial agreement with QUALCOMM.

    The Company began service trials in San Diego in December 1997 and began offering commercial services in the San Diego area on April 1, 1998 and in San Francisco on June 1, 1998. Rhythms launched its services in San Jose and East Bay in July 1998 and Los Angeles and Orange County in September 1998.

CUSTOMER SERVICE

    Rhythms intends to offer both its Channel Partners and end users a single point of contact for implementation, maintenance and billing. The Rhythms Customer Service Center ("RCSC"), located in Englewood, Colorado, is available at 1.800.RHYTHMS, from 8 a.m. to 6 p.m., mountain standard time, five days a week. The Rhythms Network Operations Center ("RNOC"), working in tandem with the RCSC, will provide both proactive and customer initiated maintenance services and operates 24 hours a day, seven days a week. The Company intends to develop web-based systems to support customer transactions electronically.

    IMPLEMENTATION. Working with a Channel Partner, a Rhythms customer service technician and a sales engineer will develop a project implementation plan for each customer. The plan will include qualifying the customer (i.e., for DSL-based services, determining the availability of an appropriate copper loop for the customer) for the Company's service offerings, placing orders for the connection facilities, coordinating the delivery of the connection, turn up and final installation. In the San Diego and San Francisco markets, Rhythms has entered into an arrangement with Genicom, Inc. ("Genicom"), under which Genicom will provide field services for the Company 24 hours a day, seven days a week. The Company intends to use third parties for field services in other markets.

    MAINTENANCE. The RNOC provides network surveillance through standard Simple Network Management Protocol ("SNMP") tools for each element in the Rhythms network. Because the Company has complete visibility of the customer's network, Rhythms believes it will be able to proactively detect and correct the majority of the customer's maintenance problems remotely. The Company's goal is to proactively detect and repair 90% of the customer's maintenance problems before the customer is aware of a problem. The Company believes that customer initiated maintenance and repair requests will be managed and resolved primarily through the RCSC. The Company will utilize a trouble ticket management system to communicate customer maintenance problems from the RCSC to the RNOC engineers and the field services providers.

    BILLING. Customer bills are currently issued on a monthly basis through the Company's internal systems. Customer billing inquiries are managed by the RCSC. The Company has entered into an arrangement with Federal Trans Tel, Inc. ("FTT") under which, beginning October, 1998, FTT has agreed to provide all of the Company's billing requirements, including service rating, invoicing, bill creation, mailing, lock box receipts, remittance processing and tax reporting. The RCSC will continue to be the single point of contact for billing inquiries.

    CUSTOMER SUPPORT SYSTEMS. The Company's system architecture is designed to facilitate rapid service responsiveness and reduce the cost of customer support. An integrated set of standard, off-the-shelf systems is used to support the Company's business processes. All business functions, including sales, ordering, provisioning, maintenance and repair, billing, accounting and decision support, are designed to use a single database repository, ensuring that every function has accurate, up-to-date information. Automation within and between processes is enabled through the use of client/server tools and scalable Unix and Microsoft NT servers.

SERVICE DEPLOYMENT

    To rapidly rollout services in new markets, Rhythms has developed a structured methodology and process for selecting target cities, deploying its high performance network services and identifying potential Channel Partners. The Company developed a prototype rapid deployment process in San Diego and in San Francisco and is currently replicating this model in East Bay and San Jose and Los Angeles and Orange County. The Company believes that the rapid deployment process will significantly reduce time to market and can be refined and replicated in its other targeted markets.

    The target cities were selected based on high volumes and concentrations of LANs, both of which the Company believes are the best indicators of data intensive business density. Network deployment locations within a metropolitan market are selected using proprietary demographic algorithms applied to third party databases of businesses and households. These concentrations of businesses and high income households are plotted using sophisticated mapping software that also overlays ILEC CO boundaries with street level detail.

    Rhythms' rapid deployment process includes an integrated operations buildout and market development plan to achieve multiple objectives in parallel. The network related processes include identifying space facilities; designing the metropolitan network; ordering, staging and installing equipment; and turning up the network and the support infrastructure. Concurrently, the sales, business development and marketing teams staff the sales and technical support positions, attempt to identify and engage the best Channel Partners and launch a marketing and public relations campaign.

THE RHYTHMS NETWORK ARCHITECTURE

    The Rhythms Network Architecture consists of endpoints, transport, Rhythms Connection Points ("RCPs"), Rhythms Metro Service Centers ("RMSCs") and the Rhythms Backbone, all centrally managed by the RNOC. These components are integrated into local, metropolitan and wide area networks that combine speed and balanced capacity in a manner designed to deliver a high performance networking experience for the Company's customers.

    ENDPOINT. The Rhythms Network begins with the integration of the Rhythms endpoint device into the customer's personal computer, local area network or enterprise router. The Company currently offers DSL and private line DS-1 level and higher connectivity but is not limited to these technologies. For DSL access, the Company will provide a DSL modem at the customer premises. For DS-1 level and higher access, the Company intends to provide a channel/digital service unit on the customer premise.

    TRANSPORT. Rhythms transport connects customer endpoints to the Rhythms Network. For subscriber loop access, the transport is a DSL-capable copper loop ordered by Rhythms from an ILEC. For DS-1 level and higher access, the transport is leased copper or fiber trunks provided by the ILEC or a CAP. The Company will act as a single point of contact between its customers and the transport vendors and will manage the ordering, engineering and implementation processes associated with connecting the customer endpoint and transport to the Rhythms Network.

    RHYTHMS CONNECTION POINT. An RCP is a physical point of presence within a market that will connect the DSL equipped copper loop to the Company's DSL multiplexing equipment. The Company expects that RCPs will typically be collocated within an ILEC CO, at multiple points throughout a metropolitan area.

    RHYTHMS METRO SERVICE CENTER. An RMSC is a physical point of presence within a market that will accept high speed connectivity over SONET rings from the RCPs. The Company expects to have one RMSC for each of its markets. The RMSC houses the Company's ATM switches, IP routers and application servers to connect traffic to and from a customer endpoint within a region or across the Rhythms Backbone.

    RHYTHMS BACKBONE. The Rhythms Backbone will interconnect RMSCs so that data traffic can be transported between customer endpoints located in different regions. Initially, the Company intends to lease high speed ATM, frame relay and IP technologies from third parties to create the Rhythms Backbone.

COMPETITION

    Rhythms will face competition from many competitors with significantly greater financial resources, well-established brand names, and large, existing installed customer bases. Moreover, the Company expects the level of competition to intensify in the future. The Company expects significant competition from ILECs, traditional and new IXCs, CAPs, CLECs, cable modem service providers, ISPs and wireless and satellite data service providers.

    Many of these competitors are offering (or may soon offer) technologies and services that will directly compete with some or all of the Company's service offerings. Such technologies include ISDN, DSL, wireless data and cable modems. Some of the competitive factors in the Company's markets include transmission speed, reliability of service, breadth of service availability, price performance, network security, ease of access and use, content bundling, customer support, brand recognition, operating experience, capital availability and exclusive contracts. The Company believes that it compares unfavorably with its competitors with regard to, among other things, brand recognition, existing relationships with end-users, available pricing discounts, ILEC CO access, capital availability and exclusive contracts. Substantially all of the Company's competitors and potential competitors have substantially greater resources than the Company. There can be no assurance that the Company will be able to compete effectively in its target markets.

    INCUMBENT LOCAL EXCHANGE CARRIERS. ILECs, such as GTE and U S WEST, are leasing wide area connectivity from IXCs, have existing metropolitan area networks and have circuit-switched local access networks. In addition, most ILECs are establishing their own ISP businesses and are presently conducting technical and/or market trials of DSL-based services. Most ILECs have announced commercial DSL services in certain areas. The Company believes that ILECs have the potential to quickly overcome many of the issues that have delayed widespread deployment of DSL services in the past; if and when they do so, the ILECs will represent strong competition in all of the Company's target markets. The ILECs have an established brand name in their service areas, possess sufficient capital to deploy DSL services rapidly and are in a position to offer service from central offices where the Company may be unable to secure collocation space.

    TRADITIONAL INTER-EXCHANGE CARRIERS, FIBER BASED CAPS AND COMBINATIONS OF THE TWO. Long distance companies such as WorldCom and AT&T already have, or are rapidly acquiring, all of the network functionality needed to support high-speed, end-to-end networking services. This functionality includes wide area networking (e.g., WorldCom and MCI); metropolitan area networking (e.g., WorldCom's acquisition of MFS Communications Company, Inc. and Brooks Fiber Properties, Inc.; Qwest/LCI; and AT&T's acquisition of Teleport Internet Services and its announced TCI merger); distributed local access (e.g., WorldCom's alliance with MFS); and basic ISP services (e.g., WorldCom's ownership of UUNET Technologies, Inc., ANS Communications, Inc. and CompuServe; AT&T's association with TCG CERFnet, Inc.; and Sprint's partnership with EarthLink Network, Inc.). These carriers have deployed large scale networks, have large numbers of existing business and residential customers and enjoy strong brand recognition. For instance, these companies have extensive fiber networks in many metropolitan areas that primarily provide high speed digital and voice elements to large companies. These companies could deploy high speed off-net services using DSL in combination with their current fiber networks. They also have interconnection agreements with many of the ILECs and have secured collocation spaces from which they could begin to offer competitive DSL services. Sprint made an announcement in May 1998 of its intent to create a high-speed end-to-end data network.

    NEW INTER-EXCHANGE CARRIERS. Long-haul backbone providers, such as Williams, Qwest and Level 3 Communications, Inc., are building and managing high bandwidth, nationwide IP-based packet technology networks for the wide area network. These same providers are acquiring or partnering with ISPs to provide gateways to the public Internet and basic ISP services (e.g., Williams/Concentric, IXC/PSINet, Qwest/ Supernet, Inc.). These companies could extend their existing networks to include fiber metropolitan area networks and high speed, off-net services using DSL, either alone, or in partnership with others.

    CABLE MODEM SERVICE PROVIDERS. Cable modem service providers such as @Home Networks (and their respective cable partners) are deploying high-speed Internet access services over hybrid fiber coaxial cable networks. Where deployed, these networks provide local access services similar to the Company's services, and in some cases at higher speed. They also offer these services at lower price points than the Company's services and target both residential and business customers. They achieve these lower price points in part by sharing the bandwidth available on the cable network among multiple end users. Actual or prospective cable modem service provider competition may have a significant negative effect on the ability of the

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
Company to secure customers and may create downward pressure on the prices the Company can charge for its services.

    WIRELESS AND SATELLITE DATA SERVICE PROVIDERS. Wireless and satellite data service providers are developing wireless and satellite-based Internet connectivity. The Company may face competition from terrestrial wireless services, including 2 GHz and 28 GHz wireless cable systems (Multi-channel Multi-point Distribution System ("MMDS") and Local Multi-channel Distribution System ("LMDS")), and 18 GHz and 38 GHz point-to-point microwave systems. For example, the FCC is currently considering new rules to permit MMDS licensees to use their systems to offer two-way services, including high-speed data, rather than solely to provide one-way video services. The FCC also recently auctioned LMDS licenses in all markets which can be used for high-speed data services and Internet access. In addition, companies such as Teligent, Inc., Advanced Radio Telecom Corp. and WinStar Communications, Inc. hold point-to-point and point-to-multi-point microwave licenses to provide fixed wireless services such as voice, data, Internet access and video. The Company also may face competition from satellite-based systems. Motorola Satellite Systems, Inc., Hughes Space Communications (a subsidiary of Hughes Electronic Corporation), Teledesic, Iridium World Communications, Ltd., Globalstar and others are planning or are in the process of building global satellite networks which can be used to provide broadband voice and data services. In January 1997, the FCC allocated 300 MHz of spectrum in the 5 GHz band for unlicensed devices to provide short-range, high-speed wireless digital communications. These frequencies must be shared with incumbent users without causing interference. Although the allocation is designed to facilitate the creation of new wireless LANs, it is too early to predict what kind of equipment might ultimately be manufactured and for what purposes it might be utilized.

    INTERNET SERVICE PROVIDERS. Independent ISPs such as Concentric Network Corporation and Mindspring Enterprises provide Internet access to residential and business customers, generally using the existing PSTN at ISDN speeds or below. Some ISPs, such as HarvardNet, Inc. in Massachusetts, InterAccess in Illinois and Vitts Network in New Hampshire, have begun offering DSL-based services. To the extent the Company is not able to partner with ISPs to provide its services, ISPs could become DSL service providers competitive with the Company.

    OTHER CLECS. Other companies have plans to enter the market and offer high-speed data services using a business strategy similar to that of the Company. The 1996 Act specifically grants CLECs the right to negotiate interconnection agreements with ILECs. Furthermore, the 1996 Act allows CLECs to enter into interconnection agreements which are identical in all respects to that of the Company. Certain CLECs, including Covad and NorthPoint, have begun offering DSL-based access services, and others are likely to do so in the future.

GOVERNMENT REGULATIONS

    Some of the services offered by the Company, particularly by its wholly-owned ACI Corp. and ACI Corp. - Virginia subsidiaries may be subject to regulation at the federal, state and/or local levels. There can be no assurance that current or future federal or state regulations or legislation and therefore have a material adverse impact on the Company's business prospects, operating results, financing condition, and ability to make payments on its indebtedness, including the New Notes. In addition, participation in proceedings setting rules at either the federal or state level could consume significant financial and managerial resources, with no assurance of an outcome favorable to the Company.

    FEDERAL LEGISLATION AND REGULATION

    THE 1996 ACT. The 1996 Act, enacted on February 8, 1996, substantially departs from prior legislation in the telecommunications industry by establishing local exchange competition as a national policy through the removal of state regulatory barriers to competition and the preemption of laws restricting competition in the local exchange market.

    The 1996 Act in some sections is self-executing, but in most cases the FCC must issue regulations that identify specific requirements before the Company and its competitors can proceed to implement the changes the 1996 Act prescribes. The outcome of these various ongoing FCC rulemaking proceedings or judicial appeals of such proceedings could materially affect the Company's business prospects, operating results, financial condition and its ability to make principal and interest payments on its indebtedness, including the New Notes.

    The Federal Communications Commission ("FCC") prescribes rules applicable to interstate communications, including rules implementing the 1996 Telecommunications Act (the "1996 Act"), a responsibility it shares with the state regulatory commissions. The 1996 Act removed many of the remaining barriers to local competition, and the FCC's initial rules interpreting the Act (the "FCC Order") were generally encouraging to increased local competition. A federal appeals court for the 8th Circuit reviewed the FCC Order, and overruled some of its provisions, including some rules on pricing and nondiscrimination. That ruling is itself to be reviewed by the U.S. Supreme Court. In December, 1997 a federal court in Texas ruled unconstitutional the 1996 Act's requirement that former Bell System ILECs cannot provide interLATA services until they meet certain requirements. This could reduce the incentives of those ILECs to cooperate in opening their markets to competition. The FCC and other parties have asked the U.S. Supreme Court to review this ruling. In May, 1998 a federal court in Washington, D.C. ruled that other 1996 Act limitations on Bell System ILECs are not unconstitutional. These contrasting rulings may be resolved by the U.S. Supreme Court at some point. There can be no assurance that the final outcome of these reviews will not have a material adverse impact on the Company. In addition, four of the Regional Bell Companies have petitioned the FCC to be relieved of certain regulatory requirements in connection with their own DSL services, including obligations to unbundle DSL-equipped loops (but not the obligation to unbundle the loops Rhythms purchases for its DSL services). There can be no assurance that the final outcome of these petitions or other proceedings interpreting the requirements of the 1996 Act will not have a material adverse impact on the Company.

    STATE REGULATION

    Some of the Company's services, particularly those of ACI Corp. and ACI Corp. -Virginia, may be classified as intrastate services subject to state regulation. All of the states where the Company operates, or will operate, require some degree of state regulatory commission approval to provide certain intrastate services. In most states, intrastate tariffs are also required for various intrastate services, although the Company is not typically subject to price or rate of return regulation for tariffed intrastate services. Actions by state public utility commissions could cause the Company to incur substantial legal and administrative expenses.


    Under the 1996 Act, if a request is made by the Company, ILECs have a statutory duty to negotiate in good faith with the Company for agreements for interconnection and access to unbundled network elements. These negotiations are conducted on a region-wide basis, and individual agreements are then signed for each of the states in the region for which a request has been made. The Company has completed interconnection negotiations with Bell Atlantic, Pacific Bell, U S West and Ameritech. The Company and Ameritech have signed an agreement for Illinois and currently are negotiating an interconnection agreement for Michigan. The Company and Bell Atlantic have signed agreements for Pennsylvania, New Jersey, Maryland and Virginia, and are currently negotiating agreements for Massachusetts and New York. The Company and Pacific Bell have signed an agreement for California. The Company and U S West have signed an agreement for Washington, and are currently negotiating agreements for Colorado, Arizona and Oregon. In addition, the Company is currently negotiating with SNET for Connecticut, with GTE for Washington, Oregon, California and Florida, with SBC for Texas, Missouri and Kansas, and with BellSouth for Georgia and Florida. There can be no assurance that these interconnection agreements will be on terms that are entirely satisfactory to the Company.

    During these negotiations, the Company or the ILEC may submit disputes to the state regulatory commissions for mediation and, after the expiration of the statutory negotiation period set forth in the 1996 Act, the parties may submit outstanding disputes to the states for arbitration. To date, the Company has not submitted any disputes to the states for mediation or arbitration.

    Under the 1996 Act, states have begun and, in a number of cases, completed regulatory proceedings to determine the pricing of UNEs and services, and the results of these proceedings will determine whether it is economically attractive to use these elements.

    LOCAL GOVERNMENT REGULATION

    Should the Company in the future decide to operate its own transport facilities over public rights-of-way, it may be required to obtain various permits and authorizations from municipalities in which it operates such facilities. Some municipalities may seek to impose similar requirements on users of transmission facilities, even though they do not own such facilities. The actions of municipal governments in imposing conditions on the grant of permits or other authorizations or their failure to act in granting such permits or other authorizations could have a material adverse effect on the Company's business.

EMPLOYEES

    As of September 1998, the Company had approximately 125 employees. The Company believes that its future success will depend in part on its continued ability to attract, hire and retain qualified personnel. Competition for such personnel is intense, and there can be no assurance that the Company will be able to identify, attract and retain such personnel in the future. None of the Company's employees are represented by a labor union or are the subject of a collective bargaining agreement. The Company has never experienced a work stoppage and believes that its employee relations are good.

PROPERTIES

    The Company's headquarters are located in facilities consisting of approximately 34,000 square feet in Englewood, Colorado, which the Company occupies under a lease that expires in October 1999. The Company also leases space in a number of other locations for network equipment installations.

LEGAL PROCEEDINGS

    The Company is not currently a party to any legal proceedings. The Company is, however, subject to state commission, FCC and court decisions as they relate to the interpretation and implementation of the 1996 Act, the interpretation of CLEC interconnection agreements in general and the Company's interconnection agreements in particular. In some cases, the Company may be deemed to be bound by the results of ongoing proceedings of these bodies. The Company therefore may participate in proceedings before these regulatory agencies or judicial bodies that affect, and allow the Company to advance, the Company's business plans.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth the names and ages of the executive officers and the directors of the Company as of the date of this Prospectus.

NAME                                               AGE                             POSITION(S)
----------------------------------------------     ---     ------------------------------------------------------------
Catherine M. Hapka............................         44  President, Chief Executive Officer and Director

James A. Greenberg............................         37  Chief Network Officer

Jeffrey Blumenfeld............................         50  Vice President and General Counsel

Scott C. Chandler.............................         37  Chief Financial Officer

Joseph R. D'Angelo............................         32  Vice President and General Manager, Eastern Region

Gloria A. Farler..............................         51  Vice President, Marketing Support

Eric H. Geis..................................         52  Vice President and General Manager, Western Region

Rand A. Kennedy...............................         40  Vice President and Chief Network Architect

Robert T. Masitti.............................         36  Vice President, Operations and Information Systems

James J. Masterson............................         42  Vice President, Business Development

Fredrick H. Smith.............................         40  Vice President, National Sales

Kevin R. Compton..............................         40  Director

Keith B. Geeslin..............................         45  Director

Ken L. Harrison...............................         55  Director

William R. Stensrud...........................         48  Director

John L. Walecka...............................         38  Director

    All the officers identified above serve at the discretion of the Board of Directors of the Company. There are no family relationships between any persons identified above. The following are brief biographies of the persons identified above.

    CATHERINE M. HAPKA has been President, Chief Executive Officer and a Director of the Company since June 1997. Prior to joining Rhythms, Ms. Hapka served as President of NETS, Inc., an electronic commerce software company, from March 1997 to May 1997. Prior to joining NETS, Inc., Ms. Hapka served as Executive Vice President, Markets, for U S WEST Communications, Inc. ("U S WEST") from January 1995 to October 1996. In this capacity, Ms. Hapka led business and consumer telecommunications units responsible for the voice, data, wireless, video and long distance businesses. From 1991 to 1994, Ms. Hapka served as President and Chief Operating Officer of the !NTERPRISE Networking Services Unit of U S WEST ("!NTERPRISE"). Prior to joining U S WEST, Ms. Hapka held general management positions with General Electric and McKinsey & Co., Inc.

    JAMES A. GREENBERG has been the Chief Network Officer of the Company since July 1997. From January 1990 to July 1997, Mr. Greenberg served in various positions at Sprint Communications, most recently as Senior Director and interim Vice President of the Data Operation and Engineering Group. In that capacity, Mr. Greenberg directed the design, planning, operation and construction of Sprint's data networks.

    JEFFREY BLUMENFELD has been Vice President and General Counsel of the Company since August 1997, and has been a partner in the Washington, D.C. law firm of Blumenfeld & Cohen since 1984, which specializes in pro-competition advocacy for technology-intensive companies. Since 1995, Mr. Blumenfeld has served as senior trial counsel to the Antitrust Division of the U.S. Department of Justice in several matters. Before starting Blumenfeld & Cohen in 1984, Mr. Blumenfeld held positions with the U.S. Department of Justice from 1973 to 1984, most recently as Chief of the U.S. v. AT&T staff of the Antitrust

Division. Mr. Blumenfeld is an adjunct professor of communications law at the Georgetown University Law Center. Pursuant to his employment agreement, Mr. Blumenfeld has agreed to expend approximately 24 hours a week in his capacity as an officer of the Company. See "--Employment Agreements and Change in Control Arrangements."

    SCOTT C. CHANDLER has served as the Company's Chief Financial Officer since April 1998. From August 1996 to April 1998, Mr. Chandler served as President and Chief Executive Officer of C-Cor Electronics, Inc., a manufacturer of broadband telecommunications equipment. From June 1990 to August 1996, Mr. Chandler served in various positions at U S WEST and its subsidiaries, most recently as Vice President-General Manager of U S WEST Cable & Multimedia from September 1995 to August 1996. While at U S WEST, Mr. Chandler also served as Vice President and General Manager of the U S WEST subsidiary, !NTERPRISE AMERICA, from January 1994 to August 1995 and as Director of Vendor Relations/Channel Support of !NTERPRISE Networking Services from January 1992 to December 1993.

    JOSEPH R. D'ANGELO has served as Vice President and General Manager, Eastern Region, of the Company since August 1997 and also served as its Acting Chief Financial Officer from August 1997 to April 1998. Prior to joining the Company, Mr. D'Angelo served in a variety of positions from August 1992 through August 1997 in marketing, sales, business development and general management at Sprint Communications. Most recently, Mr. D'Angelo served as a Project Director in the Sprint Business Division of Sprint Long Distance.

    GLORIA A. FARLER has been Vice President, Marketing Support of the Company since October 1997. From January 1993 until she joined Rhythms, Ms. Farler was employed by U S WEST, most recently as Executive Director, Market Intelligence and Decision Support. Ms. Farler also led multi-disciplinary marketing strategy teams serving all of U S WEST's business and operating units and provided counsel on new business ventures, customer loyalty programs and competitive response strategy.

    ERIC H. GEIS has been Vice President and General Manager, Western Region of the Company since June 1997 and was a consultant to the Company from April 1997 to June 1997. From November 1995 to December 1996, Mr. Geis served as National Sales Director at GRC International, a producer and seller of wide area data network design and optimization software applications. Between July 1991 and November 1995, Mr. Geis served as President and Chief Executive Officer of Quintessential Solutions Inc., a provider of WAN design, pricing and optimization software applications for IXCs, RBOCs, ILECs, ISPs and major corporate accounts. Mr. Geis was also Founder, President and Chief Executive Officer of TeleQuest, Inc., a telecommunications products company from May 1983 to December 1990.

    RAND A. KENNEDY has served as Vice President and Chief Network Architect of the Company since August 1997. Prior to joining Rhythms, Mr. Kennedy held various positions at CompuServe Incorporated ("CompuServe") between 1976 and 1997, most recently in the position of Principal Network Architect. In that capacity, Mr. Kennedy directed the engineering of CompuServe's global 500+ POP network. While at CompuServe, Mr. Kennedy was awarded a United States Patent for communications technology involving financial card authorization. In addition, Mr. Kennedy holds lead committee positions within the ATM Forum and the DSL Forum.

    ROBERT T. MASITTI has served as Vice President, Operations and Information Systems of the Company since August 1997. From January 1996 until he joined the Company, Mr. Masitti served as Manager of Operations at Sprint's Internet Service Center, where he supervised a team of 54 engineers. Previously, Mr. Masitti served as Manager of Data Systems for Sprint Long Distance from February 1993 to December 1995. While at Sprint, Mr. Masitti received both Sprint's Quest for Excellence and Impact awards for outstanding contributions in customer service and cost improvement, and the Sprint Diamond Award, the Business Division's highest technical award.

    JAMES J. MASTERSON has been Vice President, Business Development of the Company since October 1997. Prior to joining Rhythms, Mr. Masterson was a founding member of !NTERPRISE. From

January 1993 to October 1997, Mr. Masterson held a variety of management positions at !NTERPRISE, most recently as Vice President of Sales Channels, where he was responsible for sales and channel management for data products. From January 1995 to April 1996, as Director of Data Integration at !NTERPRISE, Mr. Masterson crafted that company's strategic partnership strategy.

    FREDRICK H. SMITH has been Vice President, National Sales of the Company since July 1997. From October 1994 until he joined Rhythms, Mr. Smith served as Vice President and General Partner at Bolder Heuristics, Inc., an advanced software applications integrator. Previously, Mr. Smith served as Vice President of Sales and Marketing for Supernet, Inc., an ISP recently acquired by Qwest from February 1994 to October 1994. From November 1992 to February 1994, Mr. Smith also served as Director of Sales Support of !NTERPRISE, where he was responsible for market development, merchandising and sales channel development.

    KEVIN R. COMPTON has been a Director of Rhythms since July 1997. Since 1990, Mr. Compton has served as a general partner of Kleiner Perkins Caufield & Byers, a venture capital investment firm ("KPCB"). Mr. Compton is a director of Citrix Systems, Inc., Digital Generation Systems, Inc., Global Village Communication, Inc. and Corsair Communications, Inc., and is also a director of several privately held companies. Mr. Compton was elected to the position of Director of the Company as the nominee of KPCB, pursuant to the terms of a voting agreement. See "Description of Capital Stock--Board Representation Rights and Voting."

    KEITH B. GEESLIN has been a Director of Rhythms since July 1997. Since 1988, Mr. Geeslin has served as a general partner of The Sprout Group, a venture capital investment firm. Mr. Geeslin is a director of Actel Corp. and SDL, Inc., and is also a director of several privately held companies, including Paradyne Corporation, a DSL equipment manufacturer and supplier to the Company. Mr. Geeslin was elected to the position of Director of the Company as the nominee of The Sprout Group, pursuant to the terms of a voting agreement. See "Description of Capital Stock--Board Representation Rights and Voting."

    KEN L. HARRISON has been a Director of Rhythms since March 1998. Since 1975, Mr. Harrison has held various management positions at Portland General Electric Company, where he currently serves as its Chairman and Chief Executive Officer, a position he has held since December 1988. In addition, Mr. Harrison currently serves as Vice Chairman and is a Director of Enron Corporation, a position he has held since July 1997. Mr. Harrison has also served as Chairman of Enron Communications Group, Inc. since September 1997, and as a Director of Enron Oil and Gas Corporation since October 1997. Mr. Harrison was elected to the position of Director of the Company as the nominee of Enron, pursuant to the terms of a voting agreement. See "Description of Capital Stock--Board Representation Rights and Voting."

    WILLIAM R. STENSRUD has been a Director of Rhythms since its inception in February 1997 and also served as its President and Chief Executive Officer of the Company from February 1997 to June 1997. Mr. Stensrud has been a general partner at the venture capital investment firm of Enterprise Partners since January 1997. From June 1996 through December 1996, Mr. Stensrud served as President of Paradyne Corporation. Previously, from February 1992 to March 1996, Mr. Stensrud served as President and Chief Executive Officer of Primary Access Corporation. Mr. Stensrud is a director of several privately held companies, including Paradyne Corporation. Mr. Stensrud was elected to the position of Director of the Company as the nominee of Enterprise Partners, pursuant to the terms of a voting agreement. See "Description of Capital Stock--Board Representation Rights and Voting."

    JOHN L. WALECKA has been a Director of Rhythms since July 1997. Since 1984, Mr. Walecka has served as a general partner of Brentwood Venture Capital, a venture capital investment firm. Mr. Walecka is a director of Documentum, Inc. and Xylan Corporation, and is also a director of several privately held companies. Mr. Walecka was elected to the position of Director of the Company as the nominee of Brentwood Venture Capital, pursuant to the terms of a voting agreement. See "Description of Capital Stock Board Representation Rights and Voting."

DIRECTOR COMPENSATION

    Directors of the Company do not receive compensation for services provided as a Director or for participation on any committee of the Board of Directors. All Board members are reimbursed for their out-of-pocket expenses in serving on the Board of Directors or any committee thereof.

EXECUTIVE COMPENSATION

    The following table sets forth, for 1997, the compensation earned by the Company's Chief Executive Officer, its former President and Chief Executive Officer who resigned in June 1997 and its two other most highly compensated executive officers (the "Named Executive Officers") whose total compensation for 1997 exceeded $100,000 for services rendered to the Company in all capacities during that year. No executive who would otherwise have been includable in such table on the basis of salary and bonus earned for 1997 has resigned or otherwise terminated employment during 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                                       LONG-TERM
                                                                                                  COMPENSATION AWARDS
                                                                                                ------------------------
                                                                    ANNUAL COMPENSATION         RESTRICTED   SECURITIES
                                                              --------------------------------    STOCK      UNDERLYING
NAME AND PRINCIPAL POSITION(S)                                  YEAR       SALARY      BONUS     AWARD(S)   OPTIONS (#)
------------------------------------------------------------  ---------  ----------  ---------  ----------  ------------
Catherine M. Hapka (1)......................................       1997  $  163,654  $  50,000  $   --       1,460,377(2)
  President, Chief Executive Officer and Director                                                              365,094(3)
William R. Stensrud (4).....................................       1997      --         --          --           --
  President, Chief Executive Officer and Director
James A. Greenberg (5)......................................       1997      63,205     16,615      --         228,184(2)
  Chief Network Officer
Eric H. Geis (7)............................................       1997      96,519     18,417      --          55,000(2)
  Vice President and General Manager

                                                                ALL OTHER
NAME AND PRINCIPAL POSITION(S)                                COMPENSATION
------------------------------------------------------------  -------------
Catherine M. Hapka (1)......................................   $   --
  President, Chief Executive Officer and Director
William R. Stensrud (4).....................................       --
  President, Chief Executive Officer and Director
James A. Greenberg (5)......................................      50,000(6)
  Chief Network Officer
Eric H. Geis (7)............................................       --
  Vice President and General Manager

------------------------

(1) Ms. Hapka has been employed by the Company since June 1997 and the amount listed sets forth her compensation since such date.

(2) Represents the number of shares of Common Stock that may be purchased upon the exercise of options.

(3) Represents the number of shares of Series A Preferred Stock that may be purchased in accordance with Ms. Hapka's employment agreement. See Employment Agreements and Change in Control Arrangements.

(4) Mr. Stensrud served as the Company's President and Chief Executive Officer from its inception in February 1997 to June 1997. He received no compensation for his services.

(5) Mr. Greenberg has been employed by the Company since July 1997 and the amount listed sets forth his compensation since such date.

(6) Represents a flat fee relocation payment made by the Company.

(7) Mr. Geis has been employed by the Company since April 1997 and the amount listed sets forth his compensation since such date.

    The following table sets forth information with respect to stock options granted by the Company to the Named Executive Officers during 1997 pursuant to the 1997 Stock Option/Stock Issuance Plan. No stock appreciation rights were granted to the Named Executive Officers during 1997.

                                                         INDIVIDUAL GRANTS                              POTENTIAL REALIZABLE
                                                     --------------------------                           VALUE AT ASSUMED
                                         NUMBER OF    % OF TOTAL                                        ANNUAL RATES OF STOCK
                                         SECURITIES     OPTIONS                                           APPRECIATION FOR
                                         UNDERLYING   GRANTED TO     EXERCISE                              OPTION TERM(3)
                                          OPTIONS      EMPLOYEES     PRICE PER                          ---------------------
NAME                                      GRANTED     IN 1997(2)       SHARE        EXPIRATION DATE        0%          5%
---------------------------------------  ----------  -------------  -----------  ---------------------  ---------  ----------
Common Stock:
  Catherine M. Hapka...................   1,460,377         52.5%    $    0.10         August 14, 2007     --      $   91,842
  William R. Stensrud..................      --           --            --                --               --          --
  James A. Greenberg...................     228,184          8.2          0.10         August 14, 2007     --          14,350
  Eric H. Geis.........................      55,000          2.0          0.10        October 29, 2007     --           3,459

Series A Preferred Stock:
  Catherine M. Hapka...................     365,094         13.1          0.80       December 31, 1998  $  73,019     103,032


NAME                                        10%
---------------------------------------  ----------
Common Stock:
  Catherine M. Hapka...................  $  232,746
  William R. Stensrud..................      --
  James A. Greenberg...................      36,367
  Eric H. Geis.........................       8,766
Series A Preferred Stock:
  Catherine M. Hapka...................     135,373

------------------------

(1) Option grants are immediately exercisable for all the option shares, but any shares purchased under such option will be subject to repurchase by the Company, at the option of the Company, at the option exercise price paid per share with respect to unvested shares. See--1997 Stock Option/Stock Issuance Plan.

(2) The Company granted options to purchase 2,417,381 shares of Common Stock and 365,094 shares of Series A Preferred Stock during 1997.

(3) Represents potential realizable value of option grants, assuming the initial fair market value of the Common Stock to equal the option exercise price and assuming the initial fair market value of the Series A Preferred Stock to equal $1.00, at the assumed levels of appreciation indicated. There can be no assurance provided to any executive officer or other holder of the Company's securities that the actual stock price appreciation over the ten-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from those option grants which were made to the Named Executive Officers.

    The following table provides information, with respect to each of the Named Executive Officers, concerning the exercise of options during 1997 and unexercised options held by them at the end of 1997. None of the Named Executive Officers exercised any options during 1997.


                         FISCAL YEAR-END OPTION VALUES


                                                                  NUMBER OF UNEXERCISED        VALUE OF UNEXERCISED
                                                                 OPTIONS AT DECEMBER 31,     IN-THE-MONEY OPTIONS AT
                                                                          1997                 DECEMBER 31, 1997(1)
                                                               ---------------------------  --------------------------
NAME                                                           EXERCISABLE   UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
-------------------------------------------------------------  ------------  -------------  -----------  -------------
Common Stock:
  Catherine M. Hapka.........................................   1,460,377(2)      --        $   --        $   --
  William R. Stensrud........................................       --            --            --            --
  James A. Greenberg.........................................     228,184(3)      --            --            --
  Eric H. Geis...............................................      55,000(4)      --            --            --

Series A Preferred Stock:
  Catherine M. Hapka.........................................     365,094(2)      --           73,019(2)      --

------------------------------

(1) Based on the fair market value of the Company's Common Stock and Series A Preferred Stock at fiscal year end, $0.10 per share and $1.00 per share, respectively (in each case as determined by the Company's Board of Directors), less the exercise price payable for such shares.

(2) Ms. Hapka exercised all of these options in February 1998 for a net purchase price of $146,038 for Common Stock and $292,075 for Series A Preferred Stock. These shares of Common Stock were deposited in escrow with the corporate secretary of the Company where they continue to vest in accordance with the applicable vesting provisions. See "--1997 Stock Option/Stock Issuance Plan." Ms. Hapka purchased the shares of Series A Preferred Stock at a $0.20 per share discount from market value, for an aggregate discount of $73,019.

(3) Mr. Greenberg exercised all of these options in January 1998 for a net purchase price of $22,818. These shares were deposited in escrow with the corporate secretary of the Company where they continue to vest in accordance with the applicable vesting provisions. See "--1997 Stock Option/Stock Issuance Plan."

(4) Mr. Geis exercised all of these options in January 1998 for a net purchase price of $5,500. These shares were deposited in escrow with the corporate secretary of the Company where they continue to vest in accordance with the applicable vesting provisions. See "--1997 Stock Option/Stock Issuance Plan."

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

    No Rhythms employees are employed for a specified term, and each employee's employment with Rhythms is subject to termination at any time by either party for any reason, with or without cause.

    Pursuant to the terms of a written employment agreement with Ms. Hapka, Rhythms has agreed to employ Ms. Hapka as President and Chief Executive Officer at a salary of $350,000 per year, subject to periodic increases by the Board of Directors at its discretion. In addition, Rhythms has agreed to pay Ms. Hapka a guaranteed bonus of $100,000, payable in quarterly installments, for her first year of employment (ending in June 1998) and a bonus potential of 50% of her base salary for her second year of employment (ending in June 1999), payable upon achievement of certain milestones to be proposed by Ms. Hapka and agreed to by the Board of Directors. In connection with her employment in June 1997, Ms. Hapka was granted an option to purchase 1,460,377 shares of Common Stock at an exercise price of $0.10 per share under the 1997 Stock Plan. See "--1997 Stock Option/Stock Issuance Plan." Ms. Hapka exercised such options in February 1998, subject to a right of repurchase by the Company with respect to the unvested shares. The Company's right to repurchase these shares lapses in accordance with the vesting schedule to which the options were subject. See "--1997 Stock Option/Stock Issuance Plan." In connection with her employment, Ms. Hapka was also given the right to purchase up to 365,094 shares of Series A Preferred Stock at $0.80 per share. In February 1998, Ms. Hapka purchased these shares for an aggregate purchase price of $292,075. The Company does not hold a right to repurchase these shares of Series A Preferred Stock. In the event Ms. Hapka's employment is terminated involuntarily and without cause, Ms. Hapka will be entitled to receive a lump sum payment in an amount equal to her then-current annual salary.

    Pursuant to the terms of a written employment agreement with Mr. Greenberg, Rhythms has agreed to employ Mr. Greenberg as Chief Network Officer at an annual salary of $145,000, subject to periodic increases by the Board of Directors at its discretion. In addition, Rhythms has a severance agreement with Mr. Greenberg that provides for payment equal to one year's base salary payable in 12 monthly installments in the event of termination without cause during the first year of employment, which period expires in July 1998.

    Pursuant to the terms of a written employment agreement with Mr. Kennedy, Rhythms has agreed to employ Mr. Kennedy as Vice President and Chief Network Architect at an annual salary of $132,000, subject to periodic increases by the Board of Directors at its discretion. In addition, Rhythms has a severance agreement with Mr. Kennedy that provides for payment equal to one year's base salary payable in 12 monthly installments in the event of termination without cause during the first year of employment, which period expires in August 1998.

    Pursuant to the terms of a written employment agreement with Mr. Blumenfeld, Rhythms has agreed to employ Mr. Blumenfeld as Vice President and General Counsel at an annual salary of $110,000 for a minimum time commitment by Mr. Blumenfeld of 24 hours a week. Under the terms of such agreement, Mr. Blumenfeld's law firm, Blumenfeld & Cohen, has agreed to charge Rhythms at a discount from its regular rates for legal services, including Mr. Blumenfeld's time in excess of his minimum time commitment. See "Certain Transactions--Legal Services."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Company's Board of Directors currently has a Compensation Committee that reviews and approves the compensation and benefits to be provided to the executive officers and other key employees of the Company. In addition, the Compensation Committee administers the Company's 1997 Stock Option/Stock Issuance Plan. The Compensation Committee currently consists of Messrs. Compton and Walecka.

1997 STOCK OPTION/STOCK ISSUANCE PLAN

    As of June 30, 1998, the Company had reserved 4,863,971 shares of Common Stock for issuance pursuant to its 1997 Stock Option/Stock Issuance Plan (the "1997 Stock Plan"), which has been approved by the Company's Board of Directors and stockholders. The 1997 Stock Plan provides for the granting to employees (including officers) of qualified "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for the granting to employees (including officers and directors) and consultants of nonqualified stock options. The 1997 Stock Plan also provides for the granting of restricted stock. As of June 30, 1998, options to purchase an aggregate of 2,875,681 shares of Common Stock had been granted and 1,988,290 shares of Common Stock remained available for future grants. From January 1, 1998 through June 30, 1998, 2,288,545 options to purchase Common Stock were exercised, of which an aggregate of 1,743,561 were exercised by the Named Executive Officers as a group, an aggregate of 333,048 were exercised by the other officers of the Company as a group, and an aggregate of 211,936 were exercised by non-officer employees of the Company. On two occasions, the Company has made loans to employees to allow them to exercise options, one in the amount of $4,500 to Robert T. Masitti and one in the amount of $2,500 to Fredrick H. Smith.

    The 1997 Stock Plan is administered by the Compensation Committee of the Board of Directors. Options granted generally vest at a rate of 25% of the shares at the end of the first year and 2.083% of the shares at the end of each month thereafter and generally expire ten years from the date of grant. All options granted are immediately exercisable, subject to a repurchase right held by the Company that lapses in accordance with the vesting schedule of the options. In the event an optionee exercises his or her option to purchase shares of the Company's Common Stock (the "Purchased Shares") in which such optionee has not acquired a vested interest in accordance with the applicable vesting provisions, such shares are deposited in escrow with the corporate secretary of the Company where they continue to vest in accordance with the applicable vesting provisions (the "Unvested Shares"). The Company holds a right, exercisable by the Company at any time during the sixty (60)-day period following the date an optionee ceases for any reason to remain in service to the Company, to repurchase at the exercise price for such options all or (at the discretion of the Company and with the consent of the optionee) any portion of such Unvested Shares.

    In the event of a merger of the Company with or into another corporation or the sale of all or substantially all of the assets of the Company (a "Corporate Transaction"), all outstanding options shall be assumed or an equivalent option substituted by the successor corporation. In the event a successor corporation refuses to assume or substitute for the options, a portion of each outstanding option shall be accelerated so that such portion shall become fully exercisable for vested shares of Common Stock. The portion of the option which shall so accelerate shall be a number of shares equal to the number of unvested shares immediately prior to the Corporate Transaction available under the option multiplied by a fraction, the numerator of which is the number of complete months of which elapsed after the vesting commencement date under the option and the date of the Corporate Transaction, and the DENOMINATOR of which is the number of months required under the option agreement for the rights of the optionee to become fully vested. See "--Employment Agreements and Change in Control Arrangements."

    The exercise price of incentive stock options granted under the 1997 Stock Plan must be at least equal to the fair value of the Company's Common Stock on the date of grant. The exercise price of options to an optionee who owns more than 10% of the Company's outstanding voting securities must equal at least 110% of the fair value of the Common Stock on the date of grant, and the option term shall not exceed five years measured from the option grant date.

LIMITATION ON LIABILITY AND INDEMNIFICATION MATTERS

    The Company's Certificate of Incorporation limits the liability of Directors to the maximum extent permitted by Delaware law, and the Company's Bylaws provide that the Company shall indemnify its Directors and officers and may indemnify its other employees and agents to the fullest extent permitted by law. The Company has also entered into agreements to indemnify its Directors and certain executive officers. The Company believes that these provisions and agreements are necessary to attract and retain qualified Directors and executive officers. At present, there is no pending litigation or proceeding involving any Director, officer, employee or agent of the Company where indemnification will be required or permitted. The Company is not aware of any threatened litigation or proceeding that might result in a claim for such indemnification. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                              CERTAIN TRANSACTIONS

SERIES A PURCHASE AGREEMENT

    Pursuant to the Series A Preferred Stock Purchase Agreement by and among Enterprise Partners, Brentwood Venture Capital, KPCB, The Sprout Group and certain other investors (together, the "Series A Purchasers") and Rhythms, dated as of July 3, 1997 (the "Series A Purchase Agreement"), the Series A Purchasers, in a series of three closings, purchased in the aggregate 12,280,000 shares of Series A Preferred Stock of the Company for an aggregate purchase price of $12,280,000. Pursuant to a Subsequent Closing Purchase Agreement dated as of December 23, 1997 (the "Subsequent Closing Agreement"), the Company sold an additional 210,000 shares of its Series A Preferred Stock to certain other investors (the "Additional Series A Purchasers") for an aggregate purchase price of $210,000. In connection with the Series A Purchase Agreement and Subsequent Closing Agreement, the Company, Enterprise Partners, as holder of 900,735 shares of Common Stock (the "Common Holder"), the Series A Purchasers and the Additional Series A Purchasers entered into an Investors' Rights Agreement and Addendum thereto, dated as of July 3, 1997 and December 23, 1997, respectively (the "Series A Rights Agreement"), which provides the Series A Purchasers, Additional Series A Purchasers and the Common Holder with certain demand and piggyback registration rights, and certain rights of first offer in the event the Company proposes to offer for sale certain of its securities. The Series A Rights Agreement was superseded by the Amended and Restated Investors' Rights Agreement. See "--Series B Purchase Agreement" and "-- Investors' Rights Agreement," "Description of Capital Stock--Registration Rights;" and "--Right of First Offer."

    In connection with the Series A Purchase Agreement, the Subsequent Closing Agreement and an employment agreement between the Company and Catherine Hapka, the Company issued an aggregate of 12,855,094 shares of Series A Preferred Stock, 12,490,000 shares of which were issued at a purchase price of $1.00 per share to the Series A Purchasers and the Additional Series A Purchasers and 365,094 shares of which were issued at a purchase price of $0.80 per share to Ms. Hapka. See "Management--Employment Agreements and Change in Control Arrangements."

SERIES B PURCHASE AGREEMENT

    Certain of the Series A Purchasers and Enron (together, the "Series B Purchasers") and Rhythms entered into a Series B Preferred Stock Purchase Agreement, dated as of March 12, 1998 (the "Series B Purchase Agreement"), pursuant to which the Series B Purchasers acquired, in the aggregate, 4,044,943 shares of Series B Preferred Stock for an aggregate purchase price of $18.0 million. In connection with the Series B Purchase Agreement, the Company, the Common Holder, the Series A Purchasers, the Additional Series A Purchasers and the Series B Purchasers entered into an Amended and Restated Investors' Rights Agreement, dated as of March 12, 1998 (the "Investors' Rights Agreement"). The Investors' Rights Agreement replaced the Series A Rights Agreement. See "-- Investors' Rights Agreement."

INVESTORS' RIGHTS AGREEMENT

    Pursuant to the terms of the Investors' Rights Agreement, the Common Holder, the holders of Series A Preferred Stock and the holders of Series B Preferred Stock (together, the "Investors") acquired certain registration rights with respect to the Common Stock of Company. At any time after the earlier of (i) March 11, 2002, or (ii) six months after the effective date of the first registration statement filed by the Company under the Securities Act, holders of 60% or more of the Registrable Securities (as defined in the Investors' Rights Agreement) or Enron may require the Issuer to effect registration under the Securities Act covering at least 20% of the Registrable Securities then outstanding, or, if initiated by Enron, covering at least 20% of the Registrable Securities then held by Enron, subject in either case to the Board of Directors' right to defer such registration for a period up to 120 days; provided, however, that Rhythms is obligated to effect only (A) two such registrations pursuant to the request of holders of 60% or more of the

Registrable Securities, and (B) one such registration pursuant to the request of Enron. In addition, if Rhythms proposes to register securities under the Securities Act (other than a registration relating either to the sale of securities to employees pursuant to a stock option, stock purchase or similar plan or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), then any of the Investors has a right (subject to quantity limitations determined by underwriters if the offering involves an underwriting) to request that the Company register such holder's Registrable Securities. All registration expenses incurred in connection with the registrations described in (A) and (B) above and all piggyback registrations will be borne by the Issuer. The participating Investors will pay for underwriting discounts and commissions incurred in connection with any such registrations. Rhythms has agreed to indemnify the Investors against certain liabilities in connection with any registration effected pursuant to the foregoing Investors' Rights Agreement, including Securities Act liabilities.

    Subject to certain conditions and limitations, each Major Investor (as defined in the Investors' Rights Agreement) has the right of first refusal to purchase its pro rata portion each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock, on the same terms and conditions as the Company offers such securities to other investors. If any Major Investor declines to exercise such right in full, the remaining electing Major Investors are entitled to purchase such Major Investor's unpurchased portion of the offered securities on a pro rata basis.

    In connection with the issuance of Warrants pursuant to this Offering, the Major Investors have agreed to waive their rights of first offer under the Investors' Rights Agreement.

DIRECTOR RELATIONSHIPS

    Mr. Stensrud, a director of the Company, also served as President and Chief Executive Officer of the Company from February 1997 through June 1997. Mr. Stensrud and Mr. Geeslin, directors of the Company, each also serve as directors for Paradyne Corporation, a vendor to the Company. Mr. Walecka, a director of the Company, also serves as a director for Xylan Corporation, an indirect vendor to the Company. As of December 31, 1997, the Company made purchases totaling approximately $419,000 from Paradyne; during the first half of fiscal 1998, the Company purchased approximately $2,334,000 from Paradyne. The Company does not purchase any products directly from Xylan; rather, the Company's purchase of Xylan products is sourced through Paradyne. The Company believes that its transactions with Paradyne and Xylan were completed at rates similar to those available from alternative vendors.

RELATIONSHIP WITH INITIAL PURCHASER

    Certain associates of Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC"), an Initial Purchaser, beneficially own an aggregate of 3,000,000 shares of Series A Preferred Stock and 449,438 shares of Series B Preferred Stock of the Company, which represent in the aggregate approximately 17.1% of the outstanding equity of the Company. Of these, Sprout Capital beneficially owns 2,609,686 shares of Series A Preferred Stock and 390,966 shares of Series B Preferred Stock, which represent in the aggregate approximately 14.9% of the outstanding equity of the Company. All of the shares of the Company beneficially owned by Sprout Capital are subject to the Sprout Voting Trust and are held by the Sprout Trustee, an independent third party. The Sprout Trustee will vote such shares in its sole and absolute discretion as advised by an independent adviser who is not affiliated with Sprout Capital and DLJSC and subject to the Voting Agreement. Also, pursuant to the Voting Agreement, Sprout Capital VII, L.P., The Sprout CEO Fund, L.P., DLJ Capital Corporation and DLJ First ESC L.L.C. (all of which are affiliates of DLJSC) collectively have the right to designate one member of the Board of Directors. Their current designee is Keith
B. Geeslin. Mr. Geeslin is a Divisional Senior Vice President of DLJ Capital Corporation, a wholly owned subsidiary of Donaldson, Lufkin & Jenrette, Inc., the parent of DLJSC. Mr. Geeslin is also one of several individuals who serve as general partners of DLJ Associates VII, L.P., which is a general partner of Sprout Capital VII, L.P. DLJ Capital Corporation is the managing general partner of each of Sprout Capital VII, L.P. and the Sprout CEO Fund, L.P. See "Description of Capital Stock--Board Representation Rights and Voting--SPROUT VOTING TRUST."

LEGAL SERVICES

    Jeffrey Blumenfeld, Vice President and General Counsel of Rhythms, also serves as a partner of Blumenfeld & Cohen, which performs legal services for the Company. In connection with Mr. Blumenfeld's employment with the Company, Rhythms sold to certain partners of Blumenfeld & Cohen (including Mr. Blumenfeld) and to Mr. Blumenfeld 85,000 shares and 55,000 shares, respectively, of Series A Preferred Stock at $1.00 per share, and Blumenfeld & Cohen agreed to permanently discount its rates for legal services provided to Rhythms. The Company incurred expenses for legal fees to Blumenfeld & Cohen through December 31, 1997 of approximately $92,000 and for the first half of 1998 of approximately $546,000.

LOANS TO EMPLOYEES

    The Company has entered into three loan agreements with Robert T. Masitti, the Vice President, Operations and Information Systems of the Company. To assist Mr. Masitti in relocating to Colorado, the Company loaned Mr. Masitti an aggregate of $197,000 pursuant to two promissory notes, each dated January 15, 1998. The first of these notes, in the principal amount of $190,000, bearing interest at the rate of 5.7%, is secured by a first deed of trust on Mr. Masitti's personal residence in Colorado and is payable in a lump sum upon the earlier to occur of the sale of Mr. Masitti's personal residence or January 15, 1999. The second of these notes, in the principal amount of $7,000, bearing interest at the rate of 5.56%, is unsecured and is payable in equal monthly installments over a 24 month period ending January 15, 2000. In addition, pursuant to a promissory note secured by stock pledge agreement dated January 7, 1998, the Company loaned $4,500 to Mr. Masitti to assist him in exercising stock options.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information as of June 30, 1998 with respect to the beneficial ownership of the Company's Common Stock, Series A Preferred Stock and Series B Preferred Stock by (i) each person known by the Company to own beneficially more than five percent, in the aggregate, of the outstanding shares of the Company's Common Stock, Series A Preferred Stock and Series B Preferred Stock, on a fully diluted basis, (ii) the directors and Named Executive Officers of the Company who hold securities of the Company and (iii) all executive officers and directors as a group. All shares of the Preferred Stock vote with the Common Stock, have class votes with respect to certain matters and are convertible into Common Stock. Certain of the outstanding shares of capital stock of the Company are subject to a voting agreement. See "Description of Capital Stock Board Representation Rights and Voting." Unless otherwise indicated, the address for each stockholder is c/o Rhythms NetConnections Inc., 7337 South Revere Parkway, Englewood, Colorado 80112-3931.

                                                                       SERIES A PREFERRED               SERIES B PREFERRED
                                            COMMON STOCK(2)                 STOCK (3)                        STOCK (4)
                                          --------------------    -----------------------------    -----------------------------
BENEFICIAL OWNER(1)                        NUMBER      PERCENT     NUMBER            PERCENT        NUMBER            PERCENT
----------------------------------------  ---------    -------    ---------        ------------    ---------        ------------
Brentwood Venture Capital(6)............     --         --        3,000,000(20)          23.3%       449,438(20)          11.1%
Enterprise Partners(7)..................    900,735(20)  27.1%    3,000,000(20)          23.3%       449,438(20)          11.1%
Kleiner Perkins Caufield & Byers(8).....     --         --        3,000,000(20)          23.3%       449,438(20)          11.1%
The Sprout Group(9).....................     --         --        3,000,000(20)(21)       23.3%      449,438(20)(21)       11.1%
Enron Communications Group(10)..........     --         --           --                --          2,247,191(20)(21)       55.6%
Catherine M. Hapka(11)..................  1,460,377     44.0%       365,094               2.8%        --                --
James A. Greenberg(12)..................    228,184      6.9%        --                --             --                --
Eric H. Geis(13)........................     55,000      1.7%        --                --             --                --
Kevin R. Compton(14)....................     --         --           --                --             --                --
Keith B. Geeslin(15)....................     --         --           --                --             --                --
Ken Harrison(16)........................     --         --           --                --             --                --
William R. Stensrud(17).................     --         --           --                --             --                --
John L. Walecka(18).....................     --         --           --                --             --                --
All directors and effective officers as
  a group (16 persons)(19)..............  2,374,883(22)  67.4%      420,094               3.3%        --                --

                                           BENEFICIAL OWNERSHIP
                                           OF COMMON STOCK (5)
                                          ----------------------
BENEFICIAL OWNER(1)                       TOTAL SHARES   PERCENT
----------------------------------------  ------------   -------
Brentwood Venture Capital(6)............   3,449,438      17.1%
Enterprise Partners(7)..................   4,350,173      21.5%
Kleiner Perkins Caufield & Byers(8).....   3,449,438      17.1%
The Sprout Group(9).....................   3,449,438      17.1%
Enron Communications Group(10)..........   2,247,191      11.1%
Catherine M. Hapka(11)..................   1,825,471       9.0%
James A. Greenberg(12)..................     228,184       1.1%
Eric H. Geis(13)........................      55,000       0.3%
Kevin R. Compton(14)....................      --          --
Keith B. Geeslin(15)....................      --          --
Ken Harrison(16)........................      --          --
William R. Stensrud(17).................      --          --
John L. Walecka(18).....................      --          --
All directors and effective officers as
  a group (16 persons)(19)..............   2,794,977      13.7%

------------------------

(1) Except as indicated by footnote, the Company understands that the persons named in the table above have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.

(2) Shares of Common Stock subject to options, which are currently exercisable or exercisable within 60 days of June 30, 1998, are deemed outstanding for computing the percentages of the person holding such options but are not deemed outstanding for computing the percentages of any other person. Percentage ownership is based on shares of Common Stock outstanding as of June 30, 1998.

(3) The number of shares reflects the number of shares of Common Stock in the aggregate issuable upon the conversion of the Series A Preferred Stock. Each share of Series A Preferred Stock is currently convertible into one share of Common Stock. See Description of Capital Stock--Preferred Stock.

(4) The number of shares reflects the number of shares of Common Stock in the aggregate issuable upon the conversion of the Series B Preferred Stock. Each share of Series B Preferred Stock is currently convertible into one share of Common Stock. See Description of Capital Stock--Preferred Stock.

(5) Reflects the beneficial ownership of the Company's Common Stock, assuming the conversion of the Series A Preferred Stock and Series B Preferred Stock. Shares of Common Stock subject to options, which are currently exercisable or exercisable within 60 days of June 30, 1998, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person.

(6) Consists of shares held directly by Brentwood Affiliates Fund, L.P. and Brentwood Associates VII, L.P. (collectively, the Brentwood Entities). The address for the Brentwood Entities is 3000 Sand Hill Road, Building 1, Suite 260, Menlo Park, California 94025.

(7) Consists of shares held directly by Enterprise Partners III Associates, L.P., Enterprise Partners III, L.P. and Enterprise Partners IV, L.P. (collectively, the Enterprise Entities). The address for each of the Enterprise Entities is 7979 Ivanhoe, Suite 550, La Jolla, California 92037.

(8) Consists of shares held directly by Kleiner Perkins Caufield & Byers VIII, KPCB VIII Founders Fund and KPCB VIII Information Sciences Zaibatsu Fund II (collectively, the KPCB Entities). The address for each of the KPCB Entities is 2750 Sand Hill Road, Menlo Park, California 94025.

(9) Consists of shares beneficially owned by DLJ Capital Corporation, DLJ First ESC L.L.C., Sprout Capital VII, L.P. and The Sprout CEO Fund, L.P. (collectively, the Sprout Entities), each of which are affiliates of Donaldson Lufkin & Jenrette Securities Corporation ("DLJSC"), an Initial Purchaser. See Certain Transactions--Relationship with Initial Purchaser. DLJSC and certain other affiliates of The Sprout Entities may be deemed to be beneficial owners of these securities. Of these, Sprout Capital VII, L.P. beneficially owns 2,609,686 shares of Series A Preferred Stock and 390,966 shares of Series B Preferred Stock. All of the shares beneficially owned by Sprout Capital VII, L.P. are subject to a voting trust agreement and are held and voted by an independent third party, First Union Trust Company, National Association (First Union), as voting trustee. See Description of Capital Stock--Board Representation Rights and Voting--SPROUT VOTING TRUST. The address for each of the Sprout Entities is 3000 Sand Hill Road, Building 3, Suite 170, Menlo Park, California 94025.

(10) The address for Enron Communications Group, Inc. (Enron) is 210 Southwest Morrison Street, Suite 400, Portland, Oregon 97204.

(11) Includes 1,460,377 shares of Common Stock that are subject to a right of repurchase in favor of the Company. The repurchase right as to 25% of these shares expired in June 1998, and thereafter expires in equal monthly installments over the next 36 months.

(12) Includes 228,184 shares of Common Stock that are subject to a right of repurchase in favor of the Company. The repurchase right as to 25% of these shares expired in July 1998, and thereafter expires in equal monthly installments over the next 36 months.

(13) Includes 55,000 shares of Common Stock that are subject to a right of repurchase in favor of the Company. The repurchase right as to 25% of these shares expired in June 1998, and thereafter expires in equal monthly installments over the next 36 months.

(14) Excludes shares held by the KPCB Entities. Mr. Compton, as a General Partner of KPCB, may be deemed to have voting and investment power over the shares held by the KPCB Entities. Mr. Compton disclaims beneficial interest in such shares, except to the extent of his interest in the KPCB Entities.

(15) Excludes shares held by The Sprout Entities. Mr. Geeslin, as a General Partner of The Sprout Group, may be deemed to have voting and investment power over the shares held by the Sprout Entities. Mr. Geeslin disclaims beneficial interest in such shares, except to the extent of his interest in the Sprout Entities.

(16) Excludes shares held by Enron. Mr. Harrison, as Chairman of Enron, may be deemed to have voting and investment power over the shares held by Enron. Mr. Harrison disclaims beneficial interest in such shares, except to the extent of his interest in Enron.

(17) Excludes shares held by Enterprise Entities. Mr. Stensrud, as a General Partner of Enterprise Partners, may be deemed to have voting and investment power over the shares held by the Enterprise Entities. Mr. Stensrud disclaims beneficial interest in such shares, except to the extent of his interest in the Enterprise Entities.

(18) Excludes shares held by the Brentwood Entities. Mr. Walecka, as a General Partner of Brentwood Venture Capital, may be deemed to have voting and investment power over the shares held by the Brentwood Entities. Mr. Walecka disclaims beneficial interest in such shares, except to the extent of his interest in the Brentwood Entities.

(19) Excludes shares held by the Brentwood Entities, the Enterprise Entities, the KPCB Entities, the Sprout Entities and Enron. See Notes 6, 7, 8, 9, 10, 14, 15, 16, 17 and 18 above.

(20) These shares are subject to a voting agreement. See Description of Capital Stock--Board Representation Rights and Voting.

(21) A portion or all of these shares are subject to a voting trust agreement. See Description of Capital Stock--Board Representation Rights and Voting.

(22) See Notes 11, 12 and 13. Includes options exercisable for 200,000 shares of Common Stock under the 1997 Stock Plan, and 2,174,883 shares of Common Stock that are subject to a right of repurchase in favor of the Company that expires, as to each individual, in accordance with the vesting schedule under the 1997 Stock Plan.

                               THE EXCHANGE OFFER

PURPOSES OF THE EXCHANGE OFFER

    The Old Notes were sold by the Company to the Initial Purchasers, who subsequently resold the Old Notes to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) and non-U.S. persons pursuant to offers and rates that occurred outside the U. S. pursuant to Regulation S. In connection with the issuance of the Old Notes, the Company agreed to use its reasonable best efforts to cause to become effective within the time period specified in the Registration Rights Agreement, a registration statement with respect to the Exchange Offer (the "Exchange Offer Registration Statement"). However, if (i) the Company is not required to file the Exchange Offer Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or SEC policy or (ii) any Holder of Old Notes notifies the Company prior to the 20th day following consummation of the Exchange Offer that (a) it is prohibited by law or SEC policy from participating in the Exchange Offer or (b) that it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (c) that it is a broker-dealer and owns Old Notes acquired directly from the Company or an affiliate of the Company, the Company will file with the SEC a shelf registration statement (the "Shelf Registration Statement") to cover resales of the Old Notes by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement.

    The Exchange Offer is being made by the Company to satisfy its obligations pursuant to the Registration Rights Agreement. Once the Exchange Offer is consummated, the Company will have no further obligation to register any of the Old Notes not tendered by the Holders for exchange. See "Risk Factors-- Consequences to Non-Tendering Holders of Old Notes." A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

    Based on an interpretation by the Staff of the SEC set forth in the Staff's Exxon Capital Holdings Corp. SEC No-Action Letter (available April 13, 1989), Morgan Stanley & Co., Inc. SEC No-Action Letter (available June 5, 1991), Shearman & Sterling SEC No-Action Letter (available July 7, 1993), and other no-action letters issued to third parties, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by Holders thereof without compliance with the registration and prospectus delivery provisions of the Securities Act. However, any Holder who is an "affiliate" of the Company or who intends to participate in the Exchange Offer for the purpose of distributing the New Notes (i) cannot rely on the interpretation by the staff of the SEC set forth in the above referenced no-action letters, (ii) cannot tender its Old Notes in the Exchange Offer, and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Old Notes, unless such sale or transfer is made pursuant to an exemption from such requirements. See "Risk Factors--Consequences to Non-Tendering Holders of Old Notes."

    In addition, each Participating Broker-Dealer that receives New Notes for its own account in exchange for Old Notes not acquired directly from the Company must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

    Except as aforesaid, this Prospectus may not be used for an offer to resell, resale or other transfer of New Notes.

TERMS OF THE EXCHANGE OFFER

    GENERAL. Upon the terms and subject to the conditions of the Exchange Offer set forth in this Prospectus and the Letter of Transmittal, the Company will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue

$1,000 principal amount at maturity of New Notes in exchange for each $1,000 principal amount at maturity of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer; provided, that Old Notes may be tendered only in integral multiples of $1,000 principal amount at maturity.

    As of June 30, 1998, there was $290,000,000 of aggregate principal amount at maturity of the Old Notes outstanding. This Prospectus, together with the Letter
of Transmittal, is being sent to such registered Holder(s) as of           ,
1998.

    In connection with the issuance of the Old Notes, the Company arranged for the Old Notes to be issued and transferable in book-entry form through the facilities of DTC, acting as depositary. The New Notes will be issued and transferable in book-entry form through DTC. See "--Book-Entry Transfer; Delivery and Form."

    The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders of Old Notes for the purpose of receiving the New Notes from the Company. If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering Holder thereof or the appropriate book-entry transfer will be made, in each case, as promptly as practicable after the Expiration Date.

    Holders of Old Notes who tender in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company will pay the expenses, other than certain applicable taxes, of the Exchange Offer. See "--Fees and Expenses.

    NEITHER THE BOARD OF DIRECTORS OF THE COMPANY NOR THE COMPANY MAKES ANY RECOMMENDATION TO HOLDERS OF OLD NOTES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD NOTES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD NOTES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OLD NOTES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.

    EXPIRATION DATE; EXTENSIONS; AMENDMENTS.  The term "Expiration Date" shall
mean       , 1998, unless the Company in its sole discretion, extends the
Exchange Offer, in which case the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended.

    In order to extend the Expiration Date, the Company will notify the Exchange Agent and the record Holders of Old Notes of any extension by oral (followed by written) notice, each prior to 9:00 a.m., New York City time, on the business day following the previously scheduled Expiration Date. Such notice may state that the Company is extending the Exchange Offer for a specified period of time or on a daily basis until 5:00 p.m., New York City time, on the date on which a specified percentage of Old Notes are tendered.

    The Company reserves the right to delay accepting any Old Notes, to extend the Exchange Offer, to amend the Exchange Offer or to terminate the Exchange Offer and not accept Old Notes not previously accepted if any of the conditions set forth herein under "--Conditions" shall have occurred and shall not have been waived by the Company by giving oral or written notice of such delay, extension, amendment or termination to the Exchange Agent as promptly as practicable. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment in a manner reasonably calculated to inform the Holders of such amendment and the

Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to Holders of the Old Notes, if the Exchange Offer would otherwise expire during such five to ten business day period.

    Without limiting the manner in which the Company may choose to make public announcement of any delay, extension, amendment or termination of the Exchange Offer, the Company shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

ACCRETION OF THE NEW NOTES AND THE OLD NOTES; INTEREST

    The Old Notes will continue to accrete in principal amount through (but not including) the date of issuance of the New Notes. Any Old Notes not tendered or accepted for exchange will continue to accrete in principal amount at the rate of 13.5% per annum in accordance with its terms. From and after the date of issuance of the New Notes, the New Notes shall accrete in principal amount at the rate of 13.5% per annum, but no cash interest will accrue or be payable in respect of the New Notes prior to May 15, 2003. Thereafter, the New Notes will bear interest at a rate equal to 13.5% per annum. Interest on the New Notes will be payable semi-annually in arrears on May 15 and November 15 of each year, commencing on November 15, 2003.

PROCEDURES FOR TENDERING

    To tender in the Exchange Offer, a Holder of certificated Old Notes must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by Instruction 3 of the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Old Notes and any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. If delivery of the Old Notes is to be made through book-entry transfer into the Exchange Agent's account at DTC, tenders of the Old Notes must be effected in accordance with DTC's Automated Tender Offer Program ("ATOP") procedures. See "--Book-Entry Transfer; Delivery and Form."

    The tender by a Holder of Old Notes will constitute an agreement between such Holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

    Delivery of all documents must be made to the Exchange Agent at its address set forth below. Holders of Old Notes may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for such Holders.

    THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO INSURE TIMELY DELIVERY.

    Only a Holder of Old Notes may tender such Old Notes in the Exchange Offer. The term "Holder" with respect to the Exchange Offer means any person in whose name Old Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered Holder.

    Any beneficial Holder whose Old Notes are registered in the name of its broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered Holder promptly and instruct such registered Holder to tender on its behalf. If such beneficial Holder wishes to tender on its own behalf, such beneficial Holder must, prior to completing and executing the Letter of Transmittal and delivering its Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such Holder's name or obtain a properly completed bond power from the registered Holder. The transfer of record ownership may take considerable time.

    Signatures on a Letter of Transmittal or notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined) unless the Old Notes tendered pursuant thereto are tendered (i) by a registered Holder who has not completed the box entitled "Special Payment Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the U.S. (an "Eligible Institution").

    If the Letter of Transmittal is signed by a person other than the registered Holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by appropriate bond powers signed as the name of the registered Holder or Holders appears on the Old Notes.

    If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons shall so indicate when signing and, unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

    All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tendered Old Notes and withdrawal of tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Old Notes, nor shall any of them incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holders of Old Notes, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

    In addition, the Company reserves the right in its sole discretion to purchase or make offers for any Old Notes that remain outstanding subsequent to the Expiration Date or, as set forth under "--Conditions," to terminate the Exchange Offer and, to the extent permitted by applicable law, purchase Old Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

    By tendering, each Holder will represent to the Company that, among other things, the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of such Holder's business, that such Holder has no arrangement with any person to participate in the distribution of such New Notes, and that such Holder is not an "affiliate," as defined under Rule 405 of the Securities Act, of the Company. If the Holder is a Participating Broker-Dealer that will receive New Notes for its own account in exchange for Old Notes that were not acquired directly from the Company, such Holder by tendering will acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

BOOK-ENTRY TRANSFER; DELIVERY AND FORM

    The Old Notes were initially represented (i) in the case of Old Notes initially purchased by "qualified institutional buyers" (as such term is defined in Rule 144A under the Securities Act), by one global Old Note in fully registered form, all registered in the name of a nominee of the DTC, and (ii) in the case of Old Notes initially purchased by persons other than U.S. persons in reliance upon Regulation S under the Securities Act, by one global Regulation S Old Note in fully registered form, all registered in the name of a nominee of DTC for the accounts of Euroclear and Cedel Bank. The New Notes exchanged for the Old Notes represented by the global Old Notes and global Regulation S Old Note will be represented (a) in the case of "qualified institutional buyers", by one global New Note in fully registered form, registered in the name of the nominee of DTC, and (b) in the case of persons outside of the U. S., by one global Regulation S New Note in fully registered form, registered in the name of the nominee of DTC for the accounts of Euroclear and Cedel Bank. The global New Note and global Regulation S New Note will be exchangeable for definitive New Notes in registered form, in denominations of $1,000 principal amount at maturity and integral multiples thereof. The New Notes in global form will trade in The Depository Trust Company's Same-Day Funds Settlement System, and secondary market trading activity in such New Notes will therefore settle in immediately available funds.

    The Company understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish an account with respect to the Old Notes at DTC for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in DTC's system may make book-entry delivery of Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account with respect to the Old Notes in accordance with DTC's ATOP procedures for such book-entry transfers. Although delivery of the Old Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, the exchange for Old Notes so tendered will only be made after timely confirmation (a "Book-Entry Confirmation") of such book-entry transfer of the Old Notes into the Exchange Agent's account, and timely receipt by the Exchange Agent of a Book-Entry Confirmation with an Agent's Message (as defined). The term "Agent's Message" means a message, transmitted by DTC and received by the Exchange Agent and forming part of the Book-Entry Confirmation, which states that DTC has received express acknowledgment from a participant tendering Old Notes that such participant has received and agrees to be bound by the terms of the Letter of Transmittal, and that such agreement may be enforced against such participant.

GUARANTEED DELIVERY PROCEDURES

    OLD NOTES HELD THROUGH DTC. DTC Participants holding Old Notes through DTC who wish to cause their Old Notes to be tendered, but who cannot transmit their acceptances through ATOP prior to the Expiration Date, may cause a tender to be effected if:

    (a) guaranteed delivery is made by or through an Eligible Institution;

    (b) prior to 5:00 p.m., New York City time on the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by mail, hand delivery, facsimile transmission or overnight courier) substantially in the form provided by the Company herewith; and

    (c) Book-Entry Confirmation and an Agent's Message in connection therewith (as described above) are received by the Exchange Agent within three New York Stock Exchange trading days after the date of the execution of the Notice of Guaranteed Delivery.

    OLD NOTES HELD BY HOLDERS.  Holders who wish to tender their Old Notes and
(i) whose Old Notes are not immediately available, (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent or (iii) who cannot complete the procedures for book-entry transfer prior to the Expiration Date, may effect a tender if:

    (a) The tender is made through an Eligible Institution;

    (b) Prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder of the Old Notes, the certificate number or numbers of such Old Notes and the principal amount at maturity of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Old Notes to be tendered in proper form for transfer and any other documents required by the Letter of Transmittal, or a Book-Entry Confirmation, as the case may be, will be delivered by the Eligible Institution to the Exchange Agent; and

    (c) Such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Old Notes in proper form for transfer and all other documents required by the Letter of Transmittal, or a Book-Entry Confirmation, as the case may be, are received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date.

    Upon request of the Exchange Agent, a Notice of Guaranteed Delivery will be sent to Holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

    Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

    OLD NOTES HELD THROUGH DTC. DTC Participants holding Old Notes who have transmitted their acceptances through ATOP may, prior to 5:00 p.m., New York City time, on the Expiration Date, withdraw the instruction given thereby by delivering to the Exchange Agent, at its address set forth under "--Exchange Agent," a written or facsimile notice of withdrawal of such instruction. Such notice of withdrawal must contain the name and number of the DTC Participant, the principal amount due at the maturity date of the Old Notes to which such withdrawal is related and the signature of the DTC Participant. Withdrawal of such an instruction will be effective upon receipt of such written notice of withdrawal by the Exchange Agent.

    OLD NOTES HELD BY HOLDERS. Holders may withdraw a tender of Old Notes in the Exchange Offer, by a written or facsimile notice of withdrawal received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount at maturity of such Old Notes), (iii) be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Old Notes register the transfer of such Old Notes into the name of the person withdrawing the tender, and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no New Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes which have been tendered but which are not accepted for exchange will be returned to the Holder thereof without cost to such Holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures, described above under "--Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

    Notwithstanding any other term of the Exchange Offer, the Company will not be required to accept for exchange, or exchange New Notes for, any Old Notes not theretofore accepted for exchange, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Old Notes, if any of the following conditions exist:

    (a) the Exchange Offer, or the making of any exchange by a Holder, violates applicable law or any applicable interpretation of the SEC;

    (b) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the sole judgment of the Company, might impair the ability of the Company to proceed with the Exchange Offer;

    (c) any law, statute, rule or regulation is adopted or enacted which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer;

    (d) a banking moratorium is declared by U.S. federal or California or New York state authorities which, in the Company's judgment, would reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer;

    (e) trading on the New York Stock Exchange or generally in the U.S. over-the-counter market is suspended by order of the SEC or any other governmental authority which, in the Company's judgment, would reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer; or

    (f) a stop order is issued by the SEC or any state securities authority suspending the effectiveness of the Registration Statement or proceedings are initiated or, to the knowledge of the Company, threatened for that purpose.

    If any such conditions exist, the Company may (i) refuse to accept any Old Notes and return all tendered Old Notes to exchanging Holders, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of Holders to withdraw such Old Notes (see"--Withdrawal of Tenders") or (iii) waive certain of such conditions with respect to the Exchange Offer and accept all properly tendered Old Notes which have not been withdrawn or revoked. If such waiver constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver in a manner reasonably calculated to inform Holders of Old Notes of such waiver.

    The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its sole discretion; provided, however, that the Company shall use reasonable judgement in determining whether any of the foregoing conditions are satisfied. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

EXCHANGE AGENT

    State Street Bank and Trust Company of California, N.A. has been appointed as Exchange Agent for the Exchange Offer. Letters of Transmittal and Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

By Registered or Certified Mail:       By Overnight Courier:
  Attention: Kellie Mullen             Attention: Kellie Mullen
  State Street Bank and Trust Company  State Street Bank and Trust Company
  of California, N.A.                  of California, N.A.
  c/o State Street Bank and Trust      c/o State Street Bank and Trust
  Company                              Company
  2 International Place                2 International Place
  Boston, MA 02110                     Boston, MA 02110
  Phone: (617) 664-5587                Phone: (617) 664-5587
  By Hand:                             By Facsimile:
  Attention: Kellie Mullen             Attention: Kellie Mullen
  State Street Bank and Trust Company  (617) 664-5290
  of California, N.A.
  c/o State Street Bank and Trust      Confirm by telephone:
  Company                              (617) 664-5587
  2 International Place
  Boston, MA 02110
  Phone: (617) 664-5587

FEES AND EXPENSES

    The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by officers and regular employees of the Company and its affiliates.

    The Company will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of the Old Notes, and in handling or forwarding tenders for exchange.

    The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company and will include fees and expenses of the Exchange Agent and the Trustee under the Indenture and accounting and legal fees.

    The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, certificates representing New Notes or Old Notes for principal amounts at maturity not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered Holder of the Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other persons) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exception therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.

ACCOUNTING TREATMENT

    The New Notes will be recorded at the same carrying value as the Old Notes, which is face value less original issue discount plus accretion to date as reflected in the Company's accounting records on the date of the Exchange Offer. Accordingly, no gain or loss for accounting purposes will be recognized upon consummation of the Exchange Offer. The issuance costs incurred in connection with the Exchange Offer will be capitalized and amortized over the term of the New Notes.

                            DESCRIPTION OF THE NOTES

    The Old Notes were issued under an Indenture (the "Indenture") dated as of May 5, 1998, between Rhythms NetConnections Inc. (the "Company") and State Street Bank and Trust Company of California, N.A., as Trustee, a copy of the form of which will be made available to prospective purchasers upon request, in a private transaction that was not subject to the registration requirements of the Securities Act. The terms of the Old Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Old Notes are subject to all such terms, and Holders of Old Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of the material provisions of the Indenture and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to such agreements, including the definitions therein of certain terms used below. Copies of such agreements have been filed as exhibits to the Registration Statement of which this Prospectus is a part and are available from the SEC or as set forth below under "Additional Information." The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act and to all of the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The definitions of certain capitalized terms used in the following summary are set forth below under "--Certain Definitions."

GENERAL

    The Notes were issued only in fully registered form without coupons, in denominations of $1,000 principal amount and integral multiples thereof. Principal of, premium on, if any, and interest on the Notes are payable, and the Notes are exchangeable and transferable, at the office or agency of the Company in the City of New York maintained for such purposes (which initially will be the corporate trust office of the Trustee). See "Exchange Offer--Book-Entry Transfer; Delivery and Form." No service charge will be made for any registration of transfer, exchange or redemption of the Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith.

MATURITY, INTEREST AND PRINCIPAL

    The Notes are general unsecured obligations of the Company, limited to $290,000,000 aggregate principal amount at maturity, and will mature on May 15, 2008. Cash interest will not accrue on the Notes prior to May 15, 2003. See "Federal Income Tax Considerations." Thereafter, cash interest on the Notes will accrue at a rate of 13 1/2% per annum and will be payable semi-annually in arrears on each May 15 and November 15 to registered holders of Notes on the May 1 or November 1, as the case may be, immediately preceding such interest payment date, commencing November 15, 2003. Interest on the Notes will accrue from the most recent interest payment date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from May 15, 2003. Based on the foregoing, the yield to maturity of each Note will be 13 1/2% per annum (computed on a semiannual bond equivalent basis calculated from May 5, 1998). Interest will be computed on the basis of a 360-day year of twelve 30-day months. If the Company defaults on any payment of principal (whether at maturity, upon redemption or otherwise), cash interest will continue to accrue and, to the extent permitted by law, cash interest will accrue on overdue installments of interest at the rate of interest borne by the Notes.

REDEMPTION

    OPTIONAL REDEMPTION. The Notes will be redeemable, at the option of the Company, in whole or in part, at any time on or after May 15, 2003, upon not less than 30 nor more than 60 days' written notice at the redemption prices (expressed as percentages of principal amount at maturity) set forth below, plus accrued and unpaid interest thereon, if any, and liquidated damages, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of each of the years indicated below:

YEAR                                                                               PERCENTAGE
---------------------------------------------------------------------------------  -----------
2003.............................................................................     106.750%
2004.............................................................................     104.500%
2005.............................................................................     102.250%
2006 and thereafter..............................................................     100.000%

    In addition, at any time on or prior to May 15, 2001, the Company may, other than in any circumstances resulting in a Change of Control, redeem, at its option, up to a maximum of 35% of the originally-issued aggregate principal amount at maturity of Notes at a redemption price (determined at the applicable redemption date) equal to 113 1/2% of the Accreted Value of the Notes so redeemed plus liquidated damages, if any, with the net cash proceeds of (a) one or more Public Equity Offerings and/or (b) the sale, subsequent to the Issue Date, of Capital Stock (other than Disqualified Stock) in one or more transactions to Strategic Equity Investors, resulting in gross cash proceeds to the Company of at least $25.0 million in the aggregate; provided that not less than 65% of the originally-issued aggregate principal amount at maturity of Notes is outstanding immediately following such redemption. Any such redemption must be effected upon not less than 30 nor more than 60 days' notice given within 30 days after the consummation of a Public Equity Offering or sale to one or more Strategic Equity Investors the net proceeds from which, together with any net proceeds from any prior Public Equity Offerings or sales to Strategic Equity Investors, are to be used to effect an optional redemption in accordance with this paragraph.

    MANDATORY REDEMPTION. The Company will not be required to repurchase the Notes or make any mandatory redemption or sinking fund payments in respect of the Notes. However, (i) following the occurrence of a Change of Control, the Company will be required to make an offer to purchase all outstanding Notes at a price equal to 101% of the Accreted Value thereof as of the date of purchase, and (ii) following the occurrence of an Asset Sale, the Company may be obligated to make an offer to purchase all or a portion of the outstanding Notes at a price equal to 100% of the Accreted Value thereof as of the date of purchase, in each case plus accrued and unpaid interest, if any, and liquidated damages, if any, to the date of purchase. See "--Certain Covenants--Change of Control" and "--Disposition of Proceeds of Asset Sales," respectively.

    SELECTION; EFFECT OF REDEMPTION NOTICE. In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or such other method as the Trustee in its sole discretion deems appropriate and just; provided that any redemption pursuant to the provisions relating to redemptions from the proceeds of one or more Public Equity Offerings or sales to one or more Strategic Equity Investors shall be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to DTC procedures). No Notes of a principal amount at maturity of $1,000 or less shall be redeemed in part. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount at maturity equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon surrender for cancellation of the original Note. Upon giving of a redemption notice, interest on Notes called for redemption will cease to accrue from and after the date fixed for redemption (unless the Company defaults in providing the funds for such redemption) and such Notes will cease to be outstanding.

RANKING


    The New Notes will be general unsecured obligations of the Company and, as such, will rank PARI PASSU in right of payment with all existing and future unsecured and unsubordinated Indebtedness of the Company. The New Notes will be effectively subordinated to all secured Indebtedness of the Company to the extent of the value of the assets securing such Indebtedness and will be structurally subordinated to all existing and future Indebtedness of any subsidiary of the Company. As of June 30, 1998, the Company had outstanding Indebtedness of approximately $149.9 million of which approximately $3.0 million is secured Indebtedness (consisting of bank and lease line Indebtedness), which effectively ranks senior in right of payment to the New Notes. As of June 30, 1998, after giving effect to the creation and capitalization of the Company's existing subsidiaries, such subsidiaries had no outstanding Indebtedness.


    Although the Indenture contains limitations on the amount of additional Indebtedness that the Company or its Restricted Subsidiaries may incur, under certain circumstances the amount of such Indebtedness could be substantial. See "--Certain Covenants--LIMITATION ON ADDITIONAL INDEBTEDNESS" below. If the Company becomes insolvent or is liquidated, or if payment under any secured Indebtedness is accelerated, the lenders under such Indebtedness would be entitled to exercise the remedies available to a secured lender under applicable law pursuant to the terms of the applicable financing agreements. Accordingly, any claims of such lenders with respect to assets secured in their favor will be prior to any claims of the holders of the Notes with respect to such assets.

CERTAIN COVENANTS

    Set forth below are certain covenants that are contained in the Indenture.

    LIMITATION ON ADDITIONAL INDEBTEDNESS. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, issue, Guarantee or in any manner become directly or indirectly liable for or with respect to, contingently or otherwise, the payment of (collectively, to "incur") any Indebtedness (including any Acquired Indebtedness), except for Permitted Indebtedness (including Acquired Indebtedness to the extent it would constitute Permitted Indebtedness); provided
(i) the Company will be permitted to incur Indebtedness (including Acquired Indebtedness) and (ii) a Restricted Subsidiary will be permitted to incur Acquired Indebtedness, if, in either case, after giving pro forma effect to such incurrence (including the application of the net proceeds therefrom), the Indebtedness to EBITDA Ratio would be less than or equal to 6 to 1, in the case of any such incurrence on or before June 30, 2001, or less than or equal to 5 to 1, in the case of any such incurrence thereafter.

    Indebtedness of any Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary (or is merged into or consolidated with the Company or any Restricted Subsidiary), whether or not such Indebtedness was incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary (or being merged into or consolidated with the Company or any Restricted Subsidiary) shall be deemed incurred at the time such Person becomes a Restricted Subsidiary or merges into or consolidates with the Company or any Restricted Subsidiary. In addition, pursuant to the purchase agreement entered into among the Company and each of Merrill Lynch and Donaldson, Lufkin & Jenrette Securities Corporation, the Company has agreed that for a period of 180 days from April 28, 1998, it will not, without the prior written consent of Merrill Lynch, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of, any debt security of the Company or security of the Company that is convertible into, or exchangeable for, any debt security of the Company (other than the New Notes). See "Plan of Distribution."

    LIMITATION ON RESTRICTED PAYMENTS. The Indenture provides that the Company will not, and will not permit any of the Restricted Subsidiaries to, make, directly or indirectly, any Restricted Payment unless:

        (i) no Default shall have occurred and be continuing at the time of or upon giving effect to such Restricted Payment;

        (ii) immediately after giving effect to such Restricted Payment, the Company would be able to incur $1.00 of Indebtedness under the proviso of the covenant "--Limitation on Additional Indebtedness"; and

        (iii) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made on or after the Issue Date does not exceed an amount equal to the sum of, without duplication, (a) 50% of the Consolidated Net Income accrued on a cumulative basis during the period beginning on the first day of the first fiscal quarter immediately subsequent to the Issue Date and ending on the last day of the fiscal quarter of the Company immediately preceding the date of such proposed Restricted Payment (or, if such cumulative Consolidated Net Income of the Company for such period is a deficit, minus 100% of such deficit) for which financial statements are available, in any event determined by excluding income resulting from transfers of assets by the Company or a Restricted Subsidiary to an Unrestricted Subsidiary, PLUS (b) the aggregate net cash proceeds received by the Company either (x) as capital contributions to the Company after the Issue Date or (y) from the issuance and sale of its Capital Stock (other than Disqualified Stock) or options, warrants or other rights to acquire its Capital Stock (other than Disqualified Stock), in each case on or after the Issue Date to a Person who is not a Subsidiary of the Company, PLUS (c) the aggregate net proceeds received by the Company from the issuance (other than to a Subsidiary of the Company) on or after the Issue Date of its Capital Stock (other than Disqualified Stock) upon the conversion of, or in exchange for, Indebtedness of the Company or upon the exercise of options, warrants or other rights of the Company, PLUS (d) in the case of the disposition or repayment (in whole or in part) of any Investment constituting a Restricted Payment made after the Issue Date, an amount equal to the lesser of the return of capital with respect to the applicable portion of such Investment and the cost of the applicable portion of such Investment, in either case, less the cost of the disposition of such Investment, PLUS (e) in the case of any Revocation with respect to a Subsidiary of the Company that was made subject to a Designation after the Issue Date, an amount equal to the lesser of the Designation Amount with respect to such Subsidiary or the Fair Market Value of the Investment of the Company and the Restricted Subsidiaries in such Subsidiary at the time of Revocation, MINUS (f) 50% of the principal amount of any Indebtedness incurred pursuant to clause (g) of the definition of "Permitted Indebtedness." For purposes of the preceding clause (b), there shall be excluded in all cases any issuance and sale of Capital Stock in one or more Public Equity Offerings or to Strategic Equity Investors to the extent the net cash proceeds are used, prior to May 15, 2001, to redeem Notes as described under "--Redemption--OPTIONAL REDEMPTION." The Company may not redeem Notes as described under "--Redemption--OPTIONAL REDEMPTION" from net cash proceeds received by the Company from the issuance on or after the Issue Date of its Capital Stock if such net cash proceeds have ever been included in a determination of the amount of Restricted Payments that may be made by the Company pursuant to this covenant, unless the Company would have been able to make such Restricted Payment without including such net cash proceeds in such determination.

    For purposes of determining the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its Fair Market Value.

    The provisions of this covenant shall not prohibit the following (each of which shall be given independent effect): (1) the payment of any dividend or other distribution within 60 days after the date of declaration thereof if at such date of declaration such payment would be permitted by the provisions of the Indenture; (2) the purchase, redemption, retirement or other acquisition of any shares of Capital Stock of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent issue and sale

(other than to a Subsidiary of the Company) of, shares of Capital Stock of the Company (other than Disqualified Stock); PROVIDED that any such net cash proceeds are excluded from clause (iii) (b) of the second preceding paragraph;
(3) so long as no Default shall have occurred and be continuing, the purchase, redemption, retirement, defeasance or other acquisition of Subordinated Indebtedness (A) made by exchange for, or out of the net cash proceeds of, a substantially concurrent issue and sale (other than to a Subsidiary of the Company) of (x) Capital Stock (other than Disqualified Stock) of the Company PROVIDED that any such net cash proceeds are excluded from clause(iii)(b) of the second preceding paragraph; or (y) other Subordinated Indebtedness to the extent that (I) its stated maturity for the payment of principal thereof is not prior to the 91st day after the final stated maturity of the Notes, (II) its principal amount does not exceed the principal amount (or, if such Subordinated Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon an acceleration thereof, such lesser amount) of the Subordinated Indebtedness being refinanced, PLUS any premium required to be paid in connection with such refinancing pursuant to the terms of such Subordinated Indebtedness being refinanced, plus the amount of expenses of the Company incurred in connection with such refinancing, and (III) such new Subordinated Indebtedness is subordinated to the Notes to the same extent as the Subordinated Indebtedness being refinanced, or (B) with Unutilized Cash Proceeds remaining after completion of an Asset Sale pursuant to the fifth paragraph of the covenant described under "--DISPOSITION OF PROCEEDS OF ASSET SALES"; (4) so long as no Default shall have occurred and be continuing, purchases or redemptions of Capital Stock (including cash settlements of stock options) held by employees, officers or directors upon or following termination (whether by reason of death, disability or otherwise) of their employment with the Company or one of its Subsidiaries; PROVIDED that payments shall not exceed $500,000 in any fiscal year in the aggregate; (5) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in contemplation of merger, consolidation or transfer of assets that complies with the provisions of the Indenture relating to mergers, consolidations or transfers of substantially all of the assets of the Company; (6) any purchase of any fractional share of Common Stock of the Company in connection with an exercise of the Warrants and any repurchase of Warrants pursuant to a Repurchase Offer (as defined in "Description of Warrants"); and (7) Restricted Payments in addition to those otherwise permitted pursuant to this covenant in an aggregate amount not to exceed $2.0 million.

    In determining the amount of Restricted Payments permissible under this covenant, amounts expended pursuant to clauses (1), (4) and (7) above shall be included, without duplication, as Restricted Payments.

    LIMITATION ON LIENS SECURING CERTAIN INDEBTEDNESS. The Indenture will provide that the Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Liens of any kind against or upon any of the property or assets of the Company or any Restricted Subsidiary, whether now owned or hereafter acquired, or any proceeds therefrom, which secure either (x) Subordinated Indebtedness, unless the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to the Liens securing such Subordinated Indebtedness or (y) Indebtedness of (A) the Company that is not Subordinated Indebtedness or (B) any Restricted Subsidiary, unless in each case the Notes are equally and ratably secured with the Liens securing such other Indebtedness, except, in the case of this clause (y), Permitted Liens.

    CHANGE OF CONTROL. Upon the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company shall make an offer to purchase (the "Change of Control Offer"), on a business day (the "Change of Control Payment Date") not later than 60 days following the Change of Control Date, all Notes then outstanding at a purchase price equal to 101% of the Accreted Value thereof as of any Change of Control Payment Date, plus accrued and unpaid interest thereon, if any, and liquidated damages, if any, to such Change of Control Payment Date. Notice of a Change of Control Offer shall be given to holders of Notes, not less than 30 days nor more than 60 days before the Change of

Control Payment Date. The Change of Control Offer is required to remain open for at least 20 business days and until the close of business on the Change of Control Payment Date.

    Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction which may be highly leveraged.

    Future Indebtedness of the Company may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or may require such Indebtedness to be repurchased upon a change of control (as defined in the instruments governing such Indebtedness). Moreover, the exercise by the Holders of their right to require the Company to repurchase the Notes could cause a default under such Indebtedness, even if the Change of Control itself does not.

    If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay for all of the Notes that might be delivered by holders of Notes seeking to accept the Change of Control Offer. The Company's obligation to make a Change of Control Offer following a Change of Control shall be satisfied if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. See "Risk Factors--Risks Associated with a Change of Control."

    If the Company is required to make a Change of Control Offer, the Company shall comply with all applicable tender offer laws and regulations, including, to the extent applicable, Section 14(e) and Rule 14e-1 under the Exchange Act, and any other applicable securities laws and regulations. To the extent that the provisions of any such securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant solely by virtue of such compliance.

    LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise enter into or cause to become effective any encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits to the extent owned by the Company or any Restricted Subsidiary, (b) pay any Indebtedness owed to the Company or any Restricted Subsidiary, (c) make any Investment in the Company or any Restricted Subsidiary or (d) transfer any of its properties or assets to the Company or to any Restricted Subsidiary, except for (i) any encumbrance or restriction in existence on the Issue Date, (ii) customary non-assignment provisions, (iii) any encumbrances or restriction pertaining to an asset subject to a Lien to the extent set forth in the security documentation governing such Lien, (iv) any encumbrance or restriction applicable to a Restricted Subsidiary at the time that it becomes a Restricted Subsidiary that is not created in contemplation thereof, (v) any encumbrance or restriction existing under any agreement that refinances or replaces an agreement containing a restriction permitted by clause (iv) above; PROVIDED that the terms and conditions of any such encumbrance or restriction are not materially less favorable to the holders of Notes than those under or pursuant to the agreement being replaced or the agreement evidencing the Indebtedness refinanced, (vi) any encumbrance or restriction imposed upon a Restricted Subsidiary pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary or any Asset Sale to the extent limited to the Capital Stock or assets in question, and (vii) any customary encumbrance or restriction applicable to a Restricted Subsidiary that is contained in an agreement or instrument governing or relating to Permitted Indebtedness contained in any Debt Securities or Permitted Credit Facility; provided that the terms and conditions of any such encumbrance or restriction contained in any Debt Securities are no more restrictive than those contained in the Indenture; PROVIDED FURTHER, that the provisions of such agreement or instrument permit the payment of interest and principal and mandatory repurchases pursuant to the terms of the Indenture and the Notes and other Indebtedness (other than Subordinated Indebtedness) that is solely an obligation of the Company; and PROVIDED FURTHER that such agreement or instrument may contain customary covenants regarding the merger of or sale of all or any substantial part of the assets of the Company or any Restricted Subsidiary, customary restrictions on transactions with affiliates and customary subordination provisions governing indebtedness owed to the Company or any Restricted Subsidiary.

    DISPOSITION OF PROCEEDS OF ASSET SALES. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless (a) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold or otherwise disposed of and (b) at least 75% of such consideration consists of cash or Cash Equivalents; PROVIDED that the following shall be treated as cash for purposes of this covenant: (x) the amount of any Indebtedness (other than Subordinated Indebtedness) of the Company or any Restricted Subsidiary that is actually assumed by the transferee of assets disposed of in such Asset Sale and from which Company and the Restricted Subsidiaries are fully released and (y) the amount of any notes or other obligations that within 30 days of receipt are converted into cash (to the extent of the cash (after payment of any costs of disposition) so received). Notwithstanding the preceding sentence, the Company and its Restricted Subsidiaries may consummate an Asset Sale without complying with clause (b) of the immediately preceding sentence if at least 75% of the consideration for such Asset Sale consists of any combination of cash, Cash Equivalents and Permitted Business Assets (as defined below) (or in Capital Stock of any Person that will become a Restricted Subsidiary as a result of such investment if all or substantially all of the properties and assets of such Person are Permitted Business Assets); provided that any non-cash consideration (other than Permitted Business Assets received by the Company or any of its Restricted Subsidiaries in connection with such Asset Sale) that is converted into or sold or otherwise disposed of for cash or Cash Equivalents within 270 days after such Asset Sale and any Permitted Business Assets constituting cash or Cash Equivalents received by the Company or any Restricted Subsidiary shall constitute Net Cash Proceeds subject to the provisions set forth below. The Company or the applicable Restricted Subsidiary, as the case may be, may (i) apply the Net Cash Proceeds from such Asset Sale, within 270 days of the receipt thereof, to the permanent reduction (whether by means of repayment, release pursuant to clause (x) of the first sentence of this covenant or otherwise) of
(A) Indebtedness of any Restricted Subsidiary and/or (B) Indebtedness of the Company ranking senior to or PARI PASSU with the Notes, and, in each case, permanently reduce the amount of the commitments thereunder by the amount of the Indebtedness so repaid, and/or (ii) apply such Net Cash Proceeds, within 270 days of the receipt thereof, to an investment in properties and assets that will be used in the same or a related line of business as that being conducted by the Company or any Restricted Subsidiary at the time of such Asset Sale (collectively, "Permitted Business Assets") (or in Capital Stock of any Person that will become a Restricted Subsidiary as a result of such investment if all or substantially all of the properties and assets of such Person are Permitted Business Assets).

    To the extent all or part of the Net Cash Proceeds of any Asset Sale are not applied within 270 days of such Asset Sale as described in clause (i) or (ii) of the preceding paragraph (such Net Cash Proceeds, the "Unutilized Net Cash Proceeds"), the Company shall, within 20 days after such 270th day, make an offer to purchase (an "Asset Sale Offer") all outstanding Notes up to a maximum Accreted Value (expressed as a multiple of $1,000) equal to the Note Pro Rata Share of Unutilized Net Cash Proceeds, at a purchase price in cash equal to 100% of the Accreted Value thereof as of any purchase date, plus accrued and unpaid interest, if any, and liquidated damages, if any, to such purchase date; provided, however, that an Asset Sale Offer may be deferred by the Company until there are Unutilized Net Cash Proceeds equal to at least $5.0 million, at which time the entire amount of such Unutilized Net Cash Proceeds (and not just the amount in excess of $5.0 million) shall be applied as required pursuant to this paragraph and the next following paragraph.

    If any other Indebtedness of the Company which ranks PARI PASSU with the Notes (the "Other Indebtedness") requires that an offer to repurchase such Indebtedness be made upon the consummation of an Asset Sale, the Company may apply the Unutilized Net Cash Proceeds otherwise required to be applied to an Asset Sale Offer to offer to purchase such Other Indebtedness and to an Asset Sale Offer so long as the amount of such Unutilized Net Cash Proceeds applied to repurchase the Notes is not less than the Note Pro Rata Share of Unutilized Net Cash Proceeds. Any offer to purchase such Other Indebtedness shall be made at the same time as the Asset Sale Offer, and the purchase date in respect of any such offer to purchase and the Asset Sale Offer shall occur on the same day.

    For purposes of this covenant, "Note Pro Rata Share of Unutilized Net Cash Proceeds" means the amount of the Unutilized Net Cash Proceeds equal to the product of (x) the Unutilized Net Cash Proceeds and (y) a fraction, the numerator of which is the aggregate Accreted Value of, and all accrued interest thereon to the purchase date on, all Notes (or portions thereof) validly tendered and not withdrawn pursuant to an Asset Sale Offer related to such Unutilized Net Cash Proceeds (the "Note Amount") and the denominator of which is the sum of the Note Amount and the lesser of (i) the aggregate principal face amount, and all accrued interest thereon to the purchase date, or (ii) the Accreted Value as of the purchase date of all Other Indebtedness (or portions thereof) validly tendered and not withdrawn pursuant to a concurrent offer to purchase such Other Indebtedness made at the time of such Asset Sale Offer.

    Each Asset Sale Offer shall remain open for a period of 20 business days or such longer period as may be required by law. To the extent that the Accreted Value, plus accrued interest thereon, if any, to the payment date, of Notes validly tendered and not withdrawn pursuant to an Asset Sale Offer is less than the Unutilized Net Cash Proceeds or the Note Pro Rata Share of Unutilized Net Cash Proceeds, as the case may be, the Company or any Restricted Subsidiary may use such deficiency for general corporate purposes, including the repayment or repurchase of Indebtedness. If the Accreted Value, plus accrued interest thereon, if any, to the payment date, of Notes validly tendered and not withdrawn by holders thereof exceeds the amount of Notes which can be purchased with the Unutilized Net Cash Proceeds or the Note Pro Rata Share of Unutilized Net Cash Proceeds, as the case may be, then the Notes to be purchased will be selected on a pro rata basis. Upon completion of an Asset Sale Offer and offer for any Other Indebtedness, the amount of Unutilized Net Cash Proceeds shall be reset to zero.

    If the Company is required to make an Asset Sale Offer, the Company shall comply with all applicable tender offer rules, including, to the extent applicable, Section 14(e) and Rule 14e-1 under the Exchange Act, and any other applicable securities laws and regulations. To the extent that the provisions of any such securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant solely by virtue of such compliance.

    LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES. The Indenture provides that the Company will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock (or any options, warrants or other rights to purchase such CapitalStock) of a Restricted Subsidiary, except (i) any sale or issuance of Capital Stock to the Company or a Wholly Owned Restricted Subsidiary, (ii) any sale or issuance of Common Stock to directors as director qualifying shares, but only to the extent required under applicable law, (iii) any sale or other disposition of all, but not less than all, of the issued and outstanding Capital Stock of any Restricted Subsidiary owned by the Company and the Restricted Subsidiaries or (iv) any sale or issuance of Capital Stock of a Restricted Subsidiary (other than pursuant to clauses (i) or (ii)) if such Restricted Subsidiary would no longer be a Restricted Subsidiary immediately after such transaction and any Investment in such Person remaining after giving effect to such sale or issuance would have been permitted to be made under the covenant described under "--LIMITATION ON RESTRICTED PAYMENTS," and, in the case of both (iii) and (iv), in compliance with the covenant described under "--DISPOSITION OF PROCEEDS OF ASSET SALES."

    LIMITATION ON TRANSACTIONS WITH AFFILIATES. The Indenture provides that the Company shall not, and shall not permit, cause or suffer any Restricted Subsidiary to, directly or indirectly, conduct any business, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or

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assets from, or enter into any contract, agreement, loan, advance or Guarantee or engage in any other transaction (or series of related transactions which are similar or part of a common plan) with or for the benefit of any of their respective Affiliates or any beneficial owner of 10% or more of the Common Stock of the Company or any officer or director of the Company or any Subsidiary (each, an "Affiliate Transaction"), unless the terms of the Affiliate Transaction are set forth in writing and are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction with an unaffiliated third party. Each Affiliate Transaction (or series of related Affiliate Transactions) involving aggregate payments and/or other consideration having Fair Market Value (i) in excess of $1.0 million shall be approved by a majority of the Board, such approval to be evidenced by a Board Resolution stating that the Board has determined that such transaction or transactions comply with the foregoing provisions, (ii) in excess of $5.0 million shall further require the approval of a majority of the Disinterested Directors and (iii) in excess of $10.0 million shall further require that the Company obtain a written opinion from an Independent Financial Advisor stating that the terms of such Affiliate Transaction (or series of related Affiliate Transactions) are fair to the Company or the Restricted Subsidiary, as the case may be, from a financial point of view; PROVIDED that this clause (iii) shall not apply to purchases of goods and/or services in the ordinary course of the Company's business, and on terms no less favorable to the Company than those customarily granted to purchasers of such goods and/or services, from Paradyne Corporation or Xylan Corporation. For purposes of this covenant, any Affiliate Transaction approved by a majority of the Disinterested Directors or as to which a written opinion has been obtained from an Independent Financial Advisor, on the basis set forth in the preceding sentence, shall be deemed to be on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction with an unaffiliated third party and, therefore, shall be permitted under this covenant.

    Notwithstanding the foregoing, the restrictions set forth in this covenant shall not apply to (i) transactions with or among, or solely for the benefit of, the Company and/or any of the Restricted Subsidiaries, provided that in any such case, no officer, director or beneficial owner of 10% or more of any class of Capital Stock of the Company shall beneficially own any Capital Stock of any such Restricted Subsidiary, (ii) transactions pursuant to agreements and arrangements existing on the Issue Date and specified on a schedule to the Indenture, (iii) any Restricted Payment made in compliance with the covenant "--LIMITATION ON RESTRICTED PAYMENTS," (iv) the payment of reasonable and customary regular fees to directors of the Company or any Restricted Subsidiary who are not employees of the Company or any Restricted Subsidiary, (v) employment agreements, stock option agreements and indemnification arrangements entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with industry practice, (vi) the granting and performance of registration rights for securities of the Company,
(vii) loans and advances to officers, directors and employees of the Company or any Restricted Subsidiary for travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business and consistent with industry practice, and (viii) any Permitted Investment.

    BUSINESS ACTIVITIES. Pursuant to the Indenture, the Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than the Permitted Business.

    LIMITATION ON ISSUANCES OF GUARANTEES BY RESTRICTED SUBSIDIARIES. The Indenture prohibits the Company from permitting any Restricted Subsidiary, directly or indirectly, to Guarantee the payment of any other Indebtedness of the Company unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary, which Guarantee shall be senior to or PARI PASSU with such Restricted Subsidiary's Guarantee of such other Indebtedness; provided that this paragraph shall not apply to any Guarantee of Indebtedness described in clause (h) of the definition of "Permitted Indebtedness." Notwithstanding the foregoing, any such Guarantee by a Restricted Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale,

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
exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's stock in, or all or substantially all the assets of, such Restricted Subsidiary, which sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture, (ii) the Designation of such Restricted Subsidiary as an Unrestricted Subsidiary in compliance with the covenant described under "--LIMITATION ON DESIGNATIONS OF UNRESTRICTED SUBSIDIARIES" or (iii) the release of such Restricted Subsidiary from all of its obligations under all of its Guarantees of Indebtedness of the Company. A form of such Guarantee is attached as an exhibit to the Indenture.

    LIMITATION ON SALE/LEASEBACK TRANSACTIONS. The Indenture prohibits the Company and its Restricted Subsidiaries from, directly or indirectly, entering into, assuming, Guaranteeing or otherwise becoming liable with respect to any Sale/Leaseback Transaction. However, the Company or any Restricted Subsidiary may enter into any such transaction if (i) the Company or such Restricted Subsidiary would be permitted under the covenants described above under "--LIMITATION ON ADDITIONAL INDEBTEDNESS" and "--LIMITATION ON LIENS SECURING CERTAIN INDEBTEDNESS" to incur secured Indebtedness in an amount equal to the Attributable Debt with respect to such transaction; (ii) the consideration received by the Company or such Restricted Subsidiary from such transaction is at least equal to the Fair Market Value of the property being transferred, and
(iii) to the extent that such transaction constitutes an Asset Sale, the Net Cash Proceeds received by the Company or such Restricted Subsidiary from such transaction are applied in accordance with the covenant described above under "--DISPOSITION OF PROCEEDS OF ASSET SALES."

    REPORTS. The Indenture provides that, whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act or any successor provision of law, the Company shall furnish without cost to each holder of Notes and file with the Trustee (i) within 135 days after the end of each fiscal year of the Company, financial information that would be required to be contained in an annual report on Form 10-K for such year filed by the Company with the SEC (whether or not the Company is then required to file such Form with the SEC), including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and audited financial statements of the Company, including a report thereon by the Company's certified public accountants, (ii) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, financial information that would be required to be contained in a quarterly report on Form 10-Q filed by the Company with the SEC (whether or not the Company is then required to file such Form with the SEC), including a "Management's Discussion and Analysis of Financial Condition and Results of Operations," and (iii) on a timely basis, any information concerning the Company or any Restricted Subsidiary required to be contained in a current report on Form 8-K (whether or not the Company is then required to file such Form with the SEC). Until such time as the Company is otherwise required to file periodic reports with the SEC under the Exchange Act (or any successor provision of law), the Company will file with the SEC (if permitted by SEC practice and applicable law and regulations), for public availability, a copy of the annual and quarterly financial information and other information prepared by it for distribution to holders of Notes and filing with the Trustee. In addition, for so long as any Notes remain outstanding, the Company shall furnish to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, and, to any beneficial holder of Notes, if not obtainable from the SEC, information of the type that would be filed with the SEC pursuant to the foregoing provisions, upon the request of any such holder.

    LIMITATION ON DESIGNATIONS OF UNRESTRICTED SUBSIDIARIES. The Indenture provides that the Company will not designate any Subsidiary of the Company (other than a newly created Subsidiary in which the Company has made an Investment of $1,000 or less) as an "Unrestricted Subsidiary" under the Indenture (a "Designation") unless:

        (a) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

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
        (b) the Company would be permitted under the Indenture to make an Investment at the time of such Designation (assuming the effectiveness of such Designation) in an amount (the "Designation Amount") equal to the Fair Market Value of the interest of the Company and its Restricted Subsidiaries in such Subsidiary on such date.

    In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the covenant "--LIMITATION ON RESTRICTED PAYMENTS" for all purposes of the Indenture in an amount equal to the Designation Amount. The Indenture will further provide that neither the Company nor any Restricted Subsidiary shall at any time (x) provide a Guarantee of, or similar credit support for, or subject any of its properties or assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any other Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon (or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity) upon the occurrence of a default with respect to any other Indebtedness that is Indebtedness of an Unrestricted Subsidiary (including any corresponding right to take enforcement action against such Unrestricted Subsidiary), except in the case of clause (x) or (y) to the extent otherwise permitted under the Indenture, including, without limitation, under the covenant "--LIMITATION ON RESTRICTED PAYMENTS" above.

    The Indenture further provides that the Company will not revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") unless:

        (a) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

        (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of the Indenture.

    All Designations and Revocations must be evidenced by Board Resolutions and officers' certificates delivered to the Trustee certifying compliance with the foregoing provisions.

    LIMITATION ON STATUS AS INVESTMENT COMPANY. The Indenture provides that the Company will not, and will not permit any of its Subsidiaries or Affiliates to, conduct its business in a fashion that would cause the Company to be required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act")), or otherwise become subject to regulation under the Investment Company Act. For purposes of establishing the Company's compliance with this provision, any exemption that is or would become available under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act will be disregarded.

CONSOLIDATION, MERGER, SALE OF ASSETS, ETC.

    The Indenture provides that the Company will not (i) consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of its properties and assets to any Person or Persons in a single transaction or through a series of transactions, or (ii) permit any of the Restricted Subsidiaries to enter into any such transaction or series of transactions if it would result in the disposition of all or substantially all of the properties or assets of the Company and the Restricted Subsidiaries on a consolidated basis, unless, in the case of either (i) or (ii), (a) the Company shall be the continuing Person or, if the Company is not the continuing Person, the resulting, surviving or transferee Person (the "surviving entity") shall be a company organized and existing under the laws of the United States or any State or territory thereof; (b) the surviving entity (if other than the Company) shall expressly assume all of the obligations of the Company under the Notes and the

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
Indenture, and shall execute a supplemental indenture to effect such assumption which supplemental indenture shall be delivered to the Trustee and shall be in form and substance reasonably satisfactory to the Trustee; (c) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), (I) the Company or the surviving entity (assuming such surviving entity's assumption of the Company's obligations under the Notes and the Indenture), as the case may be, would be able to incur $1.00 of Indebtedness (other than Permitted Indebtedness) under the covenant described under "--Certain Covenants--LIMITATION ON ADDITIONAL INDEBTEDNESS" above, and (II) the Company or the surviving entity, as the case may be, would have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction or series of transactions; (d) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default shall have occurred and be continuing; and (e) the Company or the surviving entity, as the case may be, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that such transaction or series of transactions and, if a supplemental indenture is required in connection with such transaction or series of transactions to effectuate such assumption, such supplemental indenture, complies with this covenant and that all conditions precedent in the Indenture relating to the transaction or series of transactions have been satisfied.

    Upon any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of the assets of the Company in accordance with the foregoing in which the Company or the Restricted Subsidiary, as the case may be, is not the surviving corporation, then the successor corporation formed by such a consolidation or into which the Company or such Restricted Subsidiary is merged or to which such transfer is made, will succeed to, and be substituted for, and may exercise every right and power of, the Company or such Restricted Subsidiary, as the case may be, under the Indenture with the same effect as if such successor corporation had been named as the Company or such Restricted Subsidiary therein; and thereafter, except in the case of (i) any lease or (ii) any sale, assignment, conveyance, transfer, lease or other disposition to a Restricted Subsidiary of the Company, the Company shall be discharged from all obligations and covenants under the Indenture and the Notes.

    The Indenture provides that, for all purposes of the Indenture (including the provisions of this covenant and the covenants described under "--Certain Covenants--LIMITATION ON ADDITIONAL INDEBTEDNESS," "--LIMITATION ON RESTRICTED PAYMENTS" and "--LIMITATION ON LIENS SECURING CERTAIN INDEBTEDNESS") and the Notes, Subsidiaries of any surviving entity will, upon such transaction or series of related transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to the covenant "--Certain Covenants--Limitation on Designations of Unrestricted Subsidiaries," and all Indebtedness, and all Liens on property or assets, of the surviving entity and the Restricted Subsidiaries (except Indebtedness, or Liens on property or assets, of the Company and the Restricted Subsidiaries in existence immediately prior to such transaction or series of related transactions) will be deemed to have been incurred upon such transaction or series of related transactions.

    The meaning of the phrase "all or substantially all" as used above varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under relevant law and is subject to judicial interpretation. Accordingly, in certain circumstances, there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Company, and therefore it may be unclear whether the foregoing provisions are applicable.

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
EVENTS OF DEFAULT

    The following are "Events of Default" under the Indenture:

        (i) default in the payment of interest on the Notes when it becomes due and payable and continuance of such default for a period of 30 days or more; or

        (ii) default in the payment of the principal of, or premium, if any, on the Notes when due at maturity, upon redemption or otherwise; or

        (iii) default in the performance, or breach, of any covenant described under "--Certain Covenants--CHANGE OF CONTROL," "--DISPOSITION OF PROCEEDS OF ASSET SALES" OR "--CONSOLIDATION, MERGER, SALE OF ASSETS, ETC."; or

        (iv) default in the performance, or breach, of any covenant in the Indenture (other than defaults specified in clause (i), (ii) or (iii) above), and continuance of such default or breach for a period of 30 days or more after written notice to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount at maturity of the outstanding Notes (in each case, when such notice is deemed given in accordance with the Indenture); or

        (v) (a) failure to pay, following any applicable grace period, any installment of principal due (whether at maturity or otherwise) under one or more classes or issues of Indebtedness in an aggregate principal amount of $5.0 million or more under which the Company or any Restricted Subsidiary is obligated or (b) failure by the Company or any Restricted Subsidiary to perform any other term, covenant, condition or provision of one or more classes or issues of Indebtedness in an aggregate principal amount of $5.0 million or more under which the Company or such Restricted Subsidiary is obligated and, in the case of this clause (b), such failure results in an acceleration of the maturity thereof; or

        (vi) one or more judgments, orders or decrees for the payment of money of $5.0 million or more, either individually or in the aggregate, shall be entered against the Company or any Restricted Subsidiary or any of their respective properties and shall not be paid or discharged and there shall have been a period of 60 consecutive days or more during which a stay of enforcement of such judgment or order, by reason of pending appeal or otherwise, shall not be in effect; or

        (vii) certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to the Company or any Restricted Subsidiary shall have occurred; or

        (viii) the Indenture or the Registration Rights Agreement ceases to be in force and effect in all material respects (other than with respect to the invalidity or alleged invalidity of any provision in the Registration Rights Agreement regarding indemnification for matters arising under the federal securities laws) or is declared null and void or the Company denies that it has any further obligation or liability thereunder or gives notice to that effect (other than by reason of termination or release in accordance with the terms thereof).

    If an Event of Default (other than an Event of Default specified in clause
(vii) above with respect to the Company or any Restricted Subsidiary) occurs and is continuing, then the Trustee or the holders of at least 25% in principal amount at maturity of the outstanding Notes may, by written notice, and the Trustee upon the request of the holders of not less than 25% in principal amount at maturity of the outstanding Notes shall, declare the Default Amount of all outstanding Notes to be immediately due and payable and upon any such declaration such amount shall become immediately due and payable. If an Event of Default specified in clause (vii) above with respect to the Company or any Restricted Subsidiary occurs and is continuing, then the Default Amount of all outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder.

    After a declaration of acceleration, the holders of a majority in aggregate principal amount at maturity of outstanding Notes may, by notice to the Trustee, rescind such declaration of acceleration if all existing Events of Default, other than nonpayment of the Default Amount of the Notes that has become due solely as a result of such acceleration, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree. The holders of a majority in principal amount at maturity of the outstanding Notes also have the right to waive past defaults under the Indenture, except a default in the payment of principal of, or any interest on, any outstanding Note, or in respect of certain covenants or provisions that cannot be modified or amended without the consent of all holders of Notes.

    No holder of any of the Notes has any right to institute any proceeding with respect to the Indenture or any remedy thereunder, unless (i) the holders of at least 25% in principal amount at maturity of the outstanding Notes have made written request, and offered reasonable security or indemnity, to the Trustee to institute such proceeding as Trustee, (ii) the Trustee has failed to institute such proceeding within 60 days after receipt of such notice, and (iii) the Trustee has not within such 60-day period received directions inconsistent with such written request by holders of a majority in principal amount at maturity of the outstanding Notes. Such limitations do not apply, however, to a suit instituted by a holder of a Note for the enforcement of the payment of the principal of, or any accrued and unpaid interest on, such Note on or after the respective due dates expressed in such Note.

    During the existence of an Event of Default, the Trustee is required to exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default shall occur and be continuing, the Trustee is not under any obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders unless such holders shall have offered to such Trustee reasonable security or indemnity. Subject to certain provisions concerning the rights of the Trustee, the holders of a majority in principal amount at maturity of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

    The Indenture provides that the Trustee will, within 30 days after the occurrence of any Default, give to the holders of the Notes notice of such Default known to it, unless such Default shall have been cured or waived; provided that the Trustee shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interest of such holders.

    The Company is required to furnish to the Trustee annually a statement as to its compliance with all conditions and covenants under the Indenture.

DEFEASANCE

    The Company may at any time terminate all of its obligations with respect to the Notes ("defeasance"), except for certain obligations, including those regarding any trust established for a defeasance and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes as required by the Indenture and to maintain agencies in respect of Notes. The Company may at any time terminate its obligations under certain covenants set forth in the Indenture, some of which are described under "--Certain Covenants"above, and any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Notes ("covenant defeasance"). To exercise either defeasance or covenant defeasance, the Company must irrevocably deposit in trust, for the benefit of the holders of the Notes, with the Trustee money (in United States dollars) or U.S. government obligations (denominated in United States dollars), or a combination thereof, in such amounts as will be sufficient to pay the Accreted Value of and premium, if any, and accrued but unpaid interest on the Notes to redemption or maturity and comply with certain other conditions, including the delivery of a legal opinion as to certain tax matters. The requirements for defeasance shall not be deemed satisfied if a

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Default specified in clause (vii) of "--Events of Default" above occurs on or prior to the 91st calendar day after the date of the deposit of money or securities in the defeasance trust.

SATISFACTION AND DISCHARGE

    The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of Notes) as to all outstanding Notes when either (a) all such Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or (b) (i) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount of money sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal amount, premium, if any, and accrued and unpaid interest to the date of such deposit; (ii) the Company has paid all sums payable by it under the Indenture; and (iii) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be. In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

AMENDMENT AND WAIVERS

    From time to time, the Company, when authorized by resolutions of the Board, and the Trustee, without the consent of the holders of the Notes, may amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act or making any change that does not adversely affect the rights of any holder. Other amendments and modifications of the Indenture and the Notes may be made by the Company and the Trustee by supplemental indenture with the consent of the holders of not less than a majority of the aggregate principal amount at maturity of the outstanding Notes; PROVIDED that no such modification or amendment may, without the consent of the holder of each outstanding Note affected thereby, (i) reduce the principal amount at maturity of, change the fixed maturity of, or alter the redemption provisions of, the Notes or amend or modify the calculation of the Accreted Value or the Default Amount so as to reduce the amount of the Accreted Value or the Default Amount, (ii) change the currency in which any Notes or amounts owing thereon is payable, (iii) reduce the percentage of the aggregate principal amount at maturity of the outstanding Notes which must consent to an amendment, supplement or waiver or consent to take any action under the Indenture or the Notes, (iv) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes, (v) waive a default in payment with respect to the Notes, except a rescission of acceleration of the relevant Notes by the holders thereof as provided in the Indenture and a waiver of the payment default that resulted from such acceleration, (vi) reduce the rate or change the time for payment of interest on the Notes, (vii) alter the Company's obligation to purchase the Notes following the occurrence of a Change of Control or an Asset Sale in accordance with the Indenture or waive any default in the performance thereof or
(viii) affect the ranking of the Notes in a manner adverse to the holder of the Notes.

    Holders of a majority in aggregate principal amount at maturity of the outstanding Notes, on behalf of all holders of Notes, may waive compliance by the Company with certain restrictive provisions of the Indenture. Subject to certain rights of the Trustee as provided in the Indenture, the holders of a majority in aggregate principal amount at maturity of the Notes, on behalf of all holders, may waive any past Default under the Indenture (including any such waiver obtained in connection with a tender offer or exchange offer for such Notes), except a default in the payment of principal or interest or a Default arising from failure to purchase any Notes tendered pursuant to an offer to purchase required to be made by any provision of the Indenture, or a Default in respect of a provision that under the Indenture cannot be modified or amended without the consent of the holder of each Note that is affected.

REGARDING THE TRUSTEE

    State Street Bank and Trust Company of California, N.A. will serve as Trustee under the Indenture.

GOVERNING LAW

    The Indenture provides that the Indenture and the Notes, respectively, will be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

CERTAIN DEFINITIONS

    Set forth below is a summary of certain defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

    "Accreted Value" means, as of any date (the "Specified Date"), with respect to each $1,000 principal amount at maturity of Notes:

        (i) if the Specified Date is one of the following dates (each a "Semi-Annual Accrual Date"), the amount set forth opposite such date below:

 SEMI-ANNUAL                                                                        ACCRETED
ACCRUAL DATE                                                                         VALUE
---------------------------------------------------------------------------------  ----------
Issue Date.......................................................................  $   518.50
May 15, 1998.....................................................................  $   520.38
November 15, 1998................................................................  $   555.51
May 15, 1999.....................................................................  $   593.00
November 15, 1999................................................................  $   633.03
May 15, 2000.....................................................................  $   675.76
November 15, 2000................................................................  $   721.37
May 15, 2001.....................................................................  $   770.07
November 15, 2001................................................................  $   822.05
May 15, 2002.....................................................................  $   877.53
November 15, 2002................................................................  $   936.77
May 15, 2003.....................................................................  $ 1,000.00

        (ii) if the Specified Date occurs between two Semi-Annual Accrual Dates, the sum of (A) the Accreted Value for the Semi-Annual Accrual Date immediately preceding the Specified Date and (B) an amount equal to the product of (x) the Accreted Value for the Semi-Annual Accrual Date immediately following the Specified Date less the Accreted Value for the Semi-Annual Accrual Date immediately preceding the Specified Date and (y) a fraction, the numerator of which is the number of days actually elapsed from the immediately preceding Semi-Annual Accrual Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is 180; and

        (iii) if the Specified Date is on or after May 15, 2003, $1,000.

    "Acquired Indebtedness" means Indebtedness of a Person (i) assumed in connection with an Asset Acquisition from such Person or (ii) existing at the time such Person is merged or consolidated with or into the Company or any Restricted Subsidiary or becomes a Restricted Subsidiary, in each case not incurred in connection with, or in anticipation of, such Asset Acquisition or merger or consolidation or such Person becoming a Restricted Subsidiary; PROVIDED that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of such Asset Acquisition or the transactions by which such Person is merged or consolidated with or into the Company or any Restricted Subsidiary or becomes a Restricted Subsidiary shall not constitute Acquired Indebtedness.

    "Affiliate" of any specified Person means (i) any other Person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, the specified Person, (ii) any other Person that owns, directly or indirectly, 10% or more of the specified Person's Voting Stock or (iii) any executive officer or director of the specified Person; provided that Donaldson, Lufkin & Jenrette, Inc. and its Affiliates shall not be deemed to be Affiliates of the Company solely as a result of such entities holding the Units, the Notes, the Warrants, the Series A Preferred Stock or the Series B Preferred Stock (or any security which is convertible into or exchangeable for any of the foregoing) or having the right to nominate and have elected one member of the Board. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

    "Asset Acquisition" means (i) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Company or any Restricted Subsidiary in any other Person, or any acquisition or purchase of Capital Stock of any other Person by the Company or any Restricted Subsidiary, in either case pursuant to which such Person shall (a) become a Restricted Subsidiary or (b) shall be merged or consolidated with or into the Company or any Restricted Subsidiary or (ii) any acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute substantially all of an operating unit or line of business of such Person or which is otherwise outside of the ordinary course of business.

    "Asset Sale" means any direct or indirect sale, conveyance, transfer or lease (that has the effect of a disposition and is not for security purposes) or other disposition (that is not for security purposes) (including by way of a Sale/Leaseback Transaction) to any Person other than the Company or a Restricted Subsidiary, in one transaction or a series of related transactions, of (i) any Capital Stock of any Restricted Subsidiary, (ii) any assets of the Company or any Restricted Subsidiary which constitute substantially all of an operating unit or line of business of the Company and the Restricted Subsidiaries or (iii) any other property or asset of the Company or any Restricted Subsidiary outside of the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include (i) any disposition of properties and assets of the Company that is governed under "--Consolidation, Merger, Sale of Assets, Etc." above, (ii) sales of property or equipment that have become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary, as the case may be, and
(iii) for purposes of the covenant "--Certain Covenants--DISPOSITION OF PROCEEDS OF ASSET SALES," (a) sales, conveyances, transfers, leases or other dispositions of property or assets, whether in one transaction or a series of related transactions occurring within one year, involving assets with a Fair Market Value not in excess of $500,000 in any 12 month period and (b) any asset of the Company or a Restricted Subsidiary that is the subject of a Sale/Leaseback Transaction with a Person (other than the Company or an Affiliate of the Company) made in accordance with the covenant described under "--Certain Covenants-- LIMITATION ON SALE/LEASEBACK TRANSACTIONS" and that was acquired by the Company or such Restricted Subsidiary no more than 120 days prior to the transfer to a third party in a Sale/Leaseback Transaction.

    "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in the terms of the lease included in such Sale/Leaseback Transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

    "Average Life to Stated Maturity" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments; provided that, in the case of any Capitalized Lease Obligation, all calculations hereunder shall give effect to any applicable options to renew in favor of the Company or any Restricted Subsidiary.

    "Board" means the Board of Directors of the Company.

    "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board and to be in full force and effect on the date of such certification, and delivered to the Trustee.

    "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting and/or non-voting) of, such Person's capital stock, including Preferred Stock, whether outstanding on the Issue Date or issued after the Issue Date, and any and all rights (other than any evidence of Indebtedness), warrants or options exchangeable for or convertible into such capital stock.

    "Capitalized Lease Obligation" means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed, immovable or movable) that is required to be classified and accounted for as a capitalized lease obligation under GAAP, and, for the purpose of the Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

    "Cash Equivalents" means (i) any evidence of Indebtedness which matures 365 days or less from the date of purchase or acquisition issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof (provided that the full faith and credit of the United States Government is pledged in support thereof or such Indebtedness constitutes a general obligation of such country); (ii) deposits, certificates of deposit or acceptances with a maturity of 365 days or less of any financial institution that is a member of the Federal Reserve System, in each case having combined capital and surplus and undivided profits (or any similar capital concept) of not less than $500.0 million and whose senior unsecured debt is rated at least "A-1" by S&P or "P-1" by Moody's; (iii) commercial paper with a maturity of 365 days or less issued by a corporation (other than an Affiliate of the Company) organized under the laws of the United States or any State thereof and rated at least "A-1" by S&P or "P-1" by Moody's; (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States Government maturing within 365 days from the date of acquisition; and (v) money market funds in the United States which invest substantially all of their assets in securities of the type described in any of the preceding clauses (i) through
(iv).

    "Change of Control" means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) or 14(d) of the Exchange Act, provided that no "group" shall be deemed to result solely from the Investors' Rights Agreement (as defined herein), the Voting Agreement (as defined herein) or the Voting Trust Agreement (as defined herein) or the transactions contemplated thereby), excluding Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 or 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has or acquires the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of all Voting Stock of the Company (except that the person or group shall not be deemed the "beneficial owner" of shares tendered pursuant to a tender or exchange offer made by that person or group or any of their Affiliates until the tendered shares are accepted for purchase or exchange) or has, directly or indirectly, the right to elect or designate a majority of the Board or (b) the Company consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where
(i) the outstanding Voting Stock of the Company is converted into or exchanged for (1) Voting Stock (other than Disqualified Stock) of the surviving or transferee corporation or its parent corporation and/or (2) cash, securities and other property in any amount which could be paid by the Company as a Restricted Payment under the Indenture, (ii) the "beneficial owners" (as so defined) of the Voting Stock of the Company immediately before such transaction own, directly or indirectly, immediately after such transaction, at least a majority of the voting power of all Voting Stock of the surviving or transferee corporation or its parent corporation immediately after such transaction, as applicable, or
(iii) immediately after such transaction, no "person" or "group" (as such terms are defined above), excluding the Permitted Holders, is the "beneficial owner" (as defined above), directly or indirectly, of more than 50% of the Voting Stock of such surviving or transferee corporation or its parent corporation, as applicable, or has, directly or indirectly, the right to elect or designate a majority of the board of directors of the surviving or transferee corporation or its parent corporation, as applicable, or (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by the Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office. The good faith determination by the Board, based upon advice of outside counsel, of the beneficial ownership of securities of the Company within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act shall be conclusive, absent contrary controlling precedent or contrary written interpretation published by the SEC. No inference shall be created that officers or employees of the Company are acting as a "person" or "group" (as such terms are used in Sections 13(d) or 14(d) of the Exchange Act) with the power to designate a majority of the members of the Board solely because such officers or employees constitute a majority of the members of the Board.

    "Common Stock" means, with respect to any Person, any and all shares, interests, participations or rights in, or other equivalents (however designated and whether voting and/or nonvoting) of, such Person's common stock and includes, without limitation, all series and classes of such common stock.

    "Consolidated Income Tax Expense" means, with respect to any period, the provision for federal, state, local, foreign and other income taxes of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

    "Consolidated Interest Expense" means, with respect to any period, without duplication, the sum of (i) the interest expense of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount, (b) the net cost under Interest Rate Obligations (including any amortization of discounts), (c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and similar transactions and (e) all capitalized interest and accrued interest, (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP, (iii) the portion of any rental obligation in respect of any Sale/Leaseback Transaction allocable to interest expense (determined as if such were treated as a Capital Lease Obligation), and (iv) the amount of dividends and distributions in respect of Preferred Stock or Disqualified Stock paid by the Restricted Subsidiaries to a Person other than the Company or a Restricted Subsidiary or by the Company during such period.

    "Consolidated Net Income" means, with respect to any period, the net income (or loss) of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, adjusted, to the extent included in calculating such consolidated net income (or loss), by excluding, without duplication, (i) all extraordinary, unusual or nonrecurring gains or losses and all gains or losses from sales or other dispositions of assets (including Asset Sales) out of the ordinary course of business (net of taxes, fees and expenses relating to the transaction giving rise thereto) for such period, (ii) that portion of such net income (or loss) derived from or in respect of Investments in Persons other than Restricted Subsidiaries, except to the extent of any cash dividends actually received by the Company or any Restricted Subsidiary (subject, in the case of any Restricted Subsidiary, to the provisions of clause (vi) of this definition); (iii) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan during such period, (iv) that portion of such net income (or loss) allocable to minority interests in any Restricted Subsidiary for such period, (v) net income (or loss) of any other Person combined with the Company or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination and (vi) the net income of any Restricted Subsidiary for such period to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders.

    "Consolidated Net Worth" means, with respect to any Person, the consolidated stockholders' or partners' equity of such Person reflected on the most recent balance sheet of such Person, determined in accordance with GAAP, less any amounts attributable to redeemable capital stock (as determined under applicable accounting standards promulgated by the SEC) of such Person.

    "Consolidated Operating Cash Flow" means, with respect to any period, Consolidated Net Income for such period (a) increased (without duplication), to the extent deducted in arriving at such Consolidated Net Income, by the sum of
(i) Consolidated Income Tax Expense for such period; (ii) Consolidated Interest Expense for such period; and (iii) depreciation, amortization and any other non-cash items for such period of the Company and the Restricted Subsidiaries (other than any non-cash item which requires the accrual of, or a reserve for, cash charges for any future period), including, without limitation, amortization of capitalized debt issuance costs for such period, all determined on a consolidated basis in accordance with GAAP, and (b) decreased by any non-cash items (including non-recurring gains and non-recurring items of income) to the extent they increased Consolidated Net Income for such period (including any partial or complete reversal of reserves taken in a prior period).

    "Debt Securities" means any debt securities issued by the Company in a public offering or in a private placement to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities
Act).

    "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

    "Default Amount" means (i) as of any date prior to May 15, 2003, the Accreted Value of the Notes (and any applicable premium thereon) as of such date and (ii) as of any date on and after May 15, 2003, the principal amount at maturity of the Notes (and any applicable premium thereon) and any accrued and unpaid interest thereon.

    "Designation" and "Designation Amount" have the meanings set forth under "--Certain Covenants--LIMITATION ON DESIGNATIONS OF UNRESTRICTED SUBSIDIARIES."

    "Disinterested Director" means, with respect to any transaction or series of related transactions, a member of the Board other than a director who (i) has any material direct or indirect financial interest in or with respect to such transaction or series of related transactions or (ii) is an employee or officer of the Company or an Affiliate that is itself a party to such transaction or series of transactions or an Affiliate of a party to such transaction or series of related transactions.

    "Disqualified Stock" means, with respect to any Person, any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or becomes mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or becomes exchangeable for Indebtedness at the option of the holder thereof, or becomes redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Notes; PROVIDED that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the final maturity date of the Notes will not constitute Disqualified Stock so long as the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders thereof than the provisions described in "--Certain Covenants--CHANGE OF CONTROL" and "--DISPOSITION OF PROCEEDS OF ASSET SALES" and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to the provisions described in "-- Certain Covenants--CHANGE OF CONTROL" and "--DISPOSITION OF PROCEEDS OF ASSET SALES."

    "Exchange Act" means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

    "Fair Market Value" means, with respect to any asset or property, the price (after taking into account any liabilities relating to such asset or property) that could be negotiated in an arms-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Unless otherwise specified in the Indenture, Fair Market Value shall be determined by the Board acting in good faith and shall be evidenced by a Board Resolution.

    "GAAP" means, as of any date of determination, generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, the SEC or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of such date of determination and which are consistently applied for all applicable periods.

    "Guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, any obligation (A) to pay amounts drawn down by letters of credit, (B) to purchase or pay (or advance or supply funds for the purchase or payment of) such obligation (whether arising by virtue of partnership arrangement, agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (C) entered into for purposes of assuring in any other manner the obligee of such obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

    "Indebtedness" means, with respect to any Person, without duplication (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (i) every liability of such Person, whether or not contingent, (A) for borrowed money, (B) evidenced by notes, bonds, debenture or other similar instruments (whether or not negotiable), (C) for reimbursement of amounts expended under letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (D) issued or assumed as the deferred purchase price of property or services, (E) relating to a Capitalized Lease Obligation and all Attributable Debt in respect of Sale/Leaseback Transactions of such Person and (F) in respect of an Interest Rate Obligation of such Person; (ii) every liability of others of the kind described in the preceding clause (i) which such Person has Guaranteed or which is otherwise its legal liability; or (iii) every obligation secured by a Lien (other than (x) Permitted Liens of the types described in clauses (b), (d) or (e) of the definition of Permitted Liens; provided that the obligations secured would not constitute Indebtedness under clauses (i) or (ii) or (iii) of this definition, and (y) Liens on Capital Stock or Indebtedness of any Unrestricted Subsidiary) to which the property or assets of such Person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such Person's legal liability (the amount of such obligation being deemed to be the lesser of the Fair Market Value of such property or asset or the amount of the obligation so secured); (iv) all Disqualified Stock of such Person, valued at the greater of its voluntary or involuntary maximum fixed repurchase or redemption price (plus accrued and unpaid dividends to the date of determination); and (v) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (i), (ii), (iii) or (iv). In no event shall "Indebtedness" include trade payables and accrued liabilities that are current liabilities incurred in the ordinary course of business, excluding the current maturity of any obligation which would otherwise constitute Indebtedness. For purposes of the covenants described under "-- Certain Covenants--LIMITATION ON ADDITIONAL INDEBTEDNESS" and "LIMITATION ON RESTRICTED PAYMENTS" and the definition of "Events of Default," in determining the principal amount of any Indebtedness to be incurred by the Company or a Restricted Subsidiary or which is outstanding at any date, (i) the principal amount of any Indebtedness which provides that an amount less than the principal amount at maturity thereof shall be due upon any declaration of acceleration thereof shall be the accreted value thereof at the date of determination; (ii) the principal amount of any Indebtedness shall be reduced by any amount of cash or Cash Equivalent collateral securing on a perfected basis, and dedicated for disbursement exclusively to the payment of principal of and interest on, such Indebtedness; and (iii) the amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any Guarantees at such date.

    "Indebtedness to EBITDA Ratio" means, as at any date of determination (the "Transaction Date"), the ratio of (i) Total Consolidated Indebtedness (including all Permitted Indebtedness) as at the Transaction Date to (ii) Consolidated Operating Cash Flow for the four full fiscal quarters immediately preceding the Transaction Date for which financial statements are available (such four full fiscal quarter period being referred to herein as the "Measurement Period"). For purposes of calculating Consolidated Operating Cash Flow for the relevant Measurement Period prior to a Transaction Date, (A) any Person that is a Restricted Subsidiary on the Transaction Date (or would become a Restricted Subsidiary on such Transaction Date in connection with the transaction that requires the calculation of such Consolidated Operating Cash Flow) shall be deemed to have been a Restricted Subsidiary at all times during the Measurement Period, (B) any Person that is not a Restricted Subsidiary on such Transaction Date (or would cease to be a Restricted Subsidiary on such Transaction Date in connection with the transaction that requires the calculation of Consolidated Operating Cash Flow) will be deemed not to have been a Restricted Subsidiary at any time during the Measurement Period, and (C) if the Company or any Restricted Subsidiary shall have in any manner (x) acquired through an Asset Acquisition or
(y) disposed of (including by way of an Asset Sale or the termination or discontinuance of activities constituting such operating business) any operating business during such Measurement Period or after the end of such period and on or prior to the Transaction Date, such calculation will be made on a pro forma basis in accordance with GAAP as if, in the case of an Asset Acquisition, such transaction had been consummated on the first day of the Measurement Period and, in the case of an Asset Sale or other disposition, termination or discontinuance of activities constituting such an operating business, such transaction had been consummated prior to the first day of the Measurement Period; PROVIDED, HOWEVER that such PRO FORMA adjustment shall not give effect to the operating cash flow of any Person that would become a Restricted Subsidiary on the Transaction Date in connection with the transaction that requires the calculation of Consolidated Operating Cash Flow to the extent that such Person's net income would be excluded from the calculation of Consolidated Net Income pursuant to clause (vi) of the definition of Consolidated Net Income.

    "Independent Financial Advisor" means a United States investment banking firm of national or regional standing in the United States (i) which does not, and whose directors, officers and employees or Affiliates do not have, a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board, is otherwise independent and qualified to perform the task for which it is to be engaged.

    "Interest Rate Obligations" means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars, forward interest rate agreements and similar agreements.

    "Investment" means, with respect to any Person, any direct or indirect advance, loan, account receivable (other than an account receivable arising in the ordinary course of business), or other extension of credit (including, without limitation, by means of any Guarantee) or any capital contribution to (by means of transfers of cash or other property or assets to others, payments for property or services for the account or use of others, or otherwise), or any purchase or acquisition of capital stock, bonds, notes, debentures or other securities or evidences of Indebtedness of any other Person. The amount of any Investment shall be the original cost of such Investment, PLUS the cost of all additions thereto, and MINUS the amount of any portion of such Investment repaid to such Person in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. In determining the amount of any Investment involving a transfer of any property or assets other than cash, such property shall be valued at its Fair Market Value at the time of transfer.

    "Issue Date" means the original date of issuance of the Old Notes.

    "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction). A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

    "Market Capitalization" of any Person means, as of any day of determination, the product of (i) the average Closing Price of a share of such Person's Common Stock over the 20 consecutive trading days immediately preceding such date and
(ii) the number of shares of such Common Stock issued and outstanding on such date. "Closing Price" on any trading day with respect to the per share price of any shares of Common Stock means the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if such shares of Common Stock are not listed or admitted to trading on such exchange, on the principal national securities exchange on which such shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market but such Person is a "Foreign Issuer" (as defined in Rule 3b-4(b) under the Exchange Act) and the principal securities exchange on which such shares are listed or admitted to trading is a "designated offshore securities market" (as defined in Rule 902(b) under the Securities Act), the average of the reported closing bid and asked prices regular way on such principal exchange or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market and such Person and any securities markets in which such Person's Common Stock trades does not meet any of the foregoing such requirements, the average of the closing

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bid and asked prices in the over-the-counter market as furnished by any New York
Stock Exchange member firm that is selected from time to time by the Company for the purpose and is reasonably acceptable to the Trustee.

    "Maturity Date" means, with respect to any Note, the date specified in such Note as the fixed date on which the principal of such Note is due and payable. "Moody's" means Moody's Investors Service, Inc. (and any successor).

    "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof received by the Company or any Restricted Subsidiary in the form of cash (including assumed Indebtedness (other than Subordinated Indebtedness) and other items deemed to be cash under the proviso to the first sentence of the covenant described under "--Certain Covenants--DISPOSITION OF PROCEEDS OF ASSET SALES") or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) net of (i) brokerage commissions and other fees, costs and expenses (including fees and expenses of legal counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes paid or payable as a result of such Asset Sale, (iii) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in or having a Lien on the assets subject to the Asset Sale, (iv) with respect to Asset Sales by Restricted Subsidiaries, the portion of such cash and Cash Equivalents attributable to any Persons holding a minority interest in such Restricted Subsidiary and (v) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee.

    "Permitted Business" means any of the following: (i) transmitting, providing services relating to or developing network and software applications for the transmission and management of voice, data, video or other information through owned or leased wireline or wireless transmission facilities or over the internet; (ii) creating, developing, constructing, installing, integrating, repairing, maintaining or marketing communications-related systems, network equipment and wireless and wireline transmission facilities, software and other related products; and (iii) evaluating, owning, operating, participating in or pursuing any other business that is primarily related to those identified in the foregoing clauses (i) and (ii).

    "Permitted Business Assets" has the meaning set forth in the covenant described under "--Certain Covenants--DISPOSITION OF PROCEEDS OF ASSET SALES."

    "Permitted Business Investments" means an Investment in any Person the primary business of which consists of a Permitted Business.

    "Permitted Credit Facility" means any senior secured or unsecured commercial term loan and/or revolving credit facilities (including any letter of credit subfacility) entered into principally with commercial banks and/or other financial institutions.

    "Permitted Holders" means Brentwood Venture Capital, Enterprise Partners, Kleiner Perkins Caulfield & Byers, The Sprout Group and Catherine M. Hapka, and their respective Affiliates.

    "Permitted Indebtedness" means the following Indebtedness (each of which shall be given independent effect):

        (a) Indebtedness under the Notes and the Indenture;

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        (b) Indebtedness (including Disqualified Stock) of the Company and/or any Restricted Subsidiary outstanding, or committed but undrawn, on the Issue Date and identified on a schedule to the Indenture;

        (c) (i) Indebtedness of any Restricted Subsidiary owed to and held by the Company or a Wholly Owned Restricted Subsidiary and (ii) Indebtedness of the Company, which is not secured by any Lien and is subordinated to the Company's obligations with respect to the Notes, owed to and held by any Restricted Subsidiary; PROVIDED that an incurrence of Indebtedness shall be deemed to have occurred upon (x) any sale or other disposition of any Indebtedness of the Company or a Restricted Subsidiary referred to in this clause (c) to a Person other than the Company or a Restricted Subsidiary,
    (y) any sale or other disposition of Capital Stock of a Restricted Subsidiary which holds Indebtedness of the Company or another Restricted Subsidiary such that such Restricted Subsidiary ceases to be a Restricted Subsidiary or (z) the Designation of a Restricted Subsidiary which holds Indebtedness of the Company or another Restricted Subsidiary as an Unrestricted Subsidiary;

        (d) Interest Rate Obligations of the Company and/or any Restricted Subsidiary relating to Indebtedness of the Company and/or such Restricted Subsidiary, as the case may be (which Indebtedness (i) bears interest at fluctuating interest rates and (ii) is otherwise permitted to be incurred under the "Limitation on Additional Indebtedness" covenant), but only to the extent that the notional amount of such Interest Rate Obligations does not exceed the principal amount of the Indebtedness (and/or Indebtedness subject to commitments) to which such Interest Rate Obligations relate;

        (e) Indebtedness of the Company and/or any Restricted Subsidiary in respect of performance bonds of the Company or any Restricted Subsidiary or surety bonds provided by the Company or any Restricted Subsidiary, in each case incurred in the ordinary course of business;

        (f) Indebtedness of the Company and/or any Restricted Subsidiary to the extent it represents a replacement, renewal, refinancing or extension (a "refinancing") of the Notes (during the periods for which redemption is permitted under the terms of the Indenture) or other outstanding Indebtedness of the Company and/or of any Restricted Subsidiary incurred or outstanding pursuant to clause (a), (b), (g) or (h) of this definition or the proviso in the first paragraph of the covenant described under "--Certain Covenants--LIMITATION ON ADDITIONAL INDEBTEDNESS"; PROVIDED that
    (i) no Restricted Subsidiary may incur Indebtedness to refinance Indebtedness of the Company (except for Guarantees issued in accordance with the covenant described under "--Certain Covenants--LIMITATION ON ISSUANCES OF GUARANTEES OF INDEBTEDNESS BY RESTRICTED SUBSIDIARIES"); (ii) if such Indebtedness being refinanced has an Average Life to Stated Maturity equal to or longer than the Average Life to Stated Maturity of the Notes, any such refinancing shall have an Average Life to Stated Maturity longer than the Average Life to Stated Maturity of the Notes and a final stated maturity for the payment of principal thereof later than the final stated maturity of the Notes; (iii) if such Indebtedness being refinanced has an Average Life to Stated Maturity shorter than the Average Life to Stated Maturity of the Notes, any such refinancing shall have an Average Life to Stated Maturity longer than, and a final stated maturity later than, the Indebtedness being refinanced; (iv) any such refinancing shall not exceed the sum of the principal amount (or, if such Indebtedness provides for a lesser amount to be due and payable upon a declaration of acceleration thereof, an amount no greater than such lesser amount) of the Indebtedness being refinanced, PLUS the amount of accrued and unpaid interest thereon, PLUS the amount of any reasonably determined prepayment premium necessary to accomplish such refinancing and such reasonable fees and expenses incurred in connection therewith; (v) the Notes and Indebtedness that ranks PARI PASSU with the Notes may be refinanced only with Indebtedness that is made PARI PASSU with or subordinate in right of payment to the Notes, and Subordinated Indebtedness may only be refinanced with Subordinated Indebtedness; and (vi) the refinancing Indebtedness shall be incurred by the obligor of the Indebtedness being refinanced or by the Company;

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        (g) Indebtedness of the Company such that, after giving effect to the incurrence thereof, (i) the total aggregate principal amount of Indebtedness incurred under this clause (g) and any refinancings thereof otherwise incurred in compliance with the Indenture would not exceed 200% of Total Incremental Equity, and (ii) such Indebtedness does not mature prior to the final stated maturity of the Notes and has an Average Life to Stated Maturity longer than the Notes;

        (h) Indebtedness of the Company or any Restricted Subsidiary incurred under any Permitted Credit Facility and/or Indebtedness of the Company represented by Debt Securities, and any refinancings of the foregoing otherwise incurred in compliance with the Indenture, in an aggregate principal amount not to exceed $40.0 million at any time outstanding;

        (i) Indebtedness of the Company or any Restricted Subsidiary that is Purchase Money Indebtedness;

        (j) Indebtedness in respect of (i) letters of credit, bankers' acceptances or other similar instruments or obligations, issued in connection with liabilities incurred in the ordinary course of business or
    (ii) surety, judgment, appeal, performance and other similar bonds, instruments or obligations provided in the ordinary course of business; and

        (k) in addition to the items referred to in clauses (a) through (j) above, Indebtedness of the Company having an aggregate principal amount not to exceed $5.0 million at any time outstanding.

    "Permitted Investments" means (a) any Investment in the Company or in a Wholly Owned Restricted Subsidiary of the Company or in a Person as a result of which such Person becomes a Wholly Owned Restricted Subsidiary; (b) Investments constituting Permitted Business Investments, the sum of which does not exceed $25.0 million at any one time outstanding; (c) Cash Equivalents; (d) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; (e) Interest Rate Obligations incurred in compliance with the covenant described under "--Certain Covenants--LIMITATION ON ADDITIONAL INDEBTEDNESS"; (f) loans and advances to employees made in the ordinary course of business not to exceed $500,000 in the aggregate at any one time outstanding; (g) bonds, notes, debentures or other securities (other than Capital Stock of any Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary) received as a result of Asset Sales permitted under "--Certain Covenants--DISPOSITION OF PROCEEDS OF ASSET SALES"; (h) any Investment to the extent that the consideration therefor consists of Capital Stock (other than Disqualified Stock) of the Company; and (i) the extension by the Company of (x) trade credit to Subsidiaries of the Company represented by accounts receivable, extended on usual and customary terms in the ordinary course of business or (y) Guarantees of commitments for the purchase of goods or services incurred in the ordinary course of business so long as such Guarantees, to the extent constituting Indebtedness, are permitted to be incurred under the covenant described under "--Certain Covenants--LIMITATION ON ADDITIONAL INDEBTEDNESS."

    "Permitted Liens" means (a) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary or becomes a Restricted Subsidiary; PROVIDED that such Liens were in existence prior to the contemplation of such merger, consolidation or acquisition and do not secure any property or assets of the Company or any Restricted Subsidiary other than the property or assets subject to the Liens prior to such merger or consolidation or acquisition; (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business that secure payment of obligations not more than 60 days past due or that are being contested in good faith and by appropriate proceedings; (c) Liens existing on the Issue Date (including Liens securing Indebtedness permitted under clause (b) of the definition of Permitted Indebtedness); (d) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; PROVIDED that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (e) easements, rights of way, restrictions and other similar easements, licenses, restrictions on the use of properties, or minor imperfections of title that, in the

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aggregate, are not material in amount and do not in any case materially detract from the properties subject thereto or interfere with the ordinary conduct of the business of the Company or the Restricted Subsidiaries; (f) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (g) Liens securing Indebtedness incurred under a Permitted Credit Facility; PROVIDED, HOWEVER, that the incurrence of such Indebtedness is permitted by the covenant described under "--Certain Covenants--LIMITATION ON ADDITIONAL INDEBTEDNESS" above; (h) Liens to secure any refinancing of any Indebtedness secured by Liens permitted by the Indenture, but only to the extent that such Liens do not extend to any other property or assets (other than improvements thereto); (i) Liens to secure the Notes and Liens created under the Indenture; (j) Liens securing Purchase Money Indebtedness; (k) Liens on and pledges of Capital Stock of any Unrestricted Subsidiary securing any Indebtedness of such Unrestricted Subsidiary; (l) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (m) Liens to secure Capitalized Lease Obligations permitted to be incurred under the Indenture; (n) Liens that do not materially detract from the value of the property subject to such Liens, that do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries, and that are made on customary and usual terms applicable to similar assets; (o) pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person, or deposits or cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business; (p) Liens customary in the industry and incurred in the ordinary course of business securing Interest Rate Obligations so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Interest Rate Obligations; and (q) Liens held by the Company on the assets or property of a Restricted Subsidiary of the Company to secure Indebtedness of such Restricted Subsidiary owing to and held by the Company.

    "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

    "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock whether now outstanding or issued after the Issue Date, and including, without limitation, all classes and series of preferred or preference stock of such Person.

    "Public Equity Offering" means an underwritten primary public offering of Common Stock of the Company for cash pursuant to an effective registration statement filed under the Securities Act.

    "Purchase Money Indebtedness" means Indebtedness of the Company or any Restricted Subsidiary (including Acquired Indebtedness and Indebtedness represented by Capitalized Lease Obligations, Attributable Debt in respect of Sale/Leaseback Transactions, mortgage financings and purchase money obligations) incurred at any time within 180 days of and for the purpose of financing all or any part of the cost of, the construction, expansion, installation, acquisition or improvement by the Company or any Restricted Subsidiary of any Permitted Business Assets or not less than 66 2/3 percent of the outstanding Voting Stock of a Person that becomes a Restricted Subsidiary the assets of which consist primarily of Permitted Business Assets; PROVIDED that the proceeds of such Indebtedness are expended for such purposes within such 180-day period; and PROVIDED FURTHER that the amount of such Indebtedness does not exceed, as of the date of incurrence of such Indebtedness, 100 percent of the lesser of the cost or the Fair Market Value of such Permitted Business Assets.

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
    "Refinancing" has the meaning set forth in clause (f) of the definition of "Permitted Indebtedness."

    "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution on any Capital Stock of the Company or any Restricted Subsidiary or any other payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Restricted Subsidiary (other than any dividends, distributions or payments made to the Company or any Restricted Subsidiary and dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) of the Company or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Stock) of the Company); (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary (other than any such Capital Stock owned by the Company or a Restricted Subsidiary); (iii) the purchase, redemption, defeasance or other acquisition or retirement for value, or the making of any principal payment on, prior to any scheduled repayment, scheduled sinking fund payment or scheduled maturity, of any Subordinated Indebtedness (other than any Subordinated Indebtedness held by a Wholly Owned Restricted Subsidiary); or (iv) the making by the Company or any Restricted Subsidiary of any Investment (other than a Permitted Investment) in any Person.

    "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the Board, by a Board Resolution delivered to the Trustee, as an Unrestricted Subsidiary pursuant to and in compliance with the covenant described under "--Certain Covenants--LIMITATION ON DESIGNATIONS OF UNRESTRICTED SUBSIDIARIES." Any such designation may be revoked by a Board Resolution delivered to the Trustee, subject to the provisions of such covenant.

    "Revocation" has the meaning set forth under "--Certain
Covenants--LIMITATION ON DESIGNATIONS OF UNRESTRICTED SUBSIDIARIES."

    "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies (and any successor).

    "Sale/Leaseback Transaction" of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or assets of such Person which has been or is being sold or transferred by such Person after its acquisition thereof or the completion of construction or commencement of operations thereof to such lender or investor or to any other Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset.

    "Strategic Equity Investor" means any Person that, as of the date of determination, has a Market Capitalization or Consolidated Net Worth of at least $2.0 billion and that derives a substantial portion of its revenues from a business related to the Permitted Business.

    "Subordinated Indebtedness" means any Indebtedness of the Company which is expressly subordinated in right of payment to any other Indebtedness of the Company.

    "Subsidiary" means, with respect to any Person, (a) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, by such Person, or (b) any other Person of which at least a majority of voting interest is at the time, directly or indirectly, owned by such Person.

    "Total Consolidated Indebtedness" means, at any date of determination, an amount equal to the aggregate amount of all Indebtedness of the Company and the Restricted Subsidiaries outstanding as of such date of determination.

    "Total Incremental Equity" means, at any time of determination, the sum of, without duplication, (a) the aggregate net cash proceeds received by the Company from capital contributions in respect of existing Capital Stock (other than Disqualified Stock) or the issuance and sale of Capital Stock (other than Disqualified Stock but including Capital Stock issued upon the conversion of convertible Indebtedness or

                                       96
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from the exercise of options, warrants or rights to purchase Capital Stock
(other than Disqualified Stock)) subsequent to the Issue Date, other than to a Subsidiary of the Company, PLUS (b) 80 percent of the Fair Market Value of property (other than cash and Cash Equivalents) received by the Company after the Issue Date as a contribution of capital or from the sale of its Capital Stock (other than Disqualified Stock) to a Person that is not a Subsidiary of the Company, MINUS (c) any amounts included in clause (a) above to the extent used to make a Restricted Payment pursuant to clauses (2) or (3)(A)(x) of the covenant described under "--Certain Covenants--LIMITATION ON RESTRICTED PAYMENTS."

    "Unrestricted Subsidiary" means any Subsidiary of the Company designated as such pursuant to and in compliance with the covenant described under "--Certain Covenants--LIMITATION ON DESIGNATIONS OF UNRESTRICTED SUBSIDIARIES." Any such designation may be revoked by a Board Resolution delivered to the Trustee, subject to the provisions of such covenant.

    "U.S. Government Securities" means securities that are direct obligations of the United States of America for the payment of which its full faith and credit is pledged.

    "Voting Stock" means, with respect to any Person, the Capital Stock of any class or kind ordinarily having the power to vote for the election of directors or other members of the governing body of such Person.

    "Voting power" means, with respect to the Capital Stock of any Person, relative voting power in any general election of directors or other members of the governing body of such Person.

    "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary of which 100% of the outstanding Capital Stock is owned by the Company or another Wholly Owned Restricted Subsidiary. For the purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Restricted Subsidiary.

NOTE REGISTRATION RIGHTS

    The Company entered into a registration rights agreement with the Initial Purchasers (the "Registration Rights Agreement"), a copy of the form of which is available to prospective purchasers upon request, pursuant to which the Company agreed to file with the Securities and Exchange Commission (the "Commission") the Exchange Offer Registration Statement on an appropriate form under the Securities Act with respect to an offer to exchange the Old Notes for the New Notes. Upon the effectiveness of the Exchange Offer Registration Statement, the Company will offer to the holders of Notes who are able to make certain representations the opportunity to exchange their Old Notes for New Notes. If
(i) the Company is not permitted to file the Exchange Offer Registration Statement or to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy, (ii) the Exchange Offer is not for any other reason consummated within 180 days after the Issue Date, (iii) any holder of Notes notifies the Company within a specified time period that (a) due to a change in law or policy it is not entitled to participate in the Exchange Offer, (b) due to a change in law or policy it may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and (x) the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such holder and
(y) such prospectus is not promptly amended or modified in order to be suitable for use in connection with such resales for such holder and all similarly situated holders or (c) it is a broker-dealer and owns Notes acquired directly from the Company or an affiliate of the Company or (iv) the holders of a majority of the Notes may not resell the Exchange Notes acquired by them in the New Offer to the public without restriction under the Securities Act and without restriction under applicable blue sky or state securities laws, the Company will file with the Commission the Shelf Registration Statement to cover resales of the Transfer Restricted Notes (as defined below) by the holders thereof. The Company will use its best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission. For purposes of the foregoing, "Transfer Restricted Notes" means each Note until (i) the date on which such Note has been exchanged by a person

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other than a broker-dealer for an New Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of a Note for an New Note, the date on which such New Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement, (iv) the date on which such Note is distributed to the public pursuant to Rule 144(k) under the Securities Act (or any similar provision then in force, but not Rule 144A under the Securities Act), (v) such Note shall have been otherwise transferred by the holder thereof and a new Note not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of such Note shall not require registration or qualification under the Securities Act or any similar state law then in force or (vi) such Note ceases to be outstanding.

    Under existing Commission interpretations, the New Notes would, in general, be freely transferable after the Exchange Offer without further registration under the Securities Act; provided that in the case of broker-dealers participating in the Exchange Offer, a prospectus meeting the requirements of the Securities Act must be delivered upon resale by such broker-dealers in connection with resales of the New Notes. The Company has agreed, for a period of 180 days after consummation of the Exchange Offer, to make available a prospectus meeting the requirements of the Securities Act to any such broker-dealer for use in connection with any resale of any New Notes acquired in the Exchange Offer. A broker-dealer which delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Registration Rights Agreement (including certain indemnification rights and obligations).

    Each holder of Notes that wishes to exchange such Notes for Exchange Notes in the New Offer will be required to make certain representations, including representations that (i) any New Notes to be received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement with any person to participate in the distribution of the New Notes and (iii) it is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Company, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

    If the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the New Notes. If the holder is a broker-dealer that will receive New Notes for its own account in exchange for Notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such New Notes.

    The Company has agreed to pay all expenses incident to the Exchange Offer and will indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act.

    The Registration Rights Agreement provides that: (i) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company will file the Exchange Offer Registration Statement with the Commission on or prior to the 90th day after the Issue Date, (ii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company will use its best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to the 150th day after the Issue Date (the "Target Effectiveness Date"), (iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company will commence the Exchange Offer and use its best efforts to issue, on or prior to the date which is 30 days after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, New Notes in Exchange for all Notes tendered prior thereto in the Exchange Offer and (iv) if obligated to file the Shelf Registration Statement, the Company will use its best efforts to file prior to the later of (a) the 90th day after the Issue Date or (b) the 30th day after such filing obligation arises and will use its best efforts to cause the Shelf Registration Statement to be declared effective by the Commission on or prior to the 60th day after such obligation arises; provided that if the Company has not consummated the Exchange Offer within the date which is 180 days after the Issue Date, then the Company will file the Shelf Registration Statement with the Commission on or prior to the 30th day after such date. The Company shall use its best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended until the earlier of (i) the second anniversary of the effective date of the Shelf Registration Statement and (ii) such time as all of the Transfer Restricted Notes covered by the Shelf Registration Statement have been sold thereunder or otherwise cease to be Transfer Restricted Notes.

    During any 365-day period, if any event occurs as a result of which the Board determines in good faith that it is necessary to amend a Shelf Registration Statement or amend or supplement any prospectus or prospectus supplement thereunder to ensure that each of those documents does not include any untrue statement of fact or omit to state a material fact necessary to make the statements therein not misleading, then the Company will have the ability to suspend the availability of the Shelf Registration Statement and the use of the related prospectus for up to 60 consecutive days (except for the consecutive 60-day period immediately prior to maturity of the Notes).

    If (i) the Company fails to file any of the registration statements required by the Registration Rights Agreement on or before the date specified for such filing, (ii) any of such registration statements is not declared effective by the Commission on or prior to the Target Effectiveness Date (subject to certain limited exceptions), (iii) the Company fails to consummate the Exchange Offer within 30 days of the Target Effectiveness Date with respect to the Exchange Offer Registration Statement, or (iv) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter, subject to certain limited exceptions, ceases to be effective or usable in connection with the Exchange Offer or resales of Transfer Restricted Notes, as the case may be, during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (i) through (iv) above, a "Registration Default"), then the Company shall pay as liquidated damages interest on the Transfer Restricted Notes as to which any Registration Default exists. If a Registration Default exists with respect to Transfer Restricted Notes, the Company will, with respect to the first 90-day period (or portion thereof) while such Registration Default is continuing immediately following the occurrence of such Registration Default, make cash payments at a rate of .50% per annum multiplied by the Accreted Value of the Transfer Restricted Notes as of the date such payment is required to be made. The rate of such cash payment shall increase by an additional .50% per annum at the beginning of each subsequent 90-day period (or portion thereof) while such Registration Default is continuing until such Registration Default is cured, up to a maximum rate of 1.5% per annum. Following the cure of all Registration Defaults, the making of cash payments with respect to the Notes will cease and the interest rate on the Notes will revert to zero.

    The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement.

                          DESCRIPTION OF THE NEW NOTES

    The terms of the New Notes will be identical in all material respects to those of the Old Notes, except that the New Notes (i) shall accrue interest from the last date on which interest was paid on the Old Notes, (ii) will have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Notes, and (iii) will not be entitled to certain registration rights under the Registration Rights Agreement, including the provision for Additional Interest of up to 1.5% on the Old Notes. Holders of Old Notes should review the information set forth under "Summary-- Certain Consequences of a Failure to Exchange Old Notes" and "--Terms of New Notes."

                          DESCRIPTION OF THE WARRANTS

    In connection with the Old Notes Issuance, the Company issued Warrants to purchase 1,972,000 shares of Common Stock. Upon the effectiveness of the Registration Statement of which this Prospectus is a part, the Notes and the Warrants will be separately transferable, in accordance with any applicable restrictions on transferability thereof as provided by the respective terms thereof. The following is a description of the Warrants.

GENERAL

    The Warrants were issued pursuant to the Warrant Agreement between the Company and State Street Bank and Trust Company of California, N.A. (the "Warrant Agent"). The following summary of certain provisions of the Warrant Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Warrant Agreement, including the definitions of certain terms therein. Wherever particular defined terms of the Warrant Agreement, not otherwise defined herein, are referred to, such defined terms have the meanings set forth in the Warrant Agreement, which definitions are incorporated herein by reference. A copy of the Warrant Agreement is available upon request from the Company at 7337 South Revere Parkway, Englewood, Colorado 80112-3931. For purposes of this "Description of the Warrants" section, the term "Company" refers to Rhythms NetConnections Inc. only and not its subsidiaries.

    Each Warrant is evidenced by a Warrant Certificate which entities the holder thereof to purchase 1.70 shares of Common Stock from the Company at a price (the "Exercise Price") of $0.01 per share, subject to adjustment as provided in the Warrant Agreement. The Warrants may be exercised at any time beginning one year after the Closing Date and prior to the maturity date of the Notes. Warrants that are not exercised by such date will expire. The Warrants will become separately transferable from the Notes on the Separation Date. Notwithstanding the foregoing, Warrants may not be exercised or transferred, and Warrant Shares may not be transferred, during the 180-day period commencing on the date of an initial public offering of the Common Stock (subject to certain exceptions).

    The aggregate number of Warrant Shares is equal to approximately 8.0% of the outstanding shares of Common Stock, on an as converted, fully diluted basis, as of the date of this Prospectus.

CERTAIN DEFINITIONS

    The Warrant Agreement contains, among others, the following definitions:

    A "Financial Expert" is one of the persons listed in Appendix A to the Warrant Agreement, all of which are nationally recognized investment banking firms.

    An "Independent Financial Expert" is a Financial Expert that does not (and whose directors, executive officers and 5% stockholders do not) have a direct or indirect financial interest in the Company or any of its subsidiaries or affiliates, which has not been for at least five years and, at the time that it is called upon to give independent financial advice to the Company, is not (and none of its directors, executive officers or 5% stockholders is) a promoter, director or officer of the Company or any of its subsidiaries or affiliates.

    A "Repurchase Event" occurs on any date when the Company (i) consolidates with or merges into or with another person (but only where the holders of Common Stock receive consideration in exchange for all or part of such Common Stock), if the Common Stock (or other securities) thereafter issuable upon exercise of the Warrants is not registered under the Exchange Act or (ii) sells all or substantially all of its assets to another person, if the Common Stock (or other securities) thereafter issuable upon exercise of the Warrants is not registered under the Exchange Act; provided, that in each case a "Repurchase Event" shall not be deemed to have occurred if the consideration for such transaction consists solely of cash.

CERTAIN TERMS

    REPURCHASE. Following the occurrence of a Repurchase Event, the Company must make an offer to repurchase for cash all outstanding Warrants (a "Repurchase Offer"). The holders of the Warrants may, until 5:00 p.m. (New York City time) on the date (the "Final Surrender Time") at least 30 but not more than 60 days following the date on which the Company gives notice of such Repurchase Offer to such holders, surrender all or part of their Warrants for repurchase by the Company. Except as otherwise provided in the Warrant Agreement, Warrants received by the Warrant Agent in proper form for purchase during a Repurchase Offer prior to the Final Surrender Time are to be repurchased by the Company at a price in cash (the "Repurchase Price") equal to the value (the "Relevant Value") on the Valuation Date (as defined in the Warrant Agreement) relating thereto of the Warrant Shares (and other securities issuable upon exercise of the Warrants), had the Warrants then been exercised, less the Exercise Price therefor. The "Relevant Value" of the Common Stock (or other securities) shall be determined (without giving effect to any discount for lack of liquidity, the fact that the Company has no class of equity securities registered under the Exchange Act, the fact that there may be no public market for the Common Stock or the fact that the Common Stock (or other securities) issuable upon exercise of the Warrants represents a minority interest in the Company) by an Independent Financial Expert.

    The Board of Directors of the Company is required to select an Independent Financial Expert not more than five business days following a Repurchase Event. Within two days after its selection of the Independent Financial Expert, the Company must deliver to the Warrant Agent a notice setting forth the name of such Independent Financial Expert. The Company must use its best efforts (including by selecting another Independent Financial Expert) to cause the Independent Financial Expert to deliver to the Company, with a copy to the Warrant Agent, a value report (a "Value Report") which states the Relevant Value of the Common Stock (or other securities) as of the Valuation Date and contains a brief statement as to the nature and scope of the methodologies upon which the determination was made. The Warrant Agent will have no duty with respect to the Value Report of any Independent Financial Expert, except to keep it on file and available for inspection by the holders of the Warrants. The determination of the Independent Financial Expert as to the Relevant Value in accordance with the provisions of the Warrant Agreement shall be conclusive on all persons.

    The requirement that the Company make a Repurchase Offer will, unless appropriate consents or waivers are obtained, require the Company to repay all indebtedness of the Company then outstanding which by its terms would prohibit such Repurchase Offer. There can be no assurance that the Company will have sufficient funds available at the time of any Repurchase Event to repurchase the Warrants and repay any such indebtedness, as well as to repurchase any other securities of the Company that by their terms require the Company to repurchase such securities upon the occurrence of such an event.

    EXERCISE. In order to exercise all or any of the Warrants represented by a Warrant Certificate, the holder thereof is required to surrender to the Warrant Agent the Warrant Certificate, a duly executed copy of the subscription form set forth in the Warrant Certificate and payment in full of the Exercise Price for each share of Common Stock or other security issuable upon exercise of such Warrants, which payment may be made in cash or by certified or official bank or bank cashier's check payable to the order of the Company or through the surrender of an appropriate amount of unexercised Warrant Certificates. Upon the exercise of any Warrant in accordance with the Warrant Agreement, the Warrant Agent will instruct the Company to transfer promptly to or upon the written order of the holder of such Warrant Certificate appropriate evidence of ownership of any shares of Common Stock or other security or property to which it is entitled as a result of such exercise, registered or otherwise placed in such name or names as it may direct in writing, and will deliver such evidence of ownership to the person or persons entitled to receive the same and fractional shares, if any, or an amount in cash, in lieu of any fractional shares, if any. All shares of Common Stock or other securities issuable by the Company upon the exercise of the Warrants must be validly issued, fully paid and nonassessable. The Warrant Agreement provides that, if the Company conducts an initial public offering of equity securities other than Common Stock, the Company will give holders of Warrants and Warrant Shares the opportunity to convert such Warrants into warrants to purchase such equity securities and the opportunity to convert such Warrant Shares into such equity securities. Such conversion opportunity will be on terms and conditions determined to be fair and reasonable by the Company's Board of Directors in its sole discretion.

    In the event of a taxable distribution to holders of Common Stock that results in an adjustment to the number of shares of Common Stock or other consideration for which a Warrant may be exercised, the holders of the Warrants may, in certain circumstances, be deemed to have received a distribution subject to United States federal income tax as a dividend. See "Federal Income Tax Considerations Warrants."

    ANTI-DILUTION PROVISIONS. The Warrant Agreement contains provisions adjusting the number of shares of Common Stock or other securities issuable upon exercise of a Warrant in the event of (i) a division, consolidation or reclassification of the shares of Common Stock, (ii) the issuance of rights, options, warrants or convertible or exchangeable securities to all holders of shares of Common Stock entitling such holders to subscribe for or purchase shares of Common Stock at a price per share which is lower than the then current value per share of Common Stock, subject to certain exceptions, (iii) the issuance of shares of Common Stock at a price per share that is lower than the then current value of such shares, except for issuances in connection with an acquisition, merger or similar transaction with a third party and (iv) certain distributions to all holders of shares of Common Stock of evidences of indebtedness or assets.

    NO RIGHTS AS STOCKHOLDERS. The holders of Warrants are not entitled, as such, to receive dividends or other distributions, receive notice of any meeting of the stockholders, consent to any action of the stockholders, receive notice of any other stockholder proceedings or to any other rights as stockholders of the Company. The holders of Warrants will not be entitled to share in the assets of the Company in the event of liquidation, dissolution or the winding up of the Company. In the event a bankruptcy or reorganization is commenced by or against the Company, a bankruptcy court may hold that unexercised Warrants are executory contracts which may be subject to rejection by the Company with approval of the bankruptcy court, and the holders of the Warrants may, even if sufficient funds are available, receive nothing or a lesser amount as a result of any such bankruptcy case than they would be entitled to if they had exercised their Warrants prior to the commencement of any such case.

    MERGERS, CONSOLIDATIONS OR SALES OF ASSETS. Except as provided below, in the event that the Company consolidates with, merges with or into, or sells all or substantially all of its property and assets to another person, each Warrant thereafter shall entitle the holder thereof to receive upon exercise thereof the number of shares of capital stock or other securities or property which the holder would have been entitled as a result of such consolidation, merger or sale had the Warrant been exercised immediately prior thereto. If the Company merges or consolidates with, or sells all or substantially all of the property and assets of the Company to, another person and, in connection therewith, consideration to the holders of Common Stock in exchange for their shares is payable solely in cash, or in the event of the dissolution, liquidation or winding-up of the Company, then the holders of the Warrants will be entitled to receive distributions on an equal basis with the holders of Common Stock or other securities issuable upon exercise of the Warrants assuming the Warrants had been exercised immediately prior to such event, less the Exercise Price. Upon receipt of such payment, if any, the Warrants will expire and the rights of the holders thereof will cease. If the Company has made a Repurchase Offer that has not expired at the time of such transaction, the holders of the Warrants will be entitled to receive the higher of (i) the amount payable to the holders of the Warrants described above and (ii) the Repurchase Price payable to the holders of the Warrants pursuant to such Repurchase Offer. In case of any such merger, consolidation or sale of assets, the surviving or acquiring person and, in the event of any dissolution, liquidation or winding-up of the Company, the Company must deposit promptly with the Warrant Agent the funds, if any, necessary to pay to the holders of the Warrants. After such funds and the surrendered Warrant Certificate are received, the Warrant Agent must make payment by delivering a check in such amount as is appropriate (or, in the case of consideration other than cash, such other consideration as is appropriate) to such person or persons as it may be directed in writing by the holders surrendering such Warrants.

    REGISTRATION REQUIREMENTS. The holders of the Warrants are entitled to piggyback registration rights for the issuance and (if available) resale of Warrant Shares in connection with (i) an initial public offering of the Common Stock (or other securities issuable upon exercise of the Warrants) if any stockholder of the Company participates in such public offering or (ii) certain public offerings of shares of Common Stock (or other securities issuable upon exercise of the Warrants) issuable upon exercise of the Warrants conducted subsequent to the initial public offering of such stock, subject to pro rata cut-back provisions in the event that the managing underwriter in any underwritten offering determines that inclusion of the Warrant Shares would materially and adversely affect the success of the offering. If only the Company sells shares in the initial public offering or all of the Warrant Shares (or other securities issuable upon exercise of the Warrants) are not sold in the initial public offering or any subsequent public offering, the Company will be required to use its best efforts to cause to be declared effective, no later than the later of (i) 180 days after the closing date of the initial public offering (provided that, if a "lock up" or "black out" period is imposed on the Company pursuant to or in connection with any underwriting or purchase agreement relating to an underwritten Rule 144A or registered public offering of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock, then the Company shall not be required to file such registration statement until the end of such "lock up" or "black out" period, in which case the Company shall be required to use its best efforts to be declared effective no later than 30 days after the end of the "lock up" or "black out" period, but in no event later than 210 days after the closing date of the initial public offering) or (ii) the first anniversary of the Closing Date, a shelf registration statement (the "Warrant Shelf Registration Statement") with respect to the issuance (if available) of Warrant Shares (or other securities issuable upon exercise of the Warrants). The Company is required to use reasonable efforts to maintain the effectiveness of the Warrant Shelf Registration Statement until the earlier of (i) such time as all Warrants have been exercised and the Warrant Shares sold and (ii) 120 days after the date of effectiveness of the Warrant Shelf Registration Statement. During any consecutive 365-day period while the Warrants are exercisable, the Company will have the ability to postpone or suspend the filing, effectiveness or use of such registration statement for up to 60 days (except during the 60 days immediately prior to the expiration of the Warrants) if the Company's Board of Directors determines in good faith that there is a valid purpose for the postponement or suspension and provides notice of such determination to the holders at their addresses appearing in the register of Warrants maintained by the Warrant Agent. The holders of Warrants shall have the right (i) in the case of a postponement of the filing or effectiveness of such registration statement by a majority vote, to withdraw the request for registration, or (ii) in the case of a suspension of the right to make sales, to receive an extension of the registration period. Holders of Warrants will not be named as selling security holders in the Warrant Shelf Registration Statement. The Warrant Agreement requires the Company to pay the expenses associated with such registration.

    RESTRICTIONS ON EXERCISE. Warrants may not be exercised or transferred, and Warrant Shares may not be transferred, during the 180-day period commencing on the date of an initial public offering of the Common Stock (subject to certain exceptions). Holders of Warrants will be able to exercise their Warrants only if a registration statement relating to the Common Stock underlying the Warrants is then effective and available, or the exercise of such Warrants is exempt from the registration requirements of the Securities Act, and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which the various holders of the Warrants reside.

    RESERVATION OF SHARES. The Company has authorized and will reserve for issuance such number of shares of Common Stock as will be issuable upon the exercise of all outstanding Warrants. Such shares of Common Stock, when issued and paid for in accordance with the Warrant Agreement, will be duly and validly issued, fully paid and nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests.

    REPORTS. At all times from and after the earlier of (i) the date of effectiveness of a registration statement with respect to the Notes and (ii) the date that is one year after the Closing Date, in either case, whether or not the Company is then required to file reports with the Commission, the Company shall file with the Commission all such reports and other information as it would be required to file with the Commission by Sections 13(a) or 15(d) under the Exchange Act if it were subject thereto. The Company shall supply the Warrant Agent and each holder of a Warrant or shall supply to the Warrant Agent for forwarding to each such holder, without cost to such holder, copies of such reports and other information. In addition, at all times prior to the earlier of the date that any registration statement related to the Warrants is declared effective and one year after the Closing Date, the Company shall, at its cost, deliver to each Warrant holder quarterly and annual reports substantially equivalent to those which would be required by the Exchange Act if the Company was subject thereto. In addition, at all times prior to the date that any registration statement related to the Warrants is declared effective, upon the request of any Warrant holder or any prospective purchaser of the Warrants designated by a Warrant holder, the Company shall supply to such holder or such prospective purchaser the information required under Rule 144A under the Securities Act.

                          DESCRIPTION OF CAPITAL STOCK

    The following summary of the terms of the Company's capital stock does not purport to be complete and is qualified in its entirety by reference to the actual terms of the capital stock contained in the Company's Amended and Restated Certificate of Incorporation and other agreements referenced below.

    The Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") authorizes the issuance of 24,881,650 shares of Common Stock and 16,944,943 shares of Preferred Stock, of which 12,900,000 shares are designated as Series A Preferred Stock and 4,044,943 shares are designated as Series B Preferred Stock. The Series A Preferred Stock and Series B Preferred Stock are collectively referred to herein as the "Preferred Stock." As of June 30, 1998, there were approximately 25 holders of record of Common Stock and approximately 29 holders of record of Preferred Stock. The following table sets forth, with respect to each series of Preferred Stock and Common stock as of June 30, 1998, the number of shares designated, the number of shares outstanding, the number of shares subject to outstanding options and warrants and the total fully diluted capitalization of the Company (excluding shares of Common Stock issuable upon exercise of the Warrants):

                                                                         SHARES
                                                                        ISSUABLE        COMMON STOCK OUTSTANDING
                                        AUTHORIZED   OUTSTANDING      UNDER OPTIONS      ON A FULLY DILUTED, AS
                                          SHARES        SHARES     AND WARRANTS (#)(1)   CONVERTED BASIS (#)(2)
                                       ------------  ------------  -------------------  -------------------------
Preferred Stock
  Series A Preferred Stock...........    12,900,000    12,855,094          --                    12,855,094
  Series B Preferred Stock...........     4,044,943     4,044,943          --                     4,044,943
                                       ------------  ------------  -------------------          -----------
  Total Preferred Stock..............    16,944,943    16,900,037                                16,900,037
Common Stock.........................    24,881,650     3,322,804         4,653,227               7,976,031
                                       ------------  ------------  -------------------          -----------
  Total..............................    41,826,593    20,222,841         4,653,227              24,876,068
                                       ------------  ------------  -------------------          -----------
                                       ------------  ------------  -------------------          -----------

------------------------

(1) Includes shares issuable in connection with options outstanding or available for future grant under the 1997 Stock Plan and shares issuable in connection with warrants outstanding.

(2) All shares of Preferred Stock are convertible, at any time at the holder's option, into Common Stock. The ratio for converting Preferred Stock into Common Stock is currently one to one, subject to anti-dilution protection on a broad-based weighted-average basis.

COMMON STOCK

    Subject to the preferences that may be applicable to any then outstanding Preferred Stock, the holders of the Company's Common Stock are entitled to receive dividends, if any, when and if declared by the Board of Directors out of funds legally available therefor. Upon liquidation, dissolution, merger or sale of all or substantially all of the assets of the Company (collectively, a "Liquidation"), after paying in full the preferential amounts due the holders of Preferred Stock, all remaining assets will be distributed ratably among the holders of Common Stock based upon the number of shares of Common Stock then held by each. The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The Common Stock has no preemptive or other subscription rights, and there are no redemption or sinking fund provisions applicable to the Common Stock. No Common Stock has conversion rights. All outstanding shares of Common Stock are fully paid and non-assessable.

PREFERRED STOCK

    The holders of Series A Preferred Stock and Series B Preferred Stock are entitled to receive dividends in preference to the Common Stock at a rate of $0.08 and $0.356 per share, respectively, per annum when and if declared by the Company's Board of Directors. Dividends on the Preferred stock are not cumulative. Upon a Liquidation, the holders of Series A Preferred Stock and Series B Preferred Stock are entitled to receive in preference to the holders of Common Stock an amount equal to $1.00 and $4.45 per share, respectively, plus any declared but unpaid dividends. Thereafter, any remaining assets shall be distributed ratably among the holders of Common Stock based upon the number of shares of Common Stock then held by each.

    The Preferred Stock is convertible by the holder at any time into Common Stock at the rate of its initial conversion price divided by the conversion price then in effect. The initial conversion prices of the Series A Preferred Stock and Series B Preferred Stock are $1.00 and $4.45 per share, respectively. The conversion price of the Preferred Stock is subject to adjustment for stock splits, stock dividends, consolidations, combinations, reclassifications and other like events. The conversion prices of the Series A Preferred Stock and Series B Preferred Stock may also be subject to adjustment for certain dilutive issues of stock at a price per share below the applicable conversion price of such respective series of Preferred Stock, based on the weighted average dilution to such series. The Series A Preferred Stock and Series B Preferred Stock are automatically convertible into Common Stock upon the earlier of (i) the closing of a registered public offering of Common Stock, the public offering price of which is not less than $20,000,000 in the aggregate or (ii) the date upon which the Company obtains the consent of the holders of 66 2/3% of the then outstanding shares of Preferred Stock.

    The holders of Preferred Stock are entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Company and are entitled to vote together with the holders of Common stock as a class. The holders of Preferred Stock are entitled to the number of votes equal to the number of shares of Common Stock into which such shares are convertible. Notwithstanding the general voting rights described above, (i) so long as any shares of Series A Preferred Stock are outstanding, the holders of a majority of the then outstanding shares of Series A Preferred Stock, voting as a separate class on an as-converted basis, are entitled to elect four directors and the holders of Common Stock and Series A Preferred Stock, voting as a single class on an as-converted basis, are entitled to elect one director; (ii) so long as any shares of Series B Preferred Stock are outstanding, the holders of a majority of the then outstanding shares of Series B Preferred Stock, voting as a separate class on an as-converted basis, are entitled to elect one director; and (iii) all remaining directors are elected by the holders of the Preferred Stock and Common Stock voting together on an as-converted basis.

    So long as any shares of Series B Preferred Stock are outstanding, the Company may not, without first obtaining the approval of the holders of at least a majority of the then-outstanding shares of Series B Preferred Stock, voting together as a separate series on an as-converted basis, (i) take any action that would materially and adversely alter the rights, preferences or privileges of the Series B Preferred Stock as a separate series in a manner that is dissimilar and disproportionate relative to the manner in which the rights, preferences or privileges of the Series A Preferred Stock are altered; (ii) authorize additional shares of Series B Preferred Stock; (iii) take any action that would cause the Company to become a "public utility" or a "holding company" as those terms are defined under the Public Utility Holding Company Act of 1935; (iv) take any action that would alter the right of the holders of the then outstanding shares of Series B Preferred Stock to elect one director of the Company; or (v) amend certain sections of the Certificate of Incorporation as set forth more fully therein. So long as any shares of Series A Preferred Stock and/or Series B Preferred Stock are outstanding, the Company may not, without first obtaining the approval of the holders of at least 55% or more of the then outstanding shares of Preferred Stock, voting together as a single class on an as-converted basis, (i) sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly owned subsidiary corporation) or effect any transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of; (ii) create any new class or series of stock or any other securities convertible into equity securities of the Company having a preference over, or being on a parity with, the Series A Preferred Stock or Series B Preferred Stock with respect to voting, dividends or upon liquidation; or (iii) authorize additional shares of Series A Preferred Stock.

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    The Certificate of Incorporation does not contain any restriction on the purchase or redemption of shares by the Company while there is an arrearage in the payment of dividends. There are no sinking fund provisions applicable to the Preferred Stock.

    In connection with the issuance of Warrants pursuant to this Offering, the holders of Preferred Stock have agreed to waive their rights to anti-dilution adjustments under the Certificate of Incorporation.

BOARD REPRESENTATION RIGHTS AND VOTING

    CERTIFICATE OF INCORPORATION. In any election of directors, the Certificate of Incorporation provides that (i) so long as any shares of Series A Preferred Stock are outstanding, the holders of a majority of the shares of the Series A Preferred Stock, voting as a separate class on an as-converted basis, shall be entitled to elect four directors (the "Series A Directors") and the holders of a majority of the Common Stock and Series A Preferred Stock, voting as a single class on an as-converted basis, shall be entitled to elect one director (the "Common/Series A Director"); (ii) so long as any shares of Series B Preferred Stock are outstanding, the holders of a majority of the shares of the Series B Preferred Stock, voting as a separate class on an as-converted basis, shall be entitled to elect one director (the "Series B Director"); and (iii) all remaining directors will be elected by the holders of Preferred Stock and Common Stock voting together as one class on an as-converted basis.

    At any meeting held for the purpose of electing or nominating directors, the presence in person or by proxy of the holders of a majority of the Series A Preferred Stock then outstanding shall constitute a quorum of the Series A Preferred Stock for the election or nomination of the Series A Directors, the presence in person or by proxy of the holders of a majority of the shares of Series B Preferred Stock then outstanding, shall constitute a quorum of the Series B Preferred Stock for the election or nomination of the Series B Director, the presence in person or by proxy of the holders of a majority of the Common Stock and Series A Preferred Stock, on an as-converted basis, then outstanding shall constitute a quorum of the Common Stock and Series A Preferred Stock for the election or nomination of the Common/ Series A Director, and the presence in person or by proxy of the holders of a majority of the Preferred Stock and Common Stock, on an as-converted basis, then outstanding shall constitute a quorum of the Preferred Stock and Common Stock for the election or nomination of all remaining directors.

    A vacancy in any directorship elected solely by the holders of Series A Preferred Stock shall be filled only by vote of the holders of Series A Preferred Stock, a vacancy in the directorship elected solely by the holders of the Series B Preferred Stock shall be filled only by vote of the Series B Preferred Stock, a vacancy in the directorship elected by the holders of the Common Stock and Series A Preferred Stock shall be filled only by vote of the Common Stock and Series A Preferred Stock, voting together as one class on an as-converted basis, and a vacancy in any directorship elected by the holders of Preferred Stock and Common Stock shall be filled only by the vote of the holders of Preferred Stock and Common Stock voting together as one class on an as-converted basis.

    Any director elected by the holders of Series A Preferred Stock may be removed during such director's term of office, either for or without cause, by and only by the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock, any director elected by the holders of Series B Preferred Stock may be removed during such director's term of office, either for or without cause, by and only by the affirmative vote of the holders of a majority of the outstanding shares of Series B Preferred Stock, any director elected by the holders of Common Stock and Series A Preferred Stock may be removed during such director's term of office, either for or without cause, by and only by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Series A Preferred Stock, voting together as one class on an as-converted basis, and any director elected by the holders of Preferred Stock and Common Stock may be removed during such director's term of office, either for or without cause, by and only by the affirmative vote of the holders of a majority of the outstanding shares of Preferred Stock and Common Stock, voting together as one class on an as-converted basis.

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
    VOTING AGREEMENT. Pursuant to an Amended and Restated Voting Agreement (the "Voting Agreement") among the Company and certain of its stockholders dated March 12, 1998, the parties thereto agreed to certain provisions with respect to the voting of their shares. For so long as any of the Brentwood Entities, the Enterprise Entities, the KPCB Entities or the Sprout Entities own at least 1,000,000 shares of Series A Preferred Stock, each of the holders of Series A Preferred Stock shall vote all of its shares of Series A Preferred Stock to elect as Series A Directors one nominee designated by Brentwood, one nominee designated by Enterprise, one nominee designated by KPCB and one nominee designated by Sprout. During the term of the Voting Agreement, each of the holders of Series A Preferred Stock and Series B Preferred Stock shall vote all of its Series A Preferred Stock or Common Stock to elect as the Common/Series A Director the Company's Chief Executive Officer, or a replacement nominee as described more fully therein. Shares held by the Sprout Trustee (as hereinafter defined) pursuant to the Sprout Voting Trust (as hereinafter defined) are deemed shares held by the Sprout Entities. For so long as Enron owns at least 750,000 shares of Series B Preferred Stock, each of the holders of Series B Preferred Stock shall vote all of its shares of Series B Preferred Stock to elect as the Series B Director a nominee designated by Enron (the "Enron Nominee"). All of the parties to the Voting Agreement also agreed that in the event the size of the Board of Directors is increased (the "Board Increase"), then each of the parties shall vote all of its shares of Preferred Stock or Common Stock to amend the Certificate of Incorporation and the Voting Agreement such that the number of directors to be elected by the holders of Series B Preferred Stock and the number of Enron Nominees shall be increased so that (i) the proportion of the total number of directors elected by the holders of Series B Preferred Stock and the number of Enron Nominees to the total size of the Board is approximately equal (rounding to the nearest whole number of directors) to (ii) the proportion of shares of Common Stock issued or issuable upon conversion of the Series B Preferred Stock owned by Enron to the total outstanding capital stock of the Company as of the time of the applicable Board Increase. At such time as the number of Enron Nominees is increased as described above (the "Additional Enron Nominee"), each of the holders of Series B Preferred Stock shall vote all of its shares of Series B Preferred Stock to elect the Enron Nominees to the Board.

    SPROUT VOTING TRUST. Pursuant to a Voting Trust Agreement (the "Sprout Voting Trust") dated as of May 5, 1998, Sprout Capital VII, L.P. ("Sprout Capital") transfer its 2,609,686 shares of Series A Preferred Stock and its 390,966 shares of Series B Preferred Stock to First Union Trust Company Association, as voting trustee (the "Sprout Trustee") in trust for the purpose of voting on certain stockholder matters. Except as provided below, with respect to any proposal submitted for a stockholder vote (a "Stockholder Proposal"), including without limitation any matters on which the Preferred Stock has class or series voting rights, the Sprout Trustee shall vote the shares held in trust for or against such Stockholder Proposal in its sole and absolute discretion as advised by an adviser and subject to the Voting Agreement. The adviser shall be selected by the Sprout Trustee and shall not be an affiliate of Sprout Capital or DLJSC (as hereinafter defined). Subject to certain provisions regarding extending its term, the Sprout Voting Trust terminates on the earlier to occur of (i) ten years from its date of execution, (ii) the sale of all of the shares subject to the Sprout Voting Trust, (iii) a merger or sale of the Company or
(iv) the effective date of a liquidation or dissolution of the Company. The address of the Sprout Trustee is: First Union Trust Company, National Association, One Rodney Square, First Floor, 920 King Street, Wilmington, DE 19801, Attention: Corporate Trust Administrator.

    ENRON VOTING TRUST. Pursuant to a Voting Trust Agreement dated March 12, 1998 (the "Voting Trust Agreement"), Enron transferred its shares of Series B Preferred Stock to the Company as voting trustee (the "Trustee") in trust for the purpose of voting on certain stockholder matters. Except as provided below, with respect to any Stockholder Proposal, including without limitation any matters on which the Preferred Stock or Series B Preferred Stock has class or series voting rights, the Trustee shall vote the shares held in trust for or against such Stockholder Proposal, in the same proportion as a majority of the then outstanding shares of Series A Preferred Stock, voting as a separate class, are voted or abstain. Notwithstanding the above, with respect to any proposal submitted for stockholder vote with respect to the election of the Series B Director or with respect to the protective provisions of the Series B Preferred Stock, the

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
Trustee shall vote the shares held in trust in the manner directed by Enron. Subject to certain provisions regarding extending its term, the Voting Trust terminates on the earlier to occur of (i) March 11, 2008, (ii) the Company's initial public offering, (iii) a merger or sale of the Company or (iv) the effective date of a liquidation or dissolution of the Company. The address of the Company, as Trustee, is Rhythms NetConnections Inc., 7337 South Revere Parkway, Englewood, Colorado 80112-3931, Attention: Chief Financial Officer.

REGISTRATION RIGHTS

    Pursuant to the terms of the Investors' Rights Agreement, the current holders of Common Stock, Series A Preferred Stock and Series B Preferred Stock (together, the "Investors") acquired certain registration rights with respect to the Company. At any time after the earlier of (i) March 11, 2002, or (ii) six months after the effective date of the first registration statement filed by the Company under the Securities Act, holders of 60% or more of the Registrable Securities (as defined in the Investors' Rights Agreement) or Enron may require the Issuer to effect registration under the Securities Act covering at least 20% of the Registrable Securities then outstanding, or, if initiated by Enron, covering at least 20% of the Registrable Securities then held by Enron, subject in either case to the Board of Directors' right to defer such registration for a period up to 120 days; provided, however, that Rhythms is obligated to effect only (A) two such registrations pursuant to the request of holders of 60% or more of the Registrable Securities, and (B) one such registration pursuant to the request of Enron. In addition, if Rhythms proposes to register securities under the Securities Act (other than a registration relating either to the sale of securities to employees pursuant to a stock option, stock purchase or similar plan or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), then any of the Investors has a right (subject to quantity limitations determined by underwriters if the offering involves an underwriting) to request that the Company register such holder's Registrable Securities. All registration expenses incurred in connection with the registrations described in (A) and (B) above and all piggyback registrations will be borne by the Issuer. The participating Investors will pay for underwriting discounts and commissions incurred in connection with any such registrations. Further, the holders of 40% or more of the Registrable Securities may require the Company to register all or a portion of their Registrable Securities on Form S-3 (a "Form S-3 Registration") when such form becomes available to the Company, provided that the aggregate proceeds of each such registration is at least $5,000,000 and subject to certain other conditions and limitations, including the Company's ability to defer the filing of the Form S-3 Registration for a period of not more than 120 days in certain circumstances. All expenses incurred in connection with such a Form S-3 Registration shall be borne pro rata by the Investor or Investors participating in the Form S-3 Registration. All registration rights will terminate no later than after five years following the Company's initial public offering. Rhythms has agreed to indemnify the Investors against certain liabilities in connection with any registration effected pursuant to the foregoing Investors' Rights Agreement, including liabilities under the Securities Act.

RIGHT OF FIRST OFFER

    Under the Investors' Rights Agreement, each Major Investor (as defined below) has the right of first refusal to purchase its pro rata portion each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock, on the same terms and conditions as the Company offers such securities to other investors subject to certain conditions and limitations. For purposes of this right of first offer, a "Major Investor" is defined as (i) any investor who holds at least 50% of such investor's originally acquired shares of Series A Preferred Stock or Series B Preferred Stock issued pursuant to (A) that certain Series A Preferred Stock Purchase Agreement dated July 3, 1997 (the "Series A Agreement") or (B) that certain Series B Preferred Stock Purchase Agreement dated March 12, 1998, (the "Series B Agreement"), as applicable, and (ii) any person who acquires at least (A) 10% of the Series A Preferred Stock (or the Common Stock issued upon conversion thereof) issued

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
pursuant to the Series A Agreement or (B) 10% of the Series B Preferred Stock (or the Common Stock issued upon conversion thereof) issued pursuant to the Series B Agreement.

    The right of first offer of all holders terminates upon the closing of a registered public offering of the Common Stock.

    In connection with the issuance of Warrants pursuant to this Offering, the Major Investors have agreed to waive their rights of first offer under the Investors' Rights Agreement.

OTHER RIGHTS

    Each holder of at least 500,000 Registrable Securities (as defined in the Investors' Rights Agreement) is entitled to certain annual, quarterly and monthly financial information from the Company, and also has certain rights of access and inspection. The information and inspection rights terminate upon the earlier of (i) a registered public offering of the Company's securities raising at least $20,000,000 or (ii) when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act.

TRANSFER AGENT

    The Company acts as the transfer agent and registrar for its Common and Preferred Stock.

                       FEDERAL INCOME TAX CONSIDERATIONS

    The following discussion is a summary of the material United States federal income tax (and in the case of Non-U.S. Holders, as defined below, estate tax) considerations relevant to the Exchange Offer and the purchase, ownership and disposition of the New Notes, but does not purport to be a complete analysis of all the potential tax effects thereof. Except as specifically discussed below with regard to Non-U.S. Holders (as defined below), this summary applies only to initial investors who held the Old Notes and will hold the New Notes as capital assets and who, for United States federal income tax purposes, are (i) individual citizens or residents of the United States, (ii) corporations, partnerships or other entities created or organized in or under the laws of the United States or of any political subdivision thereof (unless, in the case of a partnership, Treasury Regulations otherwise provide), (iii) estates, the income of which are subject to United States federal income taxation regardless of the source of such income or (iv) trusts subject to the primary supervision of a United States court and the control of one or more United States persons ("U.S. Holders"). Persons other than U.S. Holders ("Non-U.S. Holders") are subject to special United States federal income and estate tax considerations that are discussed below. There can be no assurance that the Internal Revenue Service (the "Service") will agree with the following discussion. Further, the discussion does not address all aspects of taxation that may be relevant to particular holders in light of their personal circumstances (including the effect of any foreign, state or local tax laws) or to certain types of holders (including dealers in securities, insurance companies, foreign persons, financial institutions, tax-exempt entities and persons holding the Old Notes or the New Notes as part of a straddle, hedge or conversion transaction) subject to special treatment under the United States federal income tax laws. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

    The discussion of the United States federal income tax (and, in the case of Non-U.S. Holders, United States federal estate tax) consequences set forth below is based upon currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), judicial decisions, and administrative interpretations including, but not limited to, Treasury regulations relating to original issue discount ("OID Regulations"), all of which are subject to change, possibly with retroactive effect. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, EACH PROSPECTIVE PARTICIPANT IN THE EXCHANGE OFFER SHOULD CONSULT HIS OWN TAX ADVISOR WITH RESPECT TO HIS PARTICULAR TAX SITUATION AND THE PARTICULAR TAX EFFECTS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS AND POSSIBLE CHANGES IN THE TAX LAWS.

EXCHANGE OF NOTES

    The exchange of New Notes for Old Notes pursuant to the Exchange Offer will not be treated as a significant modification of the Old Notes under applicable U.S. Treasury Regulations. As a result, the exchange will be treated for U.S. federal income tax purposes as merely a registration and continuation of the Old Notes. As a result, no gain or loss will be recognized by any holder of the Old Notes by reason of their participation in the Exchange Offer (each such holder, a "Participant"). Each Participant's adjusted basis and holding period in the New Notes will be the same as such Participant's adjusted basis and holding period in the Old Notes. Similarly, since the New Notes and the Old Notes are treated as one and the same for U.S. federal income tax purposes, any original issue discount, acquisition premium, market discount or other tax attributes associated with the Old Notes will continue to apply to the New Notes.

    SALE OR OTHER DISPOSITION OF NOTES. In general, upon the sale, exchange or redemption of a New Note, a U.S. Holder will recognize taxable gain or loss equal to the difference between (i) the amount of cash proceeds and the fair market value of any property received on the sale, exchange or redemption (not including any amount attributable to accrued but unpaid interest) and (ii) the U.S. Holder's adjusted tax basis in the New Note. An initial U.S. Holder's adjusted tax basis in a New Note generally will be equal to the cost of the Note to such U.S. Holder (i.e., the portion of the Unit purchase price allocated to such Old Note), increased by the amount of any market discount or OID previously included in income by the U.S.

Holder with respect to such Old Note or the New Note received in exchange therefor and reduced by the amount of any principal received by the U.S. Holder.

    Subject to the market discount rules, gain or loss realized on the sale, exchange or redemption of a New Note will be capital gain or loss. Capital gain recognized by individual U.S. Holders generally will be subject to a maximum United States federal income tax rate of (i) 39.6% if the U.S. Holder held the New Note for not more than one year, (ii) 28% if the U.S. Holder held the New Note for more than one year but not more than eighteen months, and (iii) 20% if the U.S. Holder held the New Note for more than eighteen months. Beginning in 2001, the rate of tax on gains from certain property held more than five years will be further reduced to 18%. A holder's holding period with respect to the Old Notes surrendered in the Exchange Offer shall be included in the holder's holding period with respect to the New Notes received in such exchange. The characterization of income as capital gain or loss is also relevant for purposes of, among other things, limitations with respect to the deductibility of capital losses.

NON-U.S. HOLDERS

    In general, subject to the discussion below concerning backup withholding:

        a. payments of principal or interest (including OID) on the New Notes by the Company or any paying agent to a beneficial owner of a New Note that is a Non-U.S. Holder will not be subject to United States withholding tax, provided that, in the case of interest or accrued OID, (i) such Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, within the meaning of Section 871(h)(3) of the Code, (ii) such Non-U.S. Holder is not a "controlled foreign corporation" (within the meaning of the Code) that is related, directly or indirectly, to the Company through stock ownership, (iii) such Non-U.S. Holder is not a bank receiving interest described in Section 881(c)(3)(A) of the Code, and (iv) the certification requirements under Section 871(h) or Section 881(c) of the Code and Treasury Regulations thereunder (summarized below) are satisfied.

        b. Non-U.S. Holder of a New Note will not be subject to United States income tax on gains realized on the sale, exchange or other disposition of such New Note, unless (i) such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of sale, exchange or other disposition, and certain conditions are met, (ii) such gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States and, if certain tax treaties apply, is attributable to a United States permanent establishment maintained by the Non-U.S. Holder, or (iii) the Non-U.S. Holder is subject to Code provisions applicable to certain United States expatriate.

        c. a New Note held by an individual who is not a citizen or resident of the United States at the time or his death will not be subject to United States estate tax as a result of such individual's death, provided that, at the time of such individual's death, the individual does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote and payments with respect to such New Note would not have been effectively connected with the conduct by such individual of a trade or business in the United States.

    To satisfy the certification requirements referred to in (a)(iv) above, Sections 871(h) and 881(c) of the Code and currently effective Treasury Regulations thereunder require that either (i) the beneficial owner of a New Note must certify, under penalties of perjury, to the Company or its paying agent, as the case may be, that such owner is a Non-U.S. Holder and must provide such owner's name and address, and United States taxpayer identification number ("TIN"), if any, or (ii) a securities clearing organization, bank or other financial institution that holds customer securities in the ordinary course of its trade or business (a "Financial Institution") and holds the New Note on behalf of the beneficial owner thereof must certify, under penalties of perjury, to the Company or its paying agent, as the case may be, that such certificate has been received from the beneficial owner and must furnish the payor with a copy thereof. A certificate described in this paragraph is effective only with respect to payments of interest made to the certifying Non-U.S. Holder after delivery of the certificate in the calendar year of its delivery and the two immediately succeeding calendar years. Under temporary Treasury Regulations, such requirement will be fulfilled if the beneficial owner of a New Note certifies on IRS Form W-8, under penalties of perjury, that it is a Non-U.S. Holder and provides its name and address, and any Financial Institution holding the New Note on behalf of the beneficial owner files a statement with the withholding agent to the effect that it has received such a statement from the beneficial owner (and furnishes the withholding agent with a copy thereof).

    Treasury Regulations released on October 6, 1997 (the "New Regulations") and effective for payments made after December 31, 1998, will provide alternative methods for satisfying the certification requirements described above. The New Regulations also would require, in the case of New Notes held by a foreign partnership, that (i) the certification be provided by the partners rather than by the foreign partnership and (ii) the partnership provide certain information, including a TIN. A look-through rule would apply in the case of tiered partnerships.

    If a Non-U.S. Holder of a New Note is engaged in a trade or business in the United States and if interest (including OID) on the New Note, or gain realized on the sale, exchange or other disposition of the New Note, is effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a United States permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from United States withholding tax (provided that the certification requirements discussed in the next sentence are met), will generally be subject to regular United States federal income tax on such interest or gain in the same manner as if it were a U.S. Holder. In lieu of the certificate described above, such a Non-U.S. Holder will be required, under currently effective Treasury Regulations, to provide the Company with a properly executed Internal Revenue Service Form 4224 in order to claim an exemption from withholding tax. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest (including OID) on a New Note and any gain recognized on the sale, exchange or other disposition of a New Note will be included in the earnings and profits of such Non-U.S. Holder if such interest or gain is effectively connected with the conduct by a Non-U.S. Holder of a trade or business in the United States. The New Regulations will change certain of the withholding reporting and certification requirements described above, effective for payments made after December 31, 1998, subject to certain grandfathering provisions.

    Compliance with the above discussed certification requirements in respect of the Old Notes will continue as compliance with such certification requirements in respect of the New Notes.

    Non-U.S. Holders should consult with their tax advisors regarding United States and foreign tax consequences with respect to the New Notes.

BACKUP WITHHOLDING AND INFORMATION REPORTING

    Backup withholding of United States federal income tax at a rate of 31% may apply to payments made in respect of a New Note to a holder that is not an "exempt recipient" and that fails to provide certain identifying information (such as the holder's TIN) in the manner required. Generally, individuals are not exempt recipients, whereas corporations and certain other entities are exempt recipients. Payments made in respect of a New Note must be reported to the Service, unless the holder is an exempt recipient or otherwise establishes an exemption.

    In the case of payments of interest on a New Note to a Non-U.S. Holder, Treasury Regulations provide that backup withholding and information reporting will not apply to payments with respect to which either requisite certification has been received or an exemption has otherwise been established

(provided that neither the Company nor a paying agent has actual knowledge that the holder is a U.S. Holder or that the conditions of any other exemption are not in fact satisfied).

    Payments of the proceeds of the sale of a New Note to or through a foreign office of a broker that is a United States person, a "controlled foreign corporation" (within the meaning of the Code) or a foreign person, 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment was effectively connected with the conduct of a trade or business within the United States, are currently subject to certain information reporting requirements, unless the payee is an exempt recipient or such broker has evidence in its records that the payee is a Non-U.S. Holder and no actual knowledge that such evidence is false and certain other conditions are met. Temporary Treasury Regulations indicate that such payments are not currently subject to backup withholding. Under current Treasury Regulations, payments of the proceeds of a sale of a New Note to or through the United States office of a broker will be subject to information reporting and backup withholding unless the payee certifies under penalties of perjury as to his or her status as a Non-U.S. Holder and satisfies certain other qualifications (and no agent or broker who is responsible for receiving or reviewing such statement has actual knowledge that it is incorrect) and provides his or her name and address or the payee otherwise establishes an exemption.

    If in connection with the acquisition and ownership of the Old Notes a holder provided identifying information (such as the holder's TIN) in the manner required or otherwise established an exemption from backup withholding, such compliance with the backup withholding and information reporting rules will continue in respect of the New Notes.

    Any amounts withheld under the backup withholding rules from a payment to a holder of a New Note will be allowed as a refund or credit against such holder's United States federal income tax, provided that the required information is furnished to the Service.

    As noted above, the Treasury Department recently issued the New Regulations. In general, the New Regulations do not significantly alter the substantive withholding and information reporting requirements but unify current certification procedures and forms and clarify reliance standards. Under the New Regulations, special rules apply which permit the shifting of primary responsibility for withholding to certain financial intermediaries acting on behalf of beneficial owners. A holder of a New Note should consult with its tax advisor regarding the application of the backup withholding rules to its particular situation, the availability of an exemption therefrom, the procedure for obtaining such an exemption, if available, and the impact of the New Regulations on payments made with respect to New Notes after December 31, 1998.

    THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF UNITED STATES FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER OF NEW NOTES IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND INCOME TAX SITUATION. PROSPECTIVE HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NEW NOTES, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES OR OTHER TAX LAWS.

                              PLAN OF DISTRIBUTION

    Each Participating Broker-Dealer that receives New Notes for its own account in connection with the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus may be used by Participating Broker-Dealers during the period referred to below in connection with resales of the New Notes received in exchange for Old Notes if such Old Notes were acquired by such Participating Broker-Dealers for their own accounts. The Company has agreed that this Prospectus may be used by a Participating Broker-Dealer in connection with resales of such New Notes for a period ending 180 days after the effective date of the Registration Statement (subject to extension under certain limited circumstances described herein) or, if earlier, when all such New Notes have been disposed of by such Participating Broker-Dealer. See "The Exchange Offer--Terms of the Exchange Offer."

    The Company will not receive any cash proceeds from the issuance of the New Notes offered hereby. New Notes received by Participating Broker-Dealers for their own accounts in connection with the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any Participating Broker-Dealer that resells New Notes that were received by it for its own account in connection with the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                 LEGAL MATTERS

    The validity of the New Notes will be passed upon for the Company by Brobeck, Phleger & Harrison LLP ("BPH"), San Diego, California. The BPH investment fund and certain BPH attorneys hold in the aggregate 30,000 shares of Series A Preferred Stock.

                                    EXPERTS

    The financial statements of the Company as of December 31, 1997 and for the period from February 27, 1997 (inception) through December 31, 1997, included in this Prospectus, have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                               GLOSSARY OF TERMS

ATM..........................................  ASYNCHRONOUS TRANSFER MODE. High bandwidth, low- delay, connection-oriented, packet-like
                                               switching and multiplexing technique
                                               requiring 53-byte, fixed- sized cells.

Backbone.....................................  An element of the network infrastructure that provides high-speed, high capacity
                                               connections among the network's physical
                                               points of presence, i.e., RCPs and RMSCs. The
                                               backbone is used to transport end user
                                               traffic across the metropolitan area and
                                               across the United States.

Bandwidth....................................  Refers to the maximum amount of data that can be transferred through a computer's backbone
                                               or communication channel in a given time. It
                                               is usually measured in Hertz (cycles per
                                               second) for analog communications and bits
                                               per second for digital communications.

CAP..........................................  COMPETITIVE ACCESS PROVIDER. A company that provides its customers with an alternative to
                                               the local telephone company for local and
                                               interstate transport of private line, special
                                               access and switched access telecommunications
                                               services.

Channel Partners.............................  Service Providers with retail customers to whom Rhythms will co-market its services.

CLEC.........................................  COMPETITIVE LOCAL EXCHANGE CARRIER. Category
                                               of telephone service provider (carrier) that
                                               offers local exchange and other services
                                               similar to (and in competition with) those of
                                               the ILEC, as allowed by recent changes in
                                               telecommunications law and regulation. A CLEC
                                               may also provide other types of services such
                                               as long distance telephone, data
                                               communications, Internet access and video.

CO...........................................  CENTRAL OFFICE. A building used by ILECs to connect circuits to communications equipment.
                                               The usual location of a Rhythms Connection
                                               Point.

Collocation..................................  A location where a CLEC network interconnects with the network of an ILEC inside an ILEC
                                               CO.

Copper Loop..................................  A pair of traditional copper telephone lines using electric current to carry signals.

CPE..........................................  CUSTOMER PREMISE EQUIPMENT.
                                               Telecommunications equipment, such as
                                               interface equipment and modems, that is
                                               installed on the customer premises.

DNS Registration.............................  DOMAIN NAME SERVICES (DNS) REGISTRATION. The
                                               process of recording domain names so they are
                                               accessible to users of the Internet.

Downstream...................................  Refers to the transmission speed of a connection between the Rhythms Connection
                                               Point and the end user.

DS-0.........................................  Standard telecommunications industry digital signal format, which is distinguishable by
                                               bit rate (the number of binary digits (0 and
                                               1) transmitted per second). DS-0 service has
                                               a bit rate of 64 kilobits per second.

DSL..........................................  DIGITAL SUBSCRIBER LINE. A transmission technology enabling high-speed access in the
                                               local copper loop, often referred to as the
                                               last mile between the network service
                                               provider (i.e., an ILEC, CLEC or an ISP) and
                                               end user.

E-Commerce...................................  ELECTRONIC COMMERCE. An Internet service that supports electronic transactions between
                                               customers and vendors to purchase goods and
                                               services.

Ethernet.....................................  A standard packet protocol used in Local Area
                                               Networks that can work at megabit and gigabit
                                               speeds.

FCC..........................................  FEDERAL COMMUNICATIONS COMMISSION. The United
                                               States federal regulatory agency responsible
                                               for regulating interstate and international
                                               communications, among other things.

Firewall.....................................  A computer device that separates a LAN from a
                                               WAN and prevents unauthorized access to the
                                               LAN through the use of electronic security
                                               mechanisms.

Frames.......................................  Information represented as bytes grouped together that exists only on the link between
                                               two communication nodes.

Frame Relay..................................  A form of packet switching with variable length frames that may be used with a variety
                                               of communications protocols.

FTP..........................................  FILE TRANSFER PROTOCOL. Internet tool for transferring and accessing files.

GHz..........................................  GIGAHERTZ. Billions of hertz or cycles per second; a measure used to characterize the
                                               frequency or amount of bandwidth of a radio
                                               frequency signal.

ILEC.........................................  INCUMBENT LOCAL EXCHANGE CARRIER. A company providing local exchange services on the date
                                               of enactment of the Telecommunications Act of
                                               1996. These companies consist of the RBOCs,
                                               GTE, and numerous independent telephone
                                               companies.

Interconnection Agreement....................  A contract between an ILEC and a CLEC for the connection of a CLEC network to the PSTN, as
                                               well as CLEC access to ILEC UNEs, e.g.,
                                               copper loops. This agreement sets out the
                                               financial agreement and operational aspects
                                               of such interconnection and access.

Inter-LATA...................................  Inter-LATA long distance calls are calls that pass from one LATA to another. Typically,
                                               these calls are simply referred to as
                                               long-distance calls, although calls within a
                                               single LATA can also be long distance calls.

Internet.....................................  An array of interconnected networks using a common set of protocols defining the
                                               information coding and processing
                                               requirements that can communicate across
                                               hardware platforms and over many links; now
                                               operated by a consortium of
                                               telecommunications service providers and
                                               others.

IP...........................................  INTERNET PROTOCOL. A standard for software that keeps track of the inter-network
                                               addresses for different nodes, routes
                                               outgoing messages and recognizes incoming
                                               messages.

ISDN.........................................  INTEGRATED SERVICES DIGITAL NETWORK. A
                                               transmission method that provides
                                               circuit-switched access to the public network
                                               at speeds of 64 Kbps [or Nx64] for voice,
                                               data and video transmission.

ISP..........................................  INTERNET SERVICE PROVIDER. A company who provides direct access to the Internet.

IXC..........................................  INTEREXCHANGE CARRIER. Usually referred to as a long-distance service provider. There are
                                               many IXCs, including AT&T, MCI, WorldCom,
                                               Sprint and Qwest.

Kbps.........................................  KILOBITS PER SECOND. 1,000 bits per second.

LAN..........................................  LOCAL AREA NETWORK. A privately owned and administered network for data communications.
                                               Usually provides high bandwidth
                                               communications between attached devices over
                                               a limited geographical area.

LATA.........................................  LOCAL ACCESS AND TRANSPORT AREA. A geographic area inside of which an RBOC can offer
                                               switched telecommunications services,
                                               including long distance (known as toll).
                                               RBOCs are currently not allowed to provide
                                               long distance service between these regions.
                                               There are 196 LATAs in the United States

LEC..........................................  LOCAL EXCHANGE CARRIER. A company that provides local exchange services; this term
                                               includes ILECs and CLECs.

LMDS.........................................  LOCAL MULTIPOINT DISTRIBUTION SERVICE.
                                               Digital wireless service in the 28-30 GHz
                                               frequency band.

Mbps.........................................  MEGABITS PER SECOND. Millions of bits per second.

MHz..........................................  MEGAHERTZ. Millions of hertz or cycles per second; a measure used to characterize the
                                               frequency or amount of bandwidth of a radio
                                               frequency signal.

MMDS.........................................  MULTICHANNEL MULTIPOINT DISTRIBUTION SERVICE.
                                               Wireless transmission systems licensed by the
                                               FCC originally for wireless cable services,
                                               that may be permitted to offer two-way
                                               services in the future.

Multiplexing.................................  An electronic or optical process that combines several lower speed transmission
                                               signals into one higher speed signal. There
                                               are various techniques for multiplexing,
                                               including frequency division (splitting the
                                               total available frequency bandwidth into
                                               smaller frequency slices), time division
                                               (slicing a channel into timeslots and placing
                                               each signal into its assigned timeslot) and
                                               statistical (combining signals in the same
                                               channel, but allowing each signal to transmit
                                               only when it has data to send).

NAP..........................................  NETWORK ACCESS PROVIDER. A service provider that connects subscribers to either ILECs,
                                               CLECs or ISPs. The NAP is typically the
                                               network provider that has access to the
                                               copper loops over which DSL-based service
                                               operates.

Node.........................................  A node on a network is usually formed by the presence of a router and user access
                                               equipment (such as a modem or an Ethernet
                                               card). Often, several leased lines are joined
                                               together at a network node.

OSS..........................................  OPERATIONAL SUPPORT SYSTEMS. The
                                               computer-based systems for ordering and
                                               servicing services and facilities between
                                               CLECs and ILECs.

Packets......................................  Information represented as bytes grouped together through a communication node with a
                                               common destination address and other
                                               attribute information.

Packet/Cell Networks.........................  Networks that transport packet protocols such as X25, frame relay and IP, and cell
                                               technologies such as ATM.

POP..........................................  POINTS OF PRESENCE. Locations in a service area where a carrier has installed
                                               transmission equipment that serves as, or
                                               relays calls to, a network switching center
                                               of that carrier.

Protocol.....................................  The rules or procedures that control how data are organized and transmitted from one
                                               computer to another.

PSTN.........................................  PUBLIC SWITCHED TELEPHONE NETWORK. The
                                               existing interconnected circuit switched
                                               networks of the ILECs and the IXCs.

RBOC.........................................  REGIONAL BELL OPERATING COMPANY. One of the
                                               ILECs created by AT&T's divestiture of its
                                               local exchange business. The current RBOCs
                                               are BellSouth, Bell Atlantic Corporation,
                                               Ameritech Corporation, U S WEST, Inc. and SBC
                                               Communications, Inc.

RCP..........................................  RHYTHMS CONNECTION POINT. A physical point of presence in the Rhythms Network that connects
                                               a copper line extending from a customer
                                               premises to a DSL multiplexer and utilizes a
                                               broadband and redundant backbone to transport
                                               customer traffic to the Rhythms Metro Service
                                               Center (RMSC).

RMSC.........................................  RHYTHMS METRO SERVICE CENTER. The physical point of presence in a market to which the
                                               RCPs are connected. The RMSCs will be
                                               connected together over a backbone network.

RNOC.........................................  RHYTHMS NETWORK OPERATIONS CENTER.

Router.......................................  A device that accepts the IP protocol from a
                                               LAN or another WAN device and switches/routes
                                               IP packets across a network backbone.
                                               Router's also provide protocol conversion
                                               services to transfer IP packets over Frame
                                               Relay, ATM, and other backbone network
                                               services.

SNA..........................................  SYSTEMS NETWORK ARCHITECTURE. IBM's
                                               proprietary connection-oriented, virtual
                                               circuit network architecture for
                                               terminal/host communication.

SNMP.........................................  SIMPLE NETWORK MANAGEMENT PROTOCOL. The
                                               network management protocol used with
                                               TCP/IP-based Internets.

SONET........................................  SYNCHRONOUS OPTICAL NETWORK TECHNOLOGY. A
                                               technology and network architecture that
                                               enables signals to be transported
                                               simultaneously along two different paths so
                                               that if one pathway is cut, traffic can
                                               continue in the other direction without
                                               interruption to its destination. This is also
                                               referred to as diverse routing.

TCP/IP.......................................  TRANSMISSION CONTROL PROTOCOL/INTERNET
                                               PROTOCOL. A set of network protocols that
                                               allow computers with different architectures
                                               and operating system software to communicate
                                               with other computers on the Internet.

UNE..........................................  UNBUNDLED NETWORK ELEMENTS. The various components of an ILEC's network that a CLEC
                                               can lease for purposes of building a
                                               facilities-based competitive network,
                                               including copper lines, CO collocation space,
                                               inter-office transport, operational support
                                               systems and local switching.

Upstream.....................................  Refers to the transmission speed of a connection between the end user and the
                                               Rhythms Connection Point.

VARs.........................................  VALUE ADDED RESELLERS.

WAN..........................................  WIDE AREA NETWORK. A computer or communication network that covers a
                                               geographic area that is larger than a city.

                          RHYTHMS NETCONNECTIONS INC.

                         INDEX TO FINANCIAL STATEMENTS

Report of Independent Accountants.....................................................        F-2
Financial Statements:
  Balance Sheet.......................................................................        F-3
  Statement of Operations.............................................................        F-4
  Statement of Cash Flows.............................................................        F-5
  Statement of Stockholders' Equity...................................................        F-6
  Notes to Financial Statements.......................................................        F-7

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Rhythms NetConnections Inc.

    In our opinion, the accompanying balance sheet and the related statements of operations, of cash flows, and of stockholders' equity present fairly, in all material respects, the financial position of Rhythms NetConnections Inc. at December 31, 1997, and the results of its operations and its cash flows for the period from February 27, 1997 (inception) through December 31, 1997 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


    As explained in Note 3, the financial statements were restated to record additional compensation in connection with Common Stock options issued during the period from February 27, 1997 (inception) to December 31, 1997.



PRICEWATERHOUSECOOPERS LLP
San Diego, California
March 13, 1998, except as to
Note 3 which is as
of October 15, 1998

                          RHYTHMS NETCONNECTIONS INC.

                                 BALANCE SHEET


                                                                                    DECEMBER 31,    (UNAUDITED)
                                                                                        1997          JUNE 30,
                                                                                     (RESTATED)         1998
                                                                                    -------------  --------------
                                                     ASSETS

Current assets:
  Cash and cash equivalents.......................................................  $  10,166,000  $  163,368,000
  Accounts and loans receivable...................................................       --               260,000
  Inventory.......................................................................       --               364,000
  Prepaid expenses................................................................         95,000         133,000
                                                                                    -------------  --------------
  Total current assets............................................................     10,261,000     164,125,000
Equipment and furniture, net......................................................      1,621,000       5,639,000
Collocation fees, net.............................................................        327,000       3,058,000
Deferred debt offering costs......................................................       --             6,000,000
Other assets......................................................................         32,000          47,000
                                                                                    -------------  --------------
                                                                                    $  12,241,000  $  178,869,000
                                                                                    -------------  --------------
                                                                                    -------------  --------------
                                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current portion of long-term debt...............................................  $     126,000  $      333,000
  Accounts payable................................................................        992,000       3,589,000
  Accrued expenses................................................................        335,000         873,000
                                                                                    -------------  --------------
    Total current liabilities.....................................................      1,453,000       4,795,000
Long-term debt....................................................................        442,000         611,000
13.5% senior discount notes, net..................................................       --           146,940,000
                                                                                    -------------  --------------
    Total liabilities.............................................................      1,895,000     152,346,000
                                                                                    -------------  --------------
Commitments (Note 12)
Mandatorily redeemable Common Stock warrants......................................       --             6,567,000
                                                                                    -------------  --------------
Stockholders' equity:
  Series A Convertible Preferred Stock, $0.001 par value; 17,000,000 shares authorized in 1997, 12,900,000 shares in 1998; 12,490,000 shares issued and
    outstanding in 1997, 12,855,094 in 1998.......................................         12,000          13,000
  Series B Convertible Preferred Stock, $0.001 par value; no shares authorized in
    1997, 4,044,943 shares in 1998; no shares issued and outstanding in 1997,
    4,044,943 shares in 1998......................................................       --                 4,000
  Common Stock, $0.001 par value; 22,764,706 shares authorized in 1997, 24,881,650 shares in 1998; 1,034,259 shares issued and outstanding in 1997, 3,322,804
    shares in 1998................................................................          1,000           3,000
  Additional paid-in capital......................................................     14,013,000      33,590,000
  Deferred compensation...........................................................     (1,258,000)     (2,083,000)
  Accumulated deficit.............................................................     (2,422,000)    (11,571,000)
                                                                                    -------------  --------------
    Total stockholders' equity....................................................     10,346,000      19,956,000
                                                                                    -------------  --------------
                                                                                    $  12,241,000  $  178,869,000
                                                                                    -------------  --------------
                                                                                    -------------  --------------


   The accompanying notes are an integral part of these financial statements.

                          RHYTHMS NETCONNECTIONS INC.

                            STATEMENT OF OPERATIONS


                                                                                      (UNAUDITED)
                                                                     PERIOD FROM      PERIOD FROM
                                                                    FEBRUARY 27,     FEBRUARY 27,
                                                                        1997             1997
                                                                     (INCEPTION)      (INCEPTION)     (UNAUDITED)
                                                                       THROUGH          THROUGH       SIX MONTHS
                                                                    DECEMBER 31,       JUNE 30,          ENDED
                                                                        1997             1997          JUNE 30,
                                                                     (RESTATED)       (RESTATED)         1998
                                                                   ---------------  ---------------  -------------
REVENUE:
  Service and installation.......................................   $    --           $   --          $    82,000
                                                                   ---------------  ---------------  -------------
OPERATING EXPENSES:
  Network and service costs......................................        --               --              668,000
  Selling, general and administrative............................       2,534,000         104,000       6,981,000
  Depreciation and amortization..................................           1,000         --               35,000
                                                                   ---------------  ---------------  -------------
    Total operating expenses.....................................       2,535,000         104,000       7,684,000
                                                                   ---------------  ---------------  -------------
LOSS FROM OPERATIONS.............................................      (2,535,000)       (104,000)     (7,602,000)
                                                                   ---------------  ---------------  -------------
OTHER INCOME AND EXPENSE:
  Interest Income................................................         114,000         --            1,674,000
  Interest Expense (including amortized debt discount and
    costs).......................................................          (1,000)        --           (3,221,000)
                                                                   ---------------  ---------------  -------------
NET LOSS.........................................................   $  (2,422,000)    $  (104,000)    $(9,149,000)
                                                                   ---------------  ---------------  -------------
                                                                   ---------------  ---------------  -------------
NET LOSS PER SHARE:
  Basic..........................................................   $       (2.69)    $     (0.12)    $     (9.66)
                                                                   ---------------  ---------------  -------------
                                                                   ---------------  ---------------  -------------
  Diluted........................................................   $       (2.69)    $     (0.12)    $     (9.66)
                                                                   ---------------  ---------------  -------------
                                                                   ---------------  ---------------  -------------
SHARES USED IN COMPUTING NET LOSS PER SHARE:
  Basic..........................................................         900,735         900,735         946,782
                                                                   ---------------  ---------------  -------------
                                                                   ---------------  ---------------  -------------
  Diluted........................................................         900,735         900,735         946,782
                                                                   ---------------  ---------------  -------------
                                                                   ---------------  ---------------  -------------


   The accompanying notes are an integral part of these financial statements.

                          RHYTHMS NETCONNECTIONS INC.

                            STATEMENT OF CASH FLOWS


                                                                                     (UNAUDITED)
                                                                    PERIOD FROM      PERIOD FROM
                                                                   FEBRUARY 27,     FEBRUARY 27,
                                                                       1997             1997
                                                                    (INCEPTION)      (INCEPTION)     (UNAUDITED)
                                                                      THROUGH          THROUGH        SIX MONTHS
                                                                   DECEMBER 31,       JUNE 30,          ENDED
                                                                       1997             1997           JUNE 30,
                                                                    (RESTATED)       (RESTATED)          1998
                                                                  ---------------  ---------------  --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss......................................................   $  (2,422,000)    $  (104,000)   $   (9,149,000)
  Adjustments to reconcile net loss to net cash used for
    operating activities:
    Depreciation and amortization...............................           1,000         --                 35,000
    Amortized debt discount and costs...........................        --               --              3,188,000
    Amortized deferred compensation.............................         192,000          19,000           238,000
    Compensation expense from stock option issued to employee...          73,000         --               --
    Changes in assets and liabilities:
      Increase in accounts and loans receivable.................        --               --               (260,000)
      Increase in inventory.....................................        --               --               (364,000)
      Increase in prepaid expenses..............................         (95,000)        --                (38,000)
      Increase in other assets..................................         (32,000)         (7,000)          (15,000)
      Increase in accounts payable..............................         388,000          21,000           298,000
      Increase in accrued expenses..............................         335,000         --                538,000
                                                                  ---------------  ---------------  --------------
  Net cash used for operating activities........................      (1,560,000)        (71,000)       (5,529,000)
                                                                  ---------------  ---------------  --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of equipment and furniture..........................      (1,018,000)        --             (3,742,000)
  Payment of collocation fees...................................        (327,000)        --             (2,743,000)
                                                                  ---------------  ---------------  --------------
    Net cash used for investing activities......................      (1,345,000)        --             (6,485,000)
                                                                  ---------------  ---------------  --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from leasing company for equipment purchases.........        --               --              2,000,000
  Proceeds from issuance of 13.5% senior discount notes.........        --               --            150,365,000
  Payment of debt issue costs on 13.5% senior discount notes....        --               --             (6,046,000)
  Proceeds from borrowings on long-term debt....................         568,000         --                432,000
  Repayments on long-term debt..................................        --               --                (56,000)
  Proceeds from issuance of Common Stock........................          13,000           3,000           229,000
  Proceeds from issuance of Preferred Stock.....................      12,490,000         297,000        18,292,000
                                                                  ---------------  ---------------  --------------
    Net cash provided by financing activities...................      13,071,000         300,000       165,216,000
                                                                  ---------------  ---------------  --------------
Net increase in cash and cash equivalents.......................      10,166,000         229,000       153,202,000
Cash and cash equivalents at beginning of period................        --               --             10,166,000
                                                                  ---------------  ---------------  --------------
Cash and cash equivalents at end of period......................   $  10,166,000     $   229,000    $  163,368,000
                                                                  ---------------  ---------------  --------------
                                                                  ---------------  ---------------  --------------
Supplemental schedule of cash flow information:
  Cash paid for interest........................................   $       3,000     $   --         $       25,000
                                                                  ---------------  ---------------  --------------
                                                                  ---------------  ---------------  --------------
Supplemental schedule of non-cash financing activities:
  Equipment purchases payable, to be financed through operating
    leases......................................................   $     604,000     $   --         $    2,299,000
                                                                  ---------------  ---------------  --------------
                                                                  ---------------  ---------------  --------------
  Warrants issued in conjunction with senior discount notes.....   $    --           $   --         $    6,567,000
                                                                  ---------------  ---------------  --------------
                                                                  ---------------  ---------------  --------------


   The accompanying notes are an integral part of these financial statements

                          RHYTHMS NETCONNECTIONS INC.
                       STATEMENT OF STOCKHOLDERS' EQUITY

                                            SERIES A CONVERTIBLE     SERIES B CONVERTIBLE
                                              PREFERRED STOCK          PREFERRED STOCK             COMMON STOCK
                                              $0.001 PAR VALUE         $0.001 PAR VALUE          $0.001 PAR VALUE      ADDITIONAL
                                           ----------------------  ------------------------  ------------------------   PAID-IN
                                           # SHARES     AMOUNT      # SHARES      AMOUNT      # SHARES      AMOUNT      CAPITAL
                                           ---------  -----------  -----------  -----------  -----------  -----------  ----------
Issuance of Common Stock to Founders (at
  inception).............................     --       $  --           --        $  --          900,735    $   1,000   $   --
Issuance of Series A Preferred Stock for
  cash ($1.00 per share).................  12,490,000     12,000       --           --           --           --       12,477,000
Issuance of Common Stock upon exercise of
  options ($0.10 per share exercise
  price).................................     --          --           --           --          133,524       --           13,000
Grant of options to purchase Series A
  Preferred Stock ($0.80 per share
  exercise price)........................     --          --           --           --           --           --           73,000
Deferred compensation from grant of
  options to purchase Common Stock.......     --          --           --           --           --           --        1,450,000
Amortization of deferred compensation....     --          --           --           --           --           --           --
Net loss for 1997........................     --          --           --           --           --           --           --
                                           ---------  -----------  -----------  -----------  -----------  -----------  ----------
Balance at December 31, 1997
  (restated).............................  12,490,000     12,000       --           --        1,034,259        1,000   14,013,000
Issuance of Common Stock upon exercise of
  options ($0.10 per share exercise
  price) (unaudited).....................     --          --           --           --        2,288,545        2,000      227,000
Issuance of Series A Preferred Stock for
  cash ($0.80 per share) in February 1998
  (unaudited)............................    365,094       1,000       --           --           --           --          291,000
Issuance of Series B Preferred Stock for
  cash ($4.45 per share) in March 1998
  (unaudited)............................     --          --        4,044,943        4,000       --           --       17,996,000
Deferred compensation from grant of
  options to purchase Common Stock
  (unaudited)............................     --          --           --           --           --           --        1,063,000
Amortization of deferred compensation
  (unaudited)............................     --          --           --           --           --           --           --
Net loss for first half 1998
  (unaudited)............................     --          --           --           --           --           --           --
                                           ---------  -----------  -----------  -----------  -----------  -----------  ----------
Balance at June 30, 1998 (unaudited).....  12,855,094  $  13,000    4,044,943    $   4,000    3,322,804    $   3,000   $33,590,000
                                           ---------  -----------  -----------  -----------  -----------  -----------  ----------
                                           ---------  -----------  -----------  -----------  -----------  -----------  ----------


                                                                           TOTAL
                                             DEFERRED     ACCUMULATED   STOCKHOLDERS'
                                           COMPENSATION     DEFICIT        EQUITY
                                           -------------  ------------  ------------
Issuance of Common Stock to Founders (at
  inception).............................   $   --         $   --        $    1,000
Issuance of Series A Preferred Stock for
  cash ($1.00 per share).................       --             --        12,489,000
Issuance of Common Stock upon exercise of
  options ($0.10 per share exercise
  price).................................       --             --            13,000
Grant of options to purchase Series A
  Preferred Stock ($0.80 per share
  exercise price)........................       --             --            73,000
Deferred compensation from grant of
  options to purchase Common Stock.......    (1,450,000)       --            --
Amortization of deferred compensation....       192,000        --           192,000
Net loss for 1997........................       --         (2,422,000)   (2,422,000)
                                           -------------  ------------  ------------
Balance at December 31, 1997
  (restated).............................    (1,258,000)   (2,422,000)   10,346,000
Issuance of Common Stock upon exercise of
  options ($0.10 per share exercise
  price) (unaudited).....................       --             --           229,000
Issuance of Series A Preferred Stock for
  cash ($0.80 per share) in February 1998
  (unaudited)............................       --             --           292,000
Issuance of Series B Preferred Stock for
  cash ($4.45 per share) in March 1998
  (unaudited)............................       --             --        18,000,000
Deferred compensation from grant of
  options to purchase Common Stock
  (unaudited)............................    (1,063,000)       --            --
Amortization of deferred compensation
  (unaudited)............................       238,000        --           238,000
Net loss for first half 1998
  (unaudited)............................       --         (9,149,000)   (9,149,000)
                                           -------------  ------------  ------------
Balance at June 30, 1998 (unaudited).....   $(2,083,000)  ($11,571,000)  $19,956,000
                                           -------------  ------------  ------------
                                           -------------  ------------  ------------


   The accompanying notes are an integral part of these financial statements.

                          RHYTHMS NETCONNECTIONS INC.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--ORGANIZATION AND BASIS OF PRESENTATION

    THE COMPANY: Rhythms NetConnections Inc. (the "Company"), a Delaware corporation, was organized under the name Accelerated Connections Inc. effective February 27, 1997. The Company's name was changed to Rhythms NetConnections Inc. as of August 15, 1997. The Company is in the business of providing high-speed data communications services on an end-to end basis to business customers and end users. The Company began service trials in the San Diego, California, market in December 1997 and began commercial operations in San Diego effective April 1, 1998.

    The Company's ultimate success depends upon, among other factors, rapidly expanding the geographic coverage of its network services; entering into interconnection agreements with incumbent local exchange carriers, some of which are competitors or potential competitors of the Company; deploying network infrastructure; attracting and retaining customers; accurately assessing potential markets; continuing to develop and integrate its operational support system and other back office systems; obtaining any required governmental authorizations; responding to competitive developments; continuing to attract, retain and motivate qualified personnel; and continuing to upgrade its technologies and commercialize its network services incorporating such technologies. There can be no assurance that the Company will be successful in addressing these matters and failure to do so could have a material adverse effect on the Company's business, prospects, operating results and financial condition. As the Company continues the development of its business, it will seek additional sources of financing to fund its development. If unsuccessful in obtaining such financing, the Company will continue expansion of its operations on a reduced scale based on its existing capital resources.

    INTERIM RESULTS (UNAUDITED): The accompanying balance sheet at June 30, 1998, the related statements of operations and of cash flows for the six months ended June 30, 1998 and the period from February 27, 1997 through June 30, 1997, and the related statement of stockholders' equity for the six months ended June 30, 1998 have been prepared in accordance with generally accepted accounting principles for interim financial information and, therefore, do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring accruals, that are necessary for the fair statement of results for the unaudited interim periods. The data disclosed in these notes to financial statements at such date and for such periods are also unaudited. The operating results for the interim periods are not necessarily indicative of the results to be expected for a full fiscal year or for any future periods.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    USE OF ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the financial statement date, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    REVENUE RECOGNITION: Revenue is recorded in the period services are provided to customers.

    CASH AND CASH EQUIVALENTS: Cash and cash equivalents includes cash on hand, money market funds and certificates of deposit with a maturity of 90 days or less at the time of purchase.

                          RHYTHMS NETCONNECTIONS INC.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    FAIR VALUE OF FINANCIAL INSTRUMENTS: The carrying amounts of the Company's financial instruments as presented are reasonable estimates of those instruments' fair values because of the short maturity of those instruments or based on the current rates offered to the Company for debt of the same remaining maturities.


    INVENTORY: Inventory consists of communications equipment that will be installed at customer locations. Inventory is accounted for on a FIFO basis.


    EQUIPMENT AND FURNITURE: Equipment and furniture consists of purchased equipment, furniture, computer software, and leasehold improvements. Equipment and furniture is recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three to seven years.


    COLLOCATION FEES: Collocation fees represent nonrecurring fees paid to secure Central Office space for location of certain Company equipment. The fees are amortized over their estimated useful lives of ten years.

    IMPAIRMENT OF LONG-LIVED ASSETS: The Company investigates potential impairments of its long-lived assets on an exception basis when evidence exists that events or changes in circumstances may have made recovery of an asset's carrying value unlikely. An impairment loss is recognized when the sum of the expected undiscounted future net cash flows is less than the carrying amount of the asset. No such losses have been identified.


    CONCENTRATIONS OF CREDIT RISK: Credit risk is primarily concentrated in cash equivalents. Cash in excess of operating requirements is conservatively invested in money market funds and certificates of deposit with high-quality financial institutions to minimize risk.


    INCOME TAXES: The Company provides for income taxes utilizing the liability method. Under the liability method, current income tax expense or benefit represents income taxes expected to be payable or refundable for the current period. Deferred income tax assets and liabilities are established for both the impact of differences between the financial reporting bases and tax bases of assets and liabilities and for the expected future tax benefit to be derived from tax credits and tax loss carryforwards. Deferred income tax expense or benefit represents the change during the reporting period in the net deferred income tax assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

    NET LOSS PER SHARE: The Company has adopted Statement of Financial Accounting Standard ("SFAS") No. 128, "Earnings Per Share." Basic earnings per share ("EPS") is calculated by dividing the income or loss available to common stockholders by the weighted average number of common shares outstanding for the period, without consideration for common stock equivalents. Diluted EPS is computed by dividing the income or loss available to common stockholders by the weighted average number of common shares outstanding for the period in addition to the weighted average number of common stock equivalents outstanding for the period. Shares subject to repurchase by the Company are considered common stock equivalents for purposes of this calculation. Shares issuable upon conversion of the Series A Preferred Stock, upon the exercise of outstanding stock options and shares issued subject to repurchase by

                          RHYTHMS NETCONNECTIONS INC.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) the Company totaling 15,272,475 at December 31, 1997 have been excluded from the computation since their effect would be antidilutive.

    NET LOSS PER SHARE FOR INTERIM PERIODS (UNAUDITED): As of June 30, 1998, the diluted net loss per share computation excludes 20,915,262 shares subject to conversion or repurchase by the Company, since the effect of these shares would be antidilutive.


    STOCK-BASED COMPENSATION: The Company measures compensation expense for its employee stock-based compensation using the intrinsic value method and provides pro forma disclosures of net loss as if the fair value method had been applied in measuring compensation expense (Note 7). Under the intrinsic value method of accounting for stock-based compensation, when the exercise price of options granted to employees is less than the fair value of the underlying stock on the date of grant, compensation expense is to be recognized.


    NEW ACCOUNTING PRONOUNCEMENTS: In June 1997, SFAS No. 130, "Reporting Comprehensive Income," was issued. The Company adopted SFAS No. 130 as required in 1998. This statement establishes standards for reporting and presenting comprehensive income and its components in the financial statements. Comprehensive income is defined as "the change in equity (net assets) of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. It includes all changes in equity during a period except those resulting from investments by owners or distributions to owners." The adoption had no impact on the Company's statement of operations. In June 1998, SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" was issued. This statement establishes accounting and reporting standards for derivative instruments and for hedging activities. The Company will adopt SFAS No. 133 as required in 2000. The Company expects that adoption will have no impact on the Company's financial statements.


NOTE 3--RESTATEMENT OF FINANCIAL STATEMENTS



    The balance sheet at December 31, 1997 and the related statements of operations, of cash flows, and of stockholders' equity for the period from February 27, 1997 (inception) to December 31, 1997 were restated to record additional compensation in connection with Common Stock options issued during the period, based on the difference between the estimated fair value of the underlying Common Stock at the date of grant of the options and the exercise price of $.10 per share. The additional compensation expense of $192,000 increased the net loss for the period from $2,230,000 to $2,422,000. The related deferred compensation is being amortized over the vesting period of the options and the unamortized portion of the deferred compensation at December 31, 1997, in the amount of $1,258,000, was recorded as an increase to additional paid-in capital.

                          RHYTHMS NETCONNECTIONS INC.

NOTE 4--COMPOSITION OF CERTAIN BALANCE SHEET COMPONENTS



                                                                             DECEMBER 31, 1997
                                                                             -----------------
Equipment and furniture, net, consists of the following:
  Operating equipment......................................................    $   1,241,000
  Computer software licenses...............................................          173,000
  Computer equipment.......................................................          133,000
  Office furniture.........................................................           43,000
  Leasehold improvements...................................................           32,000
  Less accumulated depreciation............................................           (1,000)
                                                                             -----------------
                                                                               $   1,621,000
                                                                             -----------------
                                                                             -----------------



NOTE 5--DEBT


    As of December 31, 1997, the Company had borrowed $568,000 from a financial institution, with an additional $432,000 available to be drawn under the note at any time through April 29, 1998. Terms of the note payable include an interest rate of prime plus 0.25 percent (8.75 percent at December 31, 1997). The note is secured by assets of the Company. Through April 29, 1998, interest only is due monthly on the outstanding principal. As of April 29, 1998, the outstanding principal will be amortized over a 36-month repayment period; the outstanding principal will continue to bear interest. If no additional amounts are drawn by April 29, 1998, the $568,000 will be repaid during the years 1998 through 2001 in the amounts of $111,000 in 1998, $189,000 each in 1999 and 2000, and $79,000 in 2001.


NOTE 6--DEBT AND WARRANTS (UNAUDITED)


    On May 5, 1998, the Company issued 13.5 percent senior discount notes due 2008 in the principal amount of $290,000,000 at maturity, combined with warrants to purchase 1,972,000 shares of Common Stock. The notes were issued at a discount; cash proceeds from the issuance of the notes and warrants were $150,365,000. The Company additionally incurred approximately $6,046,000 in debt issue costs. The notes will accrete in value through May 15, 2003 at a rate of
13.5 percent per annum, compounded semi-annually; no cash interest will be payable prior to that date. Upon a change in control or upon certain asset sales, the Company must offer to repurchase all or a portion of the outstanding notes.


    The warrants are exercisable upon certain events, which will occur no later than November 1, 1998, at an exercise price of $0.01 per share. The warrants expire May 15, 2008. The warrants may be required to be repurchased by the Company for cash upon the occurrence of a repurchase event, such as a consolidation, merger, or sale of assets to another entity, as defined in the provisions of the Warrant Agreement, at a price to be determined by an independent financial expert selected by the Company. In the event a repurchase event occurs, the difference between the repurchase price and the carrying value of the warrants would be charged to equity. The value ascribed to the warrants of $6,567,000 resulted in additional debt discount, which, together with the debt issue costs are being amortized to interest expense using the effective interest method over the period that the notes are outstanding.


    During May 1998 the Company entered into a 36-month lease line that provides for $24.5 million in equipment on an operating lease basis. In connection with this lease agreement, the Company issued 239,325 warrants to purchase Common Stock at a price of $4.45 per share, exercisable immediately.

                          RHYTHMS NETCONNECTIONS INC.

NOTE 7--STOCKHOLDERS' EQUITY


    The Company was initially capitalized in February 1997 with Common Stock. In July 1997, the Company was granted authority to issue two classes of stock consisting of up to 17,000,000 shares of Series A Preferred Stock and 22,764,706 shares of Common Stock, both with a $0.001 par value per share.

    The Company's Series A Preferred Stock may be converted, at the option of the holder, into the Company's Common Stock on a one-for-one basis, subject to antidilution protection on a broad-based weighted-average basis. The Series A Preferred Stock will also be automatically converted upon certain closings of registered public offerings of Common Stock. The holders of the Series A Preferred Stock are entitled to receive non-cumulative dividends in the amount equal to $0.08 per share per annum, as and if declared by the Board of Directors, or an amount equal to that paid on any other outstanding shares of the Company, payable quarterly, as and if declared by the Board of Directors. In the event of a liquidation of the Company, the holders of the Series A Preferred Stock will be entitled, in preference to the holders of Common Stock, to an amount equal to $1.00 per share, plus all declared and unpaid dividends. The Preferred shares entitle holders to one vote per share, on an "as-converted" basis.


NOTE 8--STOCK OPTIONS


    The Company has established the 1997 Stock Option/Stock Issuance Plan (the "Plan"), which provides for the grant of options to employees, directors and outside consultants for purchase of up to an aggregate of 4,863,971 shares of Common Stock. The options are immediately exercisable and expire within ten years after the date of grant. Shares acquired upon exercise are subject to repurchase by the Company ratably over a four-year period from the date of grant, at the option of the Company and at the exercise price. The Plan provides for both incentive option and non-statutory option grants and for accelerated vesting in the event of a 50 percent or more change in control of the Company. Through December 31, 1997, plan activity consisted only of incentive options.

    Plan activity through December 31, 1997 is as follows:


                                                                     WEIGHTED AVERAGE   WEIGHTED AVERAGE
                                                   NUMBER OF SHARES     FAIR VALUE       EXERCISE PRICE
                                                   ----------------  -----------------  -----------------
Granted..........................................       2,417,381        $    0.70          $    0.10
Exercised........................................        (133,524)       $    0.70          $    0.10
Canceled.........................................         --                --                 --
                                                   ----------------
Outstanding at December 31, 1997.................       2,283,857        $    0.70          $    0.10
                                                   ----------------
                                                   ----------------


    The following summarizes the outstanding and exercisable options under the Plan at December 31, 1997:

                               OPTIONS OUTSTANDING                      OPTIONS EXERCISABLE
                 ------------------------------------------------  -----------------------------
                   NUMBER     WEIGHTED AVERAGE  WEIGHTED AVERAGE     NUMBER    WEIGHTED AVERAGE
EXERCISE PRICE   OUTSTANDING   REMAINING LIFE    EXERCISE PRICE    EXERCISABLE  EXERCISE PRICE
---------------  -----------  ----------------  -----------------  ----------  -----------------
   $    0.10      2,283,857       9.63 years        $    0.10       2,283,857      $    0.10


    During 1997, options were granted to employees at less than fair value on the date of grant, resulting in $1,450,000 of deferred compensation recorded as a reduction of stockholders' equity through December 31, 1997. This amount is being amortized as a charge to selling, general and administrative expenses

                          RHYTHMS NETCONNECTIONS INC.

NOTE 8--STOCK OPTIONS (CONTINUED)


over the vesting periods of the applicable options; such amortization totaled $192,000 for the period ended December 31, 1997.


    An option to purchase 365,094 shares of Series A Preferred Stock at $0.80 per share was granted to an employee during 1997. The Company recorded $73,000 in compensation expense during 1997 related to this grant.


    Had compensation expense for the Company's 1997 Stock Option/Stock Issuance Plan and the Preferred Stock option been determined based on the fair value method of accounting for stock-based compensation, the Company's net loss and net loss per share for the period ended December 31, 1997 would have been increased by $11,000 and $0.01 per share, respectively. For purposes of determining this compensation expense, the fair value of each option grant is estimated on the grant date using the Black Scholes option pricing model with the following weighted average assumptions used for grants during the period ended December 31, 1997: no dividend yield, risk free interest rate of 5.3 percent, expected volatility of nil, and expected term of four years for Common options and six months for the Preferred option.



NOTE 9--INCOME TAXES


    As of December 31, 1997, the Company had net operating loss carryforwards of approximately $2,117,000, which are available to offset future taxable income through 2016 for federal taxes and 2005 for state taxes, subject to the limitations of Internal Revenue Code Section 382 relating to changes in ownership of the Company. The deferred tax asset arising from the loss carryforwards has been fully offset by a valuation allowance since it is more likely than not that it will not be realized.

    Components of deferred income taxes are as follows:


                                                                             DECEMBER 31, 1997
                                                                             -----------------
Deferred tax assets:
  Net operating loss carryforwards.........................................     $   908,000
  Accrued vacation and other...............................................          89,000
                                                                                   --------
Gross deferred tax asset...................................................         997,000
Valuation allowance........................................................        (997,000)
                                                                                   --------
Net deferred income taxes..................................................     $   --
                                                                                   --------
                                                                                   --------


    The provision for (benefit from) income taxes reconciles to the statutory federal tax rate as follows:


Statutory federal tax rate...........................................       34.0%
State income tax.....................................................        8.4
Other................................................................       (1.2)
Deferred tax asset valuation allowance...............................      (41.2)
                                                                       ---------
                                                                          --%
                                                                       ---------
                                                                       ---------

                          RHYTHMS NETCONNECTIONS INC.

NOTE 10--RELATED PARTY TRANSACTIONS


    The Company's in-house counsel is also a partner in a law firm used externally by the Company. During 1997, the Company incurred legal fees and expenses of approximately $92,000 to the external firm, in addition to the salary paid to the in-house counsel.


    Two members of the Company's Board of Directors serve as directors to a company that supplies equipment to the Company. The total amount purchased during 1997 from the equipment supplier was approximately $419,000.



NOTE 11--RELATED PARTY TRANSACTIONS (UNAUDITED)


    During the first quarter of 1998, the Company extended three loans to an employee. These loans total $201,000, bear interest at approximately 5.6 percent, are secured by certain assets, and are generally repayable to the Company during 1998.


NOTE 12--COMMITMENTS


    The Company leases office space and certain office equipment under non-cancelable operating lease agreements. The leases range in term from 24 months to 60 months and, in certain instances, provide for options to extend. Rent expense under the operating leases for 1997 totaled $46,000. Future minimum rental payments under the leases are $270,000 in 1998, $250,000 in 1999, $110,000 in 2000, $30,000 in 2001, and $30,000 in 2002.


NOTE 13--SUBSEQUENT EVENTS


    During January and February 1998, a total of 2,268,545 shares of Common Stock was issued upon the exercise of stock options; proceeds to the Company were $227,000. During February 1998, 365,094 shares of Series A Preferred Stock were issued to an employee for proceeds of $292,000 upon the exercise of an option.

    Effective March 6, 1998, the Company amended its Certificate of Incorporation to increase the number of authorized Common shares to 22,909,650, to decrease the number of authorized Preferred shares to 16,944,943, and to designate 12,900,000 of the Preferred shares as Series A and 4,044,943 shares as Series B.

    During March 1998, the Company issued 4,044,943 shares of its Series B Preferred Stock to new and existing investors at a price of $4.45 per share. Proceeds to the Company were $18,000,000. The Company's Series B Preferred Stock may be converted, at the option of the holder, into the Company's Common Stock on a one-for-one basis, subject to antidilution protection on a broad-based weighted-average basis. The Series B Preferred Stock will also be automatically converted upon certain closings of registered public offerings of Common Stock. The holders of the Series B Preferred Stock are entitled to receive non-cumulative dividends in the amount equal to $0.356 per share per annum, as and if declared by the Board of Directors, or an amount equal to that paid on any other outstanding shares of the Company, payable quarterly, as and if declared by the Board of Directors. In the event of a liquidation of the Company, the holders of the Series B Preferred Stock will be entitled, in preference to the holders of Common Stock, to an amount equal to $4.45 per share, plus all declared and unpaid dividends. The Preferred shares entitle holders to one vote per share, on an "as-converted" basis.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY THE INITIAL PURCHASERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL, IN ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                                    PAGE
                                                  ---------
NOTICE TO INVESTORS.............................         ii
AVAILABLE INFORMATION...........................         vi
ADDITIONAL INFORMATION..........................         vi
PROSPECTUS SUMMARY..............................          1
RISK FACTORS....................................         11
USE OF PROCEEDS.................................         25
DIVIDENDS.......................................         26
CAPITALIZATION..................................         27
SELECTED FINANCIAL DATA.........................         28
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS OF
  OPERATION.....................................         29
BUSINESS........................................         36
MANAGEMENT......................................         48
CERTAIN TRANSACTIONS............................         55
PRINCIPAL STOCKHOLDERS..........................         58
THE EXCHANGE OFFER..............................         60
DESCRIPTION OF THE NOTES........................         69
DESCRIPTION OF THE NEW NOTES....................         99
DESCRIPTION OF THE WARRANTS.....................        100
DESCRIPTION OF CAPITAL STOCK....................        105
FEDERAL INCOME TAX CONSIDERATIONS...............        111
PLAN OF DISTRIBUTION............................        114
LEGAL MATTERS...................................        115
EXPERTS.........................................        115
GLOSSARY OF TERMS...............................        A-1
INDEX TO FINANCIAL STATEMENTS...................        F-1

                           --------------------------

    UNTIL          , 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE NEW NOTES,
WHETHER OR NOT PARTICIPATING IN THIS EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS.


                                     [LOGO]

                                    RHYTHMS
                              NETCONNECTIONS INC.


                             OFFER TO EXCHANGE ITS
                                13 1/2% SERIES B
                         SENIOR DISCOUNT NOTES DUE 2008
                       FOR ANY AND ALL OF ITS OUTSTANDING
                            13 1/2% SERIES A SENIOR
                            DISCOUNT NOTES DUE 2008

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                         , 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law permits indemnification of officers and directors of the Company under certain conditions and subject to certain limitations. Section 145 of the Delaware General Corporation Law also provides that a corporation has the power to purchase and maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the Delaware General Corporation Law.

    Article VII, Section 6 of the Bylaws, as amended, of the Company provides that the Company shall indemnify its officers, directors, employees and agents to the full extent permitted by the Delaware General Corporation Law.

    As permitted by Section 102(b)(7) of the Delaware General Corporation Law,
Article V, Section (A) of the Company's Restated Certificate of Incorporation provides that a director of the Company shall not be personally liable for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

    The Company has entered into indemnification agreements with each of its directors and executive officers. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law as it may be amended from time to time. Moreover, the indemnification agreements provide for certain additional indemnification. Under such additional indemnification provisions, however, an individual will not receive indemnification for judgments, settlements or expenses if he or she is found liable to the Company (except to the extent the court determines he or she is fairly and reasonably entitled to indemnity for expenses), for settlements not approved by the Company or for settlements and expenses if the settlement is not approved by the court. The indemnification agreements provide for the Company to advance to the individual any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding. In order to receive an advance of expenses, the individual must submit to the Company copies of invoices presented to him or her for such expenses. Also, the individual must repay such advances upon a final judicial decision that he or she is not entitled to indemnification.

    The Company intends to enter into additional indemnification agreements with each of its directors and executive officers to effectuate these indemnity provisions and to purchase directors' and officers' liability insurance.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (A) EXHIBITS.

3.1      * Restated Certificate of Incorporation filed with the Delaware Secretary of State on
           March 6, 1998 and Certificate of Amendment thereto filed with the Delaware Secretary of State on April 28, 1998.
3.2      * Bylaws of the Company and amendments thereto dated as of July 1, 1997 and March 6,
           1998, respectively.

4.1      * Purchase Agreement, dated April 28, 1998, by and among the Registrant and Merrill
           Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Donaldson, Lufkin
           & Jenrette Securities Corporation.
4.2      * Indenture, dated as of May 5, 1998, by and between the Registrant and State Street
           Bank and Trust Company of California, N.A., as trustee, including form of the
           Company's 13 1/2% Senior Discount Notes due 2008, Series A and form of the Company's
           13 1/2% Senior Discount Notes due 2008, Series B.
4.3      * Notes Registration Rights Agreement, dated as of May 5, 1998, among the Registrant and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and
           Donaldson, Lufkin & Jenrette Securities Corporation.
4.4      * Warrant Agreement, dated as of May 5, 1998, by and between the Registrant and State
           Street Bank and Trust Company of California, N.A.
4.5      * Warrant Registration Rights Agreement, dated as of May 5, 1998, by and among the
           Registrant and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith
           Incorporated, and Donaldson, Lufkin & Jenrette Securities Corporation.
5.1      + Opinion of Brobeck, Phleger & Harrison LLP.
9.1      * Voting Trust Agreement, dated as of May 5, 1998, by and among Sprout Capital VII,
           L.P., Donaldson Lufkin & Jenrette Securities Corporation, and First Union Trust
           Company, National Association, as trustee.
9.2      * Voting Trust Agreement, dated as of March 12, 1998, by and between Enron
           Communications Group, Inc. and the Registrant, as trustee.
9.3      * Amended and Restated Voting Agreement, dated March 12, 1998, by and among the
           Registrant and the parties listed on the Schedule of Investors attached thereto as
           Schedule A.
9.4      * Amendment to Amended and Restated Voting Agreement, dated as of May 5, 1998, by and among the Registrant and the parties listed on the signature pages attached thereto.
10.1     * Series A Preferred Stock Purchase Agreement, dated July 3, 1997, by and among the
           Registrant and the Investors listed on Schedule A thereto.
10.2     * Subsequent Closing Purchase Agreement, dated December 23, 1997, by and among the
           Registrant and the Investors listed on Schedule A thereto.
10.3     * Series B Preferred Stock Purchase Agreement, dated March 12, 1998, by and among the
           Registrant and the Investors listed on Schedule A thereto.
10.4     * Amended and Restated Investors' Rights Agreement, dated March 12, 1998, by and among the Registrant and the Investors listed on Schedule A thereto.
10.5     * Employment Agreement between the Registrant and Catherine M. Hapka, dated June 10,
           1997.
10.6     * Employment Agreement between the Registrant and Jeffrey Blumenfeld, dated August 10,
           1997.
10.7     * Employment Agreement between the Registrant and James A. Greenberg, dated July 14,
           1997.
10.8     * Employment Agreement between the Registrant and Rand A. Kennedy, dated August 22,
           1997.
10.9     * Form of Indemnification Agreement between the Registrant and each of its directors.
10.10    * Form of Indemnification Agreement between the Registrant and each of its officers.
10.11    * QuickStart Loan and Security Agreement, dated October 29, 1997, between the
           Registrant and Silicon Valley Bank.
10.12    * Master Lease Agreement No. 1642 and Addendum thereto, each dated November 19, 1997, and Second Addendum thereto, dated as of May 19, 1998, between the Registrant and Sun
           Financial Group, Inc.
10.13    * Interconnection Agreement, dated July 1997, between the Registrant and Pacific Bell.
10.14    * Interconnection Agreement under Sections 251 and 252 of the Telecommunications Act of
           1996, dated as of June 5, 1998, between the Registrant and Bell Atlantic
           --Pennsylvania, Inc.
10.15    * Interconnection Agreement, dated as of June 3, 1998, between the Registrant and U S
           WEST for Washington.
10.16    * 1997 Stock Option/Stock Issuance Plan.
21.1     * Subsidiaries of the Registrant.

23.1     + Consent of PricewaterhouseCoopers LLP.
23.2     + Consent of Brobeck, Phleger & Harrison LLP (filed with Exhibit 5.1).
24.1       Powers of Attorney (included on signature page).
25.1     * Statement of Eligibility of Trustee on Form T-1.
27       + Financial Data Schedule
99.1     * Form of Letter of Transmittal.
99.2     * Form of Notice of Guaranteed Delivery.


------------------------

*   Previously filed

+   Filed herewith

ITEM 22. UNDERTAKINGS.

    (a) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

    (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

    (d) The undersigned Registrant hereby undertakes to supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

    (e) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Section 210.3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Section 210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on the 19th day of October, 1998.


                                RHYTHMS NETCONNECTIONS INC.

                                BY:            /S/ SCOTT C. CHANDLER
                                     -----------------------------------------
                                                 Scott C. Chandler
                                              CHIEF FINANCIAL OFFICER

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Catherine M. Hapka and Scott C. Chandler, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement related to this Registration Statement and filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

              *                 President, Chief Executive
------------------------------    Officer and Director        October 19, 1998
      Catherine M. Hapka

    /s/ SCOTT C. CHANDLER       Chief Financial Officer
------------------------------                                October 19, 1998
      Scott C. Chandler

              *                 Director
------------------------------                                October 19, 1998
       Kevin R. Compton

              *                 Director
------------------------------                                October 19, 1998
       Keith B. Geeslin

              *                 Director
------------------------------                                October 19, 1998
       Ken L. Harrison

              *                 Director
------------------------------                                October 19, 1998
     William R. Stensrud

              *                 Director
------------------------------                                October 19, 1998
       John L. Walecka



*By:    /s/ SCOTT C. CHANDLER
      -------------------------
          Scott C. Chandler
          ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS


 EXHIBITS                                                                                                        PAGE
-----------                                                                                                    ---------
       3.1*  Restated Certificate of Incorporation filed with the Delaware Secretary of State on March 6,
               1998 and Certificate of Amendment thereto filed with the Delaware Secretary of State on April
               28, 1998.

       3.2*  Bylaws of the Company and amendments thereto dated as of July 1, 1997 and March 6, 1998, respectively.

       4.1*  Purchase Agreement, dated April 28, 1998, by and among the Registrant and Merrill Lynch & Co.,
               Merrill Lynch, Pierce, Fenner & Smith Incorporated and Donaldson, Lufkin & Jenrette Securities
               Corporation.

       4.2*  Indenture, dated as of May 5, 1998, by and between the Registrant and State Street Bank and
               Trust Company of California, N.A., as trustee, including form of the Company's 13 1/2% Senior
               Discount Notes due 2008, Series A and form of the Company's 13 1/2% Senior Discount Notes due
               2008, Series B.

       4.3*  Notes Registration Rights Agreement, dated as of May 5, 1998, among the Registrant and Merrill
               Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Donaldson, Lufkin &
               Jenrette Securities Corporation.

       4.4*  Warrant Agreement, dated as of May 5, 1998, by and between the Registrant and State Street Bank and Trust Company of California, N.A.

       4.5*  Warrant Registration Rights Agreement, dated as of May 5, 1998, by and among the Registrant and
               Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Donaldson, Lufkin
               & Jenrette Securities Corporation.

       5.1+  Opinion of Brobeck, Phleger & Harrison LLP.

       9.1*  Voting Trust Agreement, dated as of May 5, 1998, by and among Sprout Capital VII, L.P.,
               Donaldson Lufkin & Jenrette Securities Corporation, and First Union Trust Company, National
               Association, as trustee.

       9.2*  Voting Trust Agreement, dated as of March 12, 1998, by and between Enron Communications Group,
               Inc. and the Registrant, as trustee.

       9.3*  Amended and Restated Voting Agreement, dated March 12, 1998, by and among the Registrant and the parties listed on the Schedule of Investors attached thereto as Schedule A.

       9.4*  Amendment to Amended and Restated Voting Agreement, dated as of May 5, 1998, by and among the
               Registrant and the parties listed on the signature pages attached thereto.

      10.1*  Series A Preferred Stock Purchase Agreement, dated July 3, 1997, by and among the Registrant and the Investors listed on Schedule A thereto.

      10.2*  Subsequent Closing Purchase Agreement, dated December 23, 1997, by and among the Registrant and the Investors listed on Schedule A thereto.

      10.3*  Series B Preferred Stock Purchase Agreement, dated March 12, 1998, by and among the Registrant and the Investors listed on Schedule A thereto.

      10.4*  Amended and Restated Investors' Rights Agreement, dated March 12, 1998, by and among the
               Registrant and the Investors listed on Schedule A thereto.

      10.5*  Employment Agreement between the Registrant and Catherine M. Hapka, dated June 10, 1997.

      10.6*  Employment Agreement between the Registrant and Jeffrey Blumenfeld, dated August 10, 1997.

 EXHIBITS                                                                                                        PAGE
-----------                                                                                                    ---------
      10.7*  Employment Agreement between the Registrant and James A. Greenberg, dated July 14, 1997.

      10.8*  Employment Agreement between the Registrant and Rand A. Kennedy, dated August 22, 1997.

      10.9*  Form of Indemnification Agreement between the Registrant and each of its directors.

      10.10* Form of Indemnification Agreement between the Registrant and each of its officers.

      10.11* QuickStart Loan and Security Agreement, dated October 29, 1997, between the Registrant and
               Silicon Valley Bank.

      10.12* Master Lease Agreement No. 1642 and Addendum thereto, each dated November 19, 1997, and Second
               Addendum thereto, dated as of May 19, 1998, between the Registrant and Sun Financial Group,
               Inc.

      10.13* Interconnection Agreement, dated July 1997, between the Registrant and Pacific Bell.

      10.14* Interconnection Agreement under Sections 251 and 252 of the Telecommunications Act of 1996,
               dated as of June 5, 1998, between the Registrant and Bell Atlantic -- Pennsylvania, Inc.

      10.15* Interconnection Agreement, dated as of June 3, 1998, between the Registrant and U S WEST for
               Washington.

      10.16* 1997 Stock Option/Stock Issuance Plan.

      21.1*  Subsidiaries of the Registrant.

      23.1+  Consent of PricewaterhouseCoopers LLP.

      23.2+  Consent of Brobeck, Phleger & Harrison LLP.

      24.1   Powers of Attorney (included on signature page).

      25.1*  Statement of Eligibility of Trustee on Form T-1.

      27  +  Financial Data Schedule

      99.1*  Form of Letter of Transmittal.

      99.2*  Form of Notice of Guaranteed Delivery.


------------------------

*   Previously filed.

+   Filed herewith.